                                                                    Exhibit 10.1








                                COMMON AGREEMENT


                                   dated as of


                                December 21, 2001


                                      among





                            AT&T LATIN AMERICA CORP.,



                     LATIN AMERICAN EQUIPMENT FINANCE B.V.,


                     The Administrative Agents Party Hereto,


                                       and


                           ABN AMRO TRUSTEES LIMITED,
                      as Collateral and Intercreditor Agent

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----


                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms ..................................................     1
SECTION 1.02.  Classification of Loans and Borrowings .........................    48
SECTION 1.03.  Terms Generally ................................................    48
SECTION 1.04.  Accounting Terms; GAAP .........................................    49
SECTION 1.05.  Determinations Regarding Project Cities ........................    49


                                   ARTICLE II

                                    The Loans

SECTION 2.01.  Accession of Additional Participating Credit Agreements ........    50
SECTION 2.02.  Termination or Reduction of Commitments ........................    50
SECTION 2.03.  Prepayment of Loans ............................................    51


                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.  Organization; Powers ...........................................    56
SECTION 3.02.  Authorization; Enforceability ..................................    56
SECTION 3.03.  Governmental Approvals; No Conflicts ...........................    57
SECTION 3.04.  Financial Condition; No Material Adverse Change ................    57
SECTION 3.05.  Properties .....................................................    58
SECTION 3.06.  Litigation and Environmental Matters ...........................    59
SECTION 3.07.  Compliance with Laws and Agreements ............................    60
SECTION 3.08.  Investment and Holding Company Status ..........................    60
SECTION 3.09.  Taxes ..........................................................    60
SECTION 3.10.  Disclosure .....................................................    60
SECTION 3.11.  Subsidiaries ...................................................    61
SECTION 3.12.  Insurance ......................................................    61
SECTION 3.13.  Supply Contracts ...............................................    61
SECTION 3.14.  No Immunity Defense ............................................    61

SECTION 3.15.  Ownership of Holdings ..........................................    62
SECTION 3.16.  Project Documents, etc .........................................    62
SECTION 3.17.  Withholding and Other Taxes ....................................    62
SECTION 3.18.  Ranking of Loans ...............................................    63
SECTION 3.19.  Concessions ....................................................    63
SECTION 3.20.  Build and Coverage Requirements ................................    63
SECTION 3.21.  Security Documents .............................................    63
SECTION 3.22.  Solvency .......................................................    64
SECTION 3.23.  ERISA ..........................................................    64
SECTION 3.24.  Federal Reserve Regulations ....................................    65
SECTION 3.25.  Labor Matters ..................................................    65
SECTION 3.26.  Affiliate Transactions .........................................    66
SECTION 3.27.  Local Facilities Indebtedness ..................................    66


                                   ARTICLE IV

                                   Conditions

SECTION 4.01.  Effective Date .................................................    66
SECTION 4.02.  Each Borrowing .................................................    72


                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.  Financial Statements and Other Information .....................    73
SECTION 5.02.  Notices of Material Events .....................................    76
SECTION 5.03.  Information Regarding Collateral ...............................    77
SECTION 5.04.  Existence; Conduct of Business .................................    78
SECTION 5.05.  Payment of Taxes and Other Obligations .........................    78
SECTION 5.06.  Maintenance of Properties ......................................    78
SECTION 5.07.  Insurance ......................................................    78
SECTION 5.08.  Books and Records; Inspection Rights ...........................    81
SECTION 5.09.  Compliance with Laws and Agreements; Maintenance and
                 Enforcement of Project Documents .............................    82
SECTION 5.10.  Use of Proceeds ................................................    82
SECTION 5.11.  Additional Subsidiaries ........................................    82
SECTION 5.12.  Collateral Further Assurances ..................................    82
SECTION 5.13.  Casualty and Condemnation ......................................    84
SECTION 5.14.  Hedging ........................................................    85
SECTION 5.15.  Material Contracts .............................................    86

SECTION 5.16.  AT&T Financings ................................................    86
SECTION 5.17.  Availability and Transfer of Foreign Currency ..................    86
SECTION 5.18.  Central Banks ..................................................    86
SECTION 5.19.  Notarization, Consularization and Translation ..................    87
SECTION 5.20.  Affiliate Agreements ...........................................    88
SECTION 5.21.  Supply Contracts ...............................................    88


                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.  Indebtedness; Disqualified Stock ...............................    88
SECTION 6.02.  Liens ..........................................................    91
SECTION 6.03.  Fundamental Changes ............................................    94
SECTION 6.04.  Investments, Loans, Advances, Guarantees and
                 Acquisitions; Asset Sales ....................................    94
SECTION 6.05.  Hedging Agreements .............................................    98
SECTION 6.06.  Restricted Payments; Certain Payments of Indebtedness ..........    98
SECTION 6.07.  Transactions with Affiliates ...................................   100
SECTION 6.08.  Restrictive Agreements .........................................   101
SECTION 6.09.  Limitation on Sale-Leaseback Transactions ......................   102
SECTION 6.10.  Restricted Subsidiaries ........................................   102
SECTION 6.11.  Amendment of Material Documents ................................   102
SECTION 6.12.  Business of the Loan Parties ...................................   103
SECTION 6.13.  Material Contracts .............................................   104
SECTION 6.15.  Capital Expenditures ...........................................   104
SECTION 6.16.  Maximum Ratio of Total Indebtedness to Contributed Equity ......   107
SECTION 6.17.  Maximum Ratio of Secured Indebtedness to Contributed Equity ....   107
SECTION 6.18.  Maximum Ratio of Total Indebtedness to Consolidated EBITDA .....   108
SECTION 6.19.  Minimum Fixed Charge Coverage Ratio ............................   108
SECTION 6.20.  Minimum Interest Coverage Ratio ................................   109
SECTION 6.21.  Minimum EBITDA (Maximum EBITDA Loss) ...........................   109
SECTION 6.22.  Minimum Gross Revenue ..........................................   111
SECTION 6.23.  Minimum Liquidity ..............................................   112
SECTION 6.24.  On-Network Ports ...............................................   113
SECTION 6.25.  Fiscal Year of Holdings ........................................   113
SECTION 6.26.  Aggregate Amount of Loans ......................................   114

                                   ARTICLE VII

                                Events of Default

SECTION 7.01.  Events of Default ..............................................   114


                                  ARTICLE VIII

                                  Miscellaneous

SECTION 8.01.  Notices ........................................................   119
SECTION 8.02.  Waivers; Amendments ............................................   119
SECTION 8.03.  Expenses; Indemnity; Damage Waiver .............................   122
SECTION 8.04.  Successors and Assigns .........................................   123
SECTION 8.05.  Survival .......................................................   124
SECTION 8.06.  Counterparts; Integration; Effectiveness .......................   124
SECTION 8.07.  Severability ...................................................   125
SECTION 8.08.  Right of Setoff ................................................   125
SECTION 8.09.  Governing Law; Jurisdiction; Consent to Service of Process .....   125
SECTION 8.10.  Waivers ........................................................   126
SECTION 8.11.  Headings .......................................................   127
SECTION 8.12.  Confidentiality ................................................   127
SECTION 8.13.  Designation of Unrestricted Subsidiaries .......................   128
SECTION 8.14.  Interest Rate Limitation .......................................   129
SECTION 8.15.  Judgment Currency ..............................................   129



SCHEDULES:
Schedule 1.01(b)  -- Unrestricted Subsidiaries
Schedule 1.01(c)  -- Subordination Terms
Schedule 1.01(d)  -- Local Facilities Indebtedness
Schedule 1.01(e)  -- "Change in Control" Documents
Schedule 1.01(f)  -- Non-Competitors of Suppliers
Schedule 1.01(g)  -- Local Security Documents
Schedule 1.01(h)  -- Interconnection Agreements
Schedule 1.01(i)  -- Existing AT&T Financings
Schedule 3.03     -- Governmental Approvals
Schedule 3.05     -- Real Property
Schedule 3.11     -- Subsidiaries

Schedule 3.12     -- Existing Insurance
Schedule 3.15     -- Ownership of Holdings
Schedule 3.16     -- Project Documents
Schedule 3.19     -- Concessions
Schedule 3.20     -- Build and Coverage Requirements
Schedule 3.26     -- Affiliate Transactions
Schedule 6.01     -- Existing Indebtedness
Schedule 6.02     -- Existing Liens
Schedule 6.04(a)  -- Existing Investments
Schedule 6.04(b)  -- Existing Loans and Advances
Schedule 6.08     -- Existing Restrictions
Schedule 6.12(c)  -- Existing Contracts of Holdings
Schedule 8.02     -- Amendment/Waiver Covenant Level Restrictions



EXHIBITS:

Exhibit A          --    Form of Collateral Agency and Intercreditor
                           Agreement
Exhibit B          --    Form of Indemnity, Subrogation and
                           Contribution Agreement
Exhibit C          --    Form of Holdings Guarantee Agreement
Exhibit D          --    Form of Perfection Certificate
Exhibit E          --    Form of U.S. Pledge Agreement
Exhibit F          --    Form of U.S. Security Agreement
Exhibit G          --    Form of Forbearance Agreement
Exhibit H          --    Form of Subsidiary Guarantee Agreement
Exhibit I          --    Form of Subordination Agreement
Exhibit J          --    Form of Holdings Counterparty Consent

                           COMMON AGREEMENT dated as of December 21, 2001, among
                  AT&T LATIN AMERICA CORP., a Delaware corporation, LATIN AMERICAN EQUIPMENT FINANCE B.V., a limited liability company ("besloten vennootschap met beperkte aansprakelijkheid") organized under the laws of the Netherlands, the ADMINISTRATIVE AGENTS party hereto, and ABN AMRO TRUSTEES LIMITED, as Collateral and Intercreditor Agent.


                  Holdings (such term, and each other capitalized term used in this preliminary statement, having the meaning assigned to it in Section 1.01 of this Agreement) desires to install and operate the Project and is entering into the Supply Contracts in order to obtain equipment and services necessary for the Project. In order to obtain financing for the Project, Holdings and the Borrower are entering into the Initial Participating Credit Agreements. The parties to each Initial Participating Credit Agreement desire to enter into this Agreement in order to provide for certain terms and conditions that will be applicable to each Initial Participating Credit Agreement (as well as Additional Participating Credit Agreements, as provided herein). Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                  Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:


                  "Additional Jurisdiction" means any jurisdiction other than the United States, the Netherlands, the Project Countries and any political subdivision of any of them.

                  "Additional Participating Credit Agreement" means any loan agreement entered into by the Borrower for the sole purpose of borrowing loans that will constitute Permitted Senior Secured Indebtedness; provided that:

                  (i) the Administrative Agent under such loan agreement shall, on behalf of the Lender Group thereunder, become a party to this Agreement and the Collateral Agency Agreement; and

                  (ii) complete copies of such loan agreement and any related agreements (other than any fee letters and other related agreements that are subject to express confidentiality agreements restricting disclosure thereof, provided such agreements are customarily subject to such confidentiality agreements) shall be delivered to all the Agents (and any Lenders that request copies thereof) under the other Participating Credit Agreements.

                  "Administrative Agent" means (a) each Person that is serving as Administrative Agent for, or similar representative for, a Lender Group under a Participating Credit Agreement, in its capacity as such agent or representative, or (b) in the case of any Participating Credit Agreement under which there is only one Lender (and no such agent or representative), such Lender.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the avoidance of doubt, AT&T and each of its consolidated subsidiaries shall be deemed to constitute an Affiliate of each Loan Party unless and until AT&T transfers all the Equity Interests of Holdings Controlled by it to a Permitted Transferee. A natural person shall not be construed to be an Affiliate of a Person solely because such natural person is a director or officer of such Person.

                  "Agency Capital Market Transaction" means any financing provided to one or more of the Loan Parties by (or with credit support from) an export credit agency to the extent that (i) such financing is arranged by any of the Suppliers or (ii) the terms thereof require the proceeds thereof be used to reduce or repay existing Indebtedness of one or more of the Loan Parties.

                  "Agents" means the Administrative Agents and the Collateral Agent.

                  "Argentina" means The Republic of Argentina.

                  "Argentine Guarantee Agreement" means a Guarantee Agreement among each Argentine Subsidiary and the Collateral Agent, reasonably satisfactory in form and substance to the Initial Lenders, providing for the Guarantee by the Argentine Subsidiaries.

                  "Argentine Operating Subsidiary" means AT&T Argentina S.A., a sociedad anonima organized under the laws of Argentina.

                  "Argentine Security Documents" means the agreements and documents described on Schedule 1.01(g) under the caption "Argentina" (in form and substance reasonably satisfactory to the Initial Lenders) and each security agreement or other instrument or document executed and delivered pursuant to
Section 5.11 or 5.12 or otherwise to secure any of the Obligations in respect of
(a) Collateral located in Argentina and (b) Equity Interests of any Person incorporated or organized under the laws of Argentina or any political subdivision thereof that constitute Collateral.

                  "Argentine Subsidiaries" means the Argentine Operating Subsidiary and each other Restricted Subsidiary organized under the laws of Argentina or any political subdivision thereof.

                  "AT&T" means AT&T Corp., a New York corporation.

                  "AT&T Credit Facilities" means credit facilities providing for loans to be made by AT&T to Holdings (or, subject to the last paragraph of Section 6.01, a Restricted Subsidiary), in an aggregate principal amount equal to $398,000,000, that will refinance and replace $398,000,000 principal amount of the Existing AT&T Financings (other than the Series B Preferred Stock).

                  "AT&T Financing Documents" means (a) the agreements evidencing or otherwise relating to the AT&T Credit Facilities and the Supplemental Agreement Facility and (b) the Certificate of Designation evidencing or otherwise relating to the Series B Preferred Stock.

                  "AT&T Subordination Agreement" means the Subordination Agreement among AT&T, the other Subordinated Creditors (as defined therein) party thereto, the Loan Parties and the Collateral Agent, substantially in the form of Exhibit I.

                  "AT&T Successor" has the meaning assigned to such term in the definition of Permitted Holder.

                  "Availability Termination Date" means June 29, 2004.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" means Latin American Equipment Finance B.V., a Netherlands limited liability company.

                  "Borrowing" means a Loan or group of Loans of the same Class and Type, made, converted or continued on the same date and, in the case of LIBOR Loans (as defined in any Participating Credit Agreement), as to which a single Interest Period (as defined in any Participating Credit Agreement) is in effect.

                  "Brand License Agreements" means (a) the Service Mark License Agreement dated as of November 18, 1999, between AT&T and Holdings, as successor to Kiri Inc.,(b) the Regional Vehicle Agreement dated as of August 28, 2000, between AT&T and Holdings, as successor to Kiri Inc. and (c) any sublicenses of the foregoing agreements to Restricted Subsidiaries and any licenses made directly by AT&T or one of its Affiliates to Restricted Subsidiaries with respect to the intellectual property licensed under the agreements described in clauses (a) and (b) above.

                  "Brazil" means the Federative Republic of Brazil.

                  "Brazilian Debentures" means the debentures of the Brazilian Operating Subsidiary denominated in Brazilian reais in an aggregate principal amount the Dollar Equivalent of which does not exceed (as of the date of issuance) $155,000,000; provided that (a) the Indebtedness in respect of such debentures is unsecured (except with respect to a Permitted Interest Reserve Account) and is not Guaranteed by any Loan Party, (b) the Indebtedness in respect of such debentures is subordinated to the Obligations on terms no less favorable to the Lenders than those set forth in Schedule 1.01(c), (c) if such debentures are denominated in a currency that is not Dollars, then Holdings or the issuer of such debentures shall have hedged, on terms reasonably satisfactory to the Requisite Lenders, any currency exchange exposure relating to the risk that the limitation on AT&T's obligations under the Supplemental Agreement to fund in Dollars could be insufficient to refinance such debentures when due and (d) the terms of such debentures are reasonably satisfactory to the Requisite Lenders (it being understood that (i) the determination by any Lender that any such terms are not satisfactory shall be deemed reasonable if such terms would not be permitted in respect of Permitted High-Yield Indebtedness pursuant to clause (f) of the definition of "Permitted High-Yield Indebtedness" and (ii) the terms described in Schedule 1.01(h) to the Disclosure Letter are satisfactory).

                  "Brazilian Debenture Refinancing Indebtedness" means Indebtedness (other than Indebtedness under the Supplemental Agreement Facility) of Holdings or the Brazilian Operating Subsidiary refinancing or replacing Indebtedness outstanding under clause (g) of Section 6.01; provided that, if such Indebtedness is not Permitted High-Yield Indebtedness, such Indebtedness shall (a) satisfy all the requirements and conditions required to be satisfied by the Brazilian Debentures pursuant to the proviso to the definition of the term "Brazilian Debentures" and (b) have the benefit of the Supplemental Agreement.

                  "Brazilian Operating Subsidiary" means AT&T do Brasil S.A., a sociedade anonima organized under the laws of Brazil.

                  "Brazilian Security Documents" means the agreements and documents described on Schedule 1.01(g) under the caption "Brazil" (in form and substance reasonably satisfactory to the Initial Lenders) and each security agreement or other instrument or document executed and delivered pursuant to
Section 5.11 or 5.12 or otherwise to secure any of the Obligations in respect of
(a) Collateral located in Brazil and (b) Equity Interests of any Person incorporated or organized under the laws of Brazil or any political subdivision thereof that constitute Collateral.

                  "Budget" means, with respect to any fiscal year, the budget of Holdings, the Borrower and the Restricted Subsidiaries for such fiscal year on a monthly basis, accompanied by a discussion and analysis in reasonable detail, including as to any material assumptions underlying such budget, prepared by senior management of Holdings related to such fiscal year.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Amsterdam, the Netherlands, are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Loan (as defined in any Participating Credit Agreement), the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "Business Plan" means the seven-year consolidated business plan of Holdings dated December 13, 2001, in the form approved by the Initial Lenders prior to the date hereof.

                  "Capital Expenditures" means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of Holdings, the Borrower and the Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP

(including, in any event, any expenditures during such period in respect of the acquisition or use of any intellectual property, license or Governmental Approval, to the extent such expenditure is capitalized rather than expensed) and (b) Capital Lease Obligations incurred by Holdings, the Borrower and the Restricted Subsidiaries during such period; provided that assets acquired pursuant to a Permitted Business Acquisition shall not constitute a "Capital Expenditure".

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Markets Percentage" means:

                  (a) with respect to any Debt Capital Market Transaction, (i) 50% or (ii) 25%, if (A) the third anniversary of the Effective Date has occurred and (B) after giving pro forma effect to the applicable Debt Capital Market Transaction and any related repayment of Indebtedness, the Leverage Ratio is less than or equal to 5.00 to 1.00; or

                  (b) with respect to any Equity Capital Market Transaction, (i) prior to the third anniversary of the Effective Date, (A) until the aggregate Net Proceeds of all Equity Capital Market Transactions consummated on or after the Effective Date exceed $250,000,000, 0%, (B) thereafter until the aggregate Net Proceeds of all Equity Capital Market Transactions consummated on or after the Effective Date exceed $400,000,000, 20%, and (C) thereafter, 50% and (ii) on or after the third anniversary of the Effective Date(A) 50% or (B) 25%, if, after giving pro forma effect to the applicable Equity Capital Market Transaction and any related repayment of Indebtedness, the Leverage Ratio is less than or equal to 5.00 to 1.00; or

                  (c) with respect to any Agency Capital Market Transaction,
100%.

                  "Capital Market Transaction" means any Debt Capital Market Transaction, Equity Capital Market Transaction or Agency Capital Market Transaction.

                  "Central Bank" means the central bank of any Project Country.

                  "Change in Control" means (a) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election or whose nomination for election by the shareholders of Holdings was approved by a vote of at least a majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or who are designees of any Permitted Transferee) cease for any reason other than due to death or disability to constitute a majority of the Board of Directors of Holdings then in office; (b) the occurrence of a "Change in Control" under any of the documents listed on Schedule 1.01(e) hereto (as amended from time to time) or any similar event, howsoever named, that results in a default or acceleration of obligations under, or any requirement to purchase or redeem, or make an offer to purchase or redeem, any Material Indebtedness (other than the Existing AT&T Financings and any Subordinated AT&T Indebtedness); (c) at any time (i) the Permitted Holders thereof cease to be the "beneficial owner" or "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act), directly, of more than the Minimum Voting Percentage of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings or
(ii) the failure by AT&T, the AT&T Successor and any Permitted Transferees (collectively) to be the "beneficial owner" or "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than the Minimum Economic Percentage of the aggregate equity value represented by the issued and outstanding Equity Interests of Holdings; (d) at any time any Permitted Holder sells or disposes (except to another Permitted Holder and except pursuant to a contractual commitment entered into when such sale or transfer would otherwise have been permitted by clause (c) of this definition) of any Equity Interests of Holdings when (i) the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings (giving effect to Indebtedness incurred or repaid through the date of such sale or disposition) is greater than 5.00 to 1.00 and (ii) following such sale or disposition, (A) the Permitted Holders directly hold Equity Interests in Holdings representing less than 50% of the aggregate ordinary voting power represented by all of the issued and outstanding Equity Interests of Holdings or (B) AT&T, the AT&T Successor and any Permitted Transferees (collectively), directly or indirectly, hold Equity Interests in Holdings representing less than 25% of the aggregate equity value represented by all of the issued and outstanding Equity Interests of Holdings;
(e) at any time any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" or "beneficial owners" (as defined in clause (c) above) of a greater percentage of the total voting power represented by the issued and outstanding Equity Interests of Holdings than the percentage of such voting power held, directly or indirectly, by the Permitted Holders; or (f) at any time Holdings ceases to Control the Borrower. For the purposes of determining compliance with clause (c)(ii) or (d)(ii)(B) of the previous sentence, if any Permitted Holder other than AT&T, the AT&T Successor or a Permitted Transferee holds Equity Interests in Holdings, the portion of such Permitted Holder's percentage of the aggregate equity value of the issued and outstanding Equity Interests of Holdings deemed to be held by AT&T, the AT&T Successor or such Permitted Transferee, as applicable, shall be equal to the product of (a) the percentage of the aggregate equity value of the issued and outstanding Equity Interests of such Permitted Holder held (directly or indirectly, determined as provided in this sentence) by AT&T, the AT&T Successor or such Permitted Transferee, as applicable, and (b) the percentage of the aggregate equity value of the issued and outstanding Equity Interests of Holdings held by such Permitted Holder (expressed as a decimal).

                  "Chile" means the Republic of Chile.

                  "Chilean Guarantee Agreement" means a Guarantee Agreement among each Chilean Subsidiary and the Collateral Agent, reasonably satisfactory in form and substance to the Initial Lenders, providing for a Guarantee of the Obligations by the Chilean Subsidiaries in accordance with the laws of Chile.

                  "Chilean Operating Subsidiaries" means AT&T Chile Long Distance S.A., a stock corporation ("sociedad anonima abierta") organized under the laws of Chile, AT&T Chile Network, S.A., a stock corporation ("sociedad anonima abierta") organized under the laws of Chile, and AT&T Chile Telephony S.A., a closely held stock corporation ("sociedad anonima cerrada") organized under the laws of Chile.

                  "Chilean Security Documents" means the agreements and documents described on Schedule 1.01(g) under the caption "Chile" (in form and substance reasonably satisfactory to the Initial Lenders) and each security agreement or other instrument or document executed and delivered pursuant to
Section 5.11 or 5.12 or otherwise to secure any of the Obligations in respect of
(a) Collateral located in Chile and (b) Equity Interests of any Person incorporated or organized under the laws of Chile or any political subdivision thereof that constitute Collateral.

                  "Chilean Subsidiaries" means the Chilean Operating Subsidiaries and each other Restricted Subsidiary organized under the laws of Chile.

                  "Cisco" means Cisco Systems Capital Corporation and, if the context so requires, Cisco Systems, Inc.

                  "Cisco Credit Agreement" means the Credit Agreement dated as of the date hereof among Holdings, the Borrower, the Lenders thereunder (including Cisco, as Initial Lender thereunder) and Bankers Trust Company, as Administrative Agent. The Cisco Credit Agreement relates to the Cisco Supply Contract and any provision herein that refers to a Participating Credit Agreement and its related Supply Contract shall be construed accordingly.

                  "Cisco Supply Contract" means the Supply Contract to be entered into by Cisco and Holdings and such Restricted Subsidiaries as may be party thereto, in form and substance reasonably satisfactory to Cisco.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Loans or Tranche B Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Tranche A Commitment or Tranche B Commitment.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means (a) any and all "Collateral" as defined in any applicable Security Document and (b) any and all other assets of whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising in which the Collateral Agent or the Lenders have been granted a Lien or security interest, or that have been assigned to the Collateral Agent or the Lenders, in each case pursuant to any of the Security Documents.

                  "Collateral Agency Agreement" means the Collateral Agency and Intercreditor Agreement among Holdings, the Borrower, the Collateral Agent and the Administrative Agents, substantially in the form of Exhibit A.

                  "Collateral Agent" shall have the meaning assigned to such term in the Collateral Agency Agreement.

                  "Collateral and Guarantee Requirement" means the requirement that:

                  (a) the Collateral Agent shall have received (i) from Holdings, a counterpart of the Holdings Guarantee Agreement duly executed and delivered on behalf of Holdings, (ii) from each Restricted Subsidiary (other than any Colombian Subsidiary or Argentine Subsidiary), a counterpart of the Subsidiary Guarantee Agreement duly executed and delivered on behalf of such Restricted Subsidiary, (iii) from each Argentine Subsidiary, a counterpart of the Argentine Guarantee Agreement duly executed and delivered on behalf of such Argentine Subsidiary and (iv) from each Chilean Subsidiary, a counterpart of the Chilean Guarantee Agreement duly executed and delivered on behalf of such Chilean Subsidiary;

                  (b) the Collateral Agent shall have received from each Colombian Subsidiary, a counterpart of the Colombian Funding Agreement duly executed and delivered on behalf of such Colombian Subsidiary;

                  (c) the Collateral Agent shall have received from each Loan Party (other than any Colombian Subsidiary) a counterpart of the Indemnity, Subrogation and Contribution Agreement duly executed and delivered on behalf of each such Loan Party; provided that the Argentine Subsidiaries shall not be required to so execute and deliver the Indemnity, Subrogation and Contribution Agreement if they enter into another Loan Document reasonably satisfactory to the Agents that accomplishes substantially the same purposes as the Indemnity, Subrogation and Contribution Agreement;

                  (d) the Collateral Agent shall have received (i) from each Loan Party that is incorporated or organized under the laws of the United States or any political subdivision thereof or that owns any Equity Interests in any Person that is incorporated or organized under the laws of the United States or any political subdivision thereof that would constitute Collateral if such Loan Party executed the U.S. Pledge Agreement, a counterpart of the U.S. Pledge Agreement duly executed and delivered on behalf of such Loan Party, (ii) from each Loan Party that is incorporated or organized under the laws of the United States or any political subdivision thereof or that owns any assets located in the United States or any political subdivision thereof that would constitute Collateral if such Loan Party executed the U.S. Security Agreement, a counterpart of the U.S. Security Agreement duly executed and delivered on behalf of such Loan Party, (iii) from each Loan Party that is incorporated or organized under the laws of Argentina or any political subdivision thereof or owns any Equity Interests in a Person that is incorporated or organized under the laws of Argentina or any political subdivision thereof or owns any assets located in Argentina that would constitute Collateral if such Loan Party executed any Argentine Security Document, counterparts of the applicable Argentine Security Documents duly executed and delivered on behalf of such Loan Party, (iv) from each Loan Party that is incorporated or organized under the laws of Brazil or any political subdivision thereof or that owns any Equity Interests in a Person that is incorporated or organized under the laws of Brazil or any political subdivision thereof or owns any assets located in Brazil that would constitute Collateral if such Loan Party executed any Brazilian Security Document, counterparts of the applicable Brazilian Security Documents duly executed and delivered on behalf of such Loan Party, (v) from each Loan Party that is incorporated or organized under the laws of Chile or owns any Equity Interests in a Person that is incorporated or organized under the laws of Chile or owns any assets located in Chile that would constitute Collateral if such Loan Party executed any Chilean Security Document, counterparts of the applicable Chilean Security Documents, duly executed and delivered on behalf of such Loan Party, (vi) from each Loan Party that is incorporated or organized under the laws of Colombia or any political subdivision thereof or owns any Equity Interests in a Person that is incorporated or organized under the laws of Colombia or any political subdivision thereof or owns any assets located in Colombia that would constitute Collateral if such Loan Party executed any Colombian Security Document, counterparts of the applicable Colombian Security Documents duly executed and delivered on behalf of such Loan Party, (vii) from each Loan Party that is incorporated or organized under the laws of the Netherlands or any political subdivision thereof or owns any Equity Interests in a Person that is incorporated or organized under the laws of the Netherlands or owns any assets located in the Netherlands that would constitute Collateral if such Loan Party executed any Netherlands Security Document, counterparts of the applicable Netherlands Security Documents duly executed and delivered on behalf of such Loan Party and (viii) from each Loan Party that is incorporated or organized under the laws of Peru or any political subdivision thereof or owns any Equity Interests in a Person that is incorporated or organized under the laws of Peru or any political subdivision thereof or owns any assets located in Peru that would constitute Collateral if such Loan Party executed any Peruvian Security Document, counterparts of the applicable Peruvian Security Documents duly executed and delivered on behalf of such Loan Party;

                  (e) all outstanding Equity Interests of the Borrower and of each Subsidiary (whether or not a Restricted Subsidiary) owned, in the case of each Subsidiary, directly by or directly on behalf of any Loan Party shall have been pledged pursuant to the applicable Security Document and either (i) the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together (except with respect to Equity Interests of a Subsidiary organized under the laws of Chile) with stock powers or other instruments of transfer with respect thereto endorsed in blank or
         (ii) such other action shall have been taken as necessary to perfect the security interest granted to the Collateral Agent in such Equity Interests; provided that no Loan Party shall be required to pledge Equity Interests of any Unrestricted Subsidiary or Strategic Investment to the extent that (A) the pledge of such Equity Interests is prohibited by the terms of the contractual arrangements relating to the initial formation or initial financing of such Unrestricted Subsidiary or the initial investment in such Strategic Investment or (B) at the time such Unrestricted Subsidiary is created or acquired or such Strategic

         Investment is made, a Financial Officer shall have delivered to the Lenders a certificate stating that Holdings has determined in good faith that the pledge of such Equity Interests is reasonably likely to prevent the consummation of future material financing arrangements required by such Unrestricted Subsidiary or the entity in which such Strategic Investment is made and setting forth the reasons for such determination, and, in the case of clauses (A) and (B) above, the applicable Loan Party shall use commercially reasonable efforts to have the Equity Interests in such Unrestricted Subsidiary or Strategic Investment held by a limited purpose intermediate holding company of which all the Equity Interests are pledged as contemplated by this clause (e);

                  (f) all Indebtedness (of the type described in clause (a), (b), (c) or (d) of the definition of Indebtedness) that is owing to any Loan Party (excluding (i) any Indebtedness of a Chilean Subsidiary owing to another Chilean Subsidiary, (ii) any Indebtedness of any director, officer or employee of any Loan Party that is outstanding as of the Closing Date and set forth on Schedule 6.04(b) and (iii) other Indebtedness in an aggregate principal amount not exceeding $50,000 at any time) shall be evidenced by a promissory note and shall have been pledged pursuant to the applicable Security Document or (in the case of any Chilean Subsidiary)endorsed as Collateral (unless so evidencing such Indebtedness with a promissory note shall give rise to material Taxes or other costs that can be avoided by not so evidencing such Indebtedness; provided that the Loan Parties take such steps and execute such documents as any Agent reasonably requests to ensure that such Indebtedness is subject to a perfected Lien in favor of the Collateral Agent), and either (A) the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank or (B) such other action shall have been taken as necessary to perfect the security interest granted to the Collateral Agent in such Indebtedness;

                  (g) all documents, instruments, registrations, filings, publications and annotations required by Argentine, Brazilian, Chilean, Colombian, Netherlands, Peruvian, United States or other applicable law, as applicable, or reasonably requested by any Agent to be filed, registered, recorded, annotated, published or delivered to create the Liens intended to be created by the Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered, recorded, annotated, published or delivered to the Collateral Agent for filing, registration, annotating, publishing or recording;

                  (h) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner or lease holder of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company reasonably satisfactory to the Administrative Agents insuring the Lien of each such Mortgage in respect of a Mortgaged Property located in the United States or, if reasonably requested by any of the Agents and customary in the applicable jurisdiction, outside the United States as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as any Agent or Supplier may reasonably request, (iii) such surveys, abstracts, appraisals, legal opinions and other documents as any Agent reasonably requests with respect to any such Mortgage or Mortgaged Property, (iv) counterparts of Mortgages duly executed by the relevant lessee in respect of the leased properties identified on Schedule 3.05 at which are located tangible assets with a fair market value in excess of $1,000,000, to the extent obtainable through the use of commercially reasonable best efforts, and (v) counterparts of Mortgages duly executed by the relevant lessee in respect of each lease entered into by a Loan Party, as lessee, after the Closing Date, to the extent required by Section 5.12(d);

                  (i) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Guarantee Agreements and Security Documents to which it is a party, and, in the case of a Colombian Subsidiary, the Colombian Funding Agreement, the performance of its obligations thereunder and the granting by it of the Liens under such Security Documents, other than (i) in the case of the Brazilian Operating Subsidiary, the prior approval of the Central Bank of Brazil authorizing the remittance of hard currency abroad by the Brazilian Operating Subsidiary to fulfill its obligations under the applicable Security Documents to which it is a party and (ii) any such consent or approval that is expressly contemplated by the relevant Security Document or Guarantee Agreement or the Colombian Funding Agreement, as applicable, to be obtained at a date later than the relevant date on which satisfaction of the Collateral and Guarantee Requirement is required;

                  (j) in the case of any Restricted Subsidiary (other than a Colombian Subsidiary) acquired by any Loan Party after the Effective Date, such Restricted Subsidiary shall execute a supplement to the Subsidiary Guarantee Agreement, the Indemnity, Contribution and Subrogation Agreement and each applicable Security Document, in the form specified therein;

                  (k) in the case of any Colombian Subsidiary formed or acquired by any Loan Party after the Effective Date, such Colombian Subsidiary shall execute the Colombian Funding Agreement and each applicable Security Document, in the form specified therein;

                  (l) in the case of any Loan Party that (i) is organized under the laws of any Additional Jurisdiction or (ii) owns or acquires any assets located in any Additional Jurisdiction or any Equity Interests in any Person organized under the laws of any Additional Jurisdiction, such Loan Party shall (A) deliver to the Collateral Agent counterparts of all such security agreements and other instruments and agreements as any Agent may reasonably request to create and perfect Liens securing the Obligations over all such assets and Equity Interests, (B) file, register or record all documents, instruments, filings, registrations and annotations required by the laws of such Additional Jurisdiction or reasonably requested by any Agent to create, perfect or ensure the priority of the Liens described in subclause (A) of this paragraph and
         (C) obtain all consents and approvals required in connection with the execution of the security documents described in subclause (A) of this paragraph for the creation and perfection of the Liens created thereby; and

                  (m) the Collateral Agent will have received a copy of an acknowledgment or other evidence from each applicable Governmental Authority or public registry, as the case may be, in form and substance reasonably satisfactory to the Administrative Agents, regarding the registration of the security interest on the Collateral pursuant to the Collateral and Guarantee Requirement, in each case to the extent customarily obtained;

provided that, notwithstanding the foregoing, the Loan Parties shall not be required to pledge any Equity Interests in any Unrestricted Subsidiary listed on
Schedule 1.01(b) unless any such Unrestricted Subsidiary or Unrestricted Subsidiaries have not been liquidated within six months after the Effective Date, in which case Equity Interests in such Unrestricted Subsidiaries shall be pledged at such time.

                  "Colombia" means the Republic of Colombia.

                  "Colombian Funding Agreement" means a Funding Agreement among each Colombian Subsidiary and the Collateral Agent, reasonably satisfactory in form and substance to the Initial Lenders, providing for (a) the obligations of the Colombian Subsidiaries to fund Obligations owed by other Loan Parties and
(b) subordination of inter-company obligations to the Obligations in a manner substantially the same as the subordination provisions contained in the Indemnity, Subrogation and Contribution Agreement.

                  "Colombian Obligations" has the meaning assigned to such term in any Colombian Security Document.

                  "Colombian Operating Subsidiary" means AT&T Colombia S.A., a sociedad anonima organized under the laws of Colombia.

                  "Colombian Security Documents" means the agreements and documents described on Schedule 1.01(g) under the caption "Colombia" (in form and substance reasonably satisfactory to the Initial Lenders) and each security agreement or other instrument or document executed and delivered pursuant to
Section 5.11 or 5.12 or otherwise to secure any of the Colombian Obligations in respect of (a) Collateral located in Colombia and (b) Equity Interests of any Person incorporated or organized under the laws of Colombia or any political subdivision thereof that constitute Collateral.

                  "Colombian Subsidiaries" means the Colombian Operating Subsidiary and each other Restricted Subsidiary organized under the laws of Colombia or any political subdivision thereof.

                  "Commitment" means the commitment of any Lender to make loans under any Participating Credit Agreement.

                  "Competitor" means (a) with respect to Holdings and the Operating Subsidiaries, any Person that (i) is primarily engaged in the business of providing fixed, broadband telecommunications services to end-users in one or more Project Countries and (ii) derives at least $5,000,000 in annual revenues from the provision of such services and (b) with respect to any Supplier, any Person engaged in the business of producing or selling telecommunications equipment that, in such Supplier's reasonable, good faith judgment, performs substantially the same function as equipment produced or sold by such Supplier; provided that any Person listed on Schedule 1.01(f) hereto with respect to any Supplier shall not constitute a "Competitor" with respect to such Supplier; provided further that any Supplier may amend such Schedule by written notice to Holdings.

                  "Concession" means each license, permit, concession or other permission or authorization of any Governmental Authority in any Project Country that is necessary for or otherwise material to the ownership, build-out, maintenance or operation of the Network or the provision of Permitted Services; provided that the term "Concession" shall not include any building, construction, zoning or similar license or permit.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period and (iii) all amounts attributable to depreciation and amortization for such period; provided that there shall be excluded from the Consolidated EBITDA for such period without duplication and to the extent included in determining Consolidated Net Income, (a) the Consolidated EBITDA (whether positive or negative) of any Person, property, business or asset sold, transferred or otherwise disposed of (including businesses discontinued during such period) by any Loan Party during or subsequent to the end of such period based on the actual Consolidated EBITDA of such Person, property or business for such period (including the portion thereof occurring prior to such sale, transfer or disposition), (b) any extraordinary gains or losses, (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, (d) any net gain or loss on the sale or other disposition, other than in the ordinary course of business, of Equity Interests and other investments and any related charges for Taxes (other than any value-added or similar Taxes, to the extent recoverable by the applicable Loan Party), (e) any net gain or loss arising from the collection of the proceeds of any insurance policy, (f) any write-up of any asset, (g) any non-cash write-down of any asset (other than inventory, accounts receivable or other current assets), (h) any net gain resulting from the extinguishment or defeasance of any Indebtedness and (i) any currency translation gains or losses. Any Designated Acquired Assets or business conducted with Designated Acquired Assets shall not be excluded in calculating Consolidated EBITDA prior to the date sold or otherwise disposed of, regardless of whether accounted for as a discontinued operation that would permit exclusion thereof in accordance with GAAP.

                  "Consolidated Fixed Charges" means, for any period, the sum of
(a) Consolidated Interest Expense for such period, (b) Capital Expenditures during such period, (c) Tax payments (other than payments with respect to any value-added or similar Taxes, to the extent recoverable by the applicable Loan Party) made by Holdings, the Borrower or any Restricted Subsidiary during such period, and (d) scheduled principal payments of Long-Term Indebtedness made by Holdings, the Borrower or any Restricted Subsidiary during such period to any Person other than a Loan Party, and prepayments of any such Indebtedness during such period to the extent that such prepayments reduced scheduled principal payments that would have been due within 12 months after the date that such prepayments were made, except to the extent that such prepayments are financed with the proceeds of Long-Term Indebtedness.

                  "Consolidated Interest Expense" means, for any period, the interest expense (including the interest component in respect of Capital Lease Obligations), net of interest income, accrued by Holdings, the Borrower and the Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP, but excluding any such interest expense in respect of the Subordinated AT&T Indebtedness.

                  "Consolidated Net Income" means, for any period, the consolidated net income or loss of Holdings, the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such determination (a) the income or loss of any Unrestricted Subsidiary and any other Person (other than the Borrower or a Restricted Subsidiary) in which any other Person (other than Holdings, the Borrower or a Restricted Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except that any such income may be included to the extent of the amount of dividends or other distributions actually paid to Holdings, the Borrower or any of the Restricted Subsidiaries during such period and (b) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings or any Restricted Subsidiary or the date that such Person's assets are acquired by Holdings or any Restricted Subsidiary.

                  "Contributed Equity" means, at any time, the sum (without duplication) of (a) $169,509,000 plus (b) the aggregate principal amount of Subordinated AT&T Indebtedness outstanding at such time plus (c) the aggregate amount of increases to the shareholders' equity of Holdings after the date of this Agreement and prior to such time attributable to the issuance of Equity Interests by or capital contributions to Holdings minus (d) the aggregate amount of decreases to the shareholders' equity of Holdings after the date of this Agreement attributable to Restricted Payments; provided that "Contributed Equity" shall not include any increase in shareholders' equity described in clause (c) above or any increase in the principal amount of Subordinated AT&T Indebtedness after the date of this Agreement, in each case to the extent that the consideration received by Holdings therefor did not consist of either (i) cash or (ii) tangible assets (other than assets acquired pursuant to a Permitted Business Acquisition) that (A) are transferred to a Restricted Subsidiary for use in the Network, (B) become Collateral and (C) would have been acquired by a Restricted Subsidiary pursuant to a Capital Expenditure permitted hereunder if cash had been received by Holdings as consideration therefor. Any assets referred to in clause (ii) shall be valued at the lesser of the cost or fair market value of such assets at the time received by Holdings.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "CPE" means telecommunications equipment that is owned (or leased under a capital lease) by a Loan Party and located on the premises of any customer of a Loan Party for the purpose of connecting such customer's network to the Network or enabling such customer to purchase Permitted Services from a Loan Party; provided that
(a) such telecommunications equipment is not connected to the network of, or used to service, more than one customer and (b) if the book value of all such telecommunications equipment with respect to any single customer that is located in a single building shall exceed $10,000 in the aggregate, then such equipment shall not constitute "CPE".

                  "Customer" means a customer of any Loan Party, including such customers who have a direct contractual relationship with a Loan Party and such customers whose contractual relationship with a Loan Party is indirect through agents, content providers, distributors, resellers, other telecommunications-service providers, and all other indirect sales channels.

                  "Customer Contract" means any service agreement or similar arrangement pursuant to which Holdings or any Restricted Subsidiary provides any services described in clause (b), (c) or (d) of the definition of the term "Project" to Persons other than Affiliates of Holdings.

                  "Debt Capital Market Transaction" means any incurrence of Indebtedness in any public or private placement or offering by any Loan Party, excluding (a) any Indebtedness permitted by Section 6.01 (other than pursuant to clauses (j) and (k) thereof) and (b) any Permitted High-Yield Indebtedness that constitutes Brazilian Debenture Refinancing Indebtedness.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Designated Acquired Assets" means assets acquired pursuant to a Permitted Business Acquisition (or comprising a business unit or division acquired pursuant to a Permitted Business Acquisition) that are clearly identified, by written notice to the Administrative Agents prior to the date of consummation of such Permitted Business Acquisition, as being intended for sale promptly after consummation of such Permitted Business Acquisition.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in the Disclosure Letter.

                  "Disclosure Letter" means the disclosure letter dated the date hereof from Holdings to the Administrative Agents and the Lenders.

                  "Disqualified Stock" means any Equity Interest of Holdings, the Borrower or any Restricted Subsidiary which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock, (c) requires the payment of dividends other than dividends payable solely in additional Equity Interests of Holdings (other than Disqualified Stock) or (d) is redeemable or subject to required repurchase at the option of the holder thereof, in whole or in part.

                  "Dollar Equivalent" means with respect to any sum denominated in any currency other than Dollars (an "Alternative Currency"), the product of
(a) such sum and (b) the rate at which such Alternative Currency can be exchanged into Dollars as set forth on the applicable Reuters World Spot Page at 11:00 a.m., New York City time, on the day on which such calculation is required to be made; provided that if such rate is not set forth on the applicable Reuters World Spot Page at such time, then such rate as shall be quoted by any commercial bank or other financial institution of international standing that regularly quotes exchange rates in the applicable currency, as selected by the Administrative Agents.

                  "Dollars" or "$" refers to lawful money of the United States.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Capital Market Transaction" means any issuance or sale by any Loan Party of any Equity Interests of any Loan Party (including by way of capital contribution), except (a) any such issuance or sale to another Loan Party (including by way of capital contribution), (b) any such issuance or sale of Equity Interests in Holdings to a Permitted Holder, (c) any such issuance or sale of directors' qualifying shares (or similar shares required by law), (d) any such issuance or sale of Equity Interests in Holdings pursuant to management, employee or director compensation plans, (e) any such issuance or sale of Equity Interests in Holdings that is negotiated on an individual basis (or on the basis of co-investment by a small group of investors) with any private equity investment firm, venture capital investor or other strategic investor, in each case for investment purposes and without a view towards resale, (f) any such issuance or sale of Equity Interests in Holdings pursuant to the exercise of (i) any options, warrants or other stock purchase rights outstanding as of the Closing Date, (ii) any options, warrants or other stock purchase rights issued by Holdings in settlement of litigation or dispute between Holdings or any Restricted Subsidiary and its existing or former directors or employees and (iii) any options, warrants or other stock purchase rights issued by Holdings in settlement of other litigation, but not after the aggregate Net Proceeds received therefrom after the Closing Date exceed $2,000,000 and (g) any such issuance or sale of Equity Interests in any Restricted Subsidiary pursuant to the exercise of any Existing Preemptive Rights.

                  "Equity Interests" means any and all shares of capital stock, partnership interests, whether general or limited, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (however designated) in a Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Holdings or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Holdings or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Holdings or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Holdings or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings or any ERISA Affiliate, of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Event of Default" has the meaning assigned to such term in
Section 7.01.

                  "Excess Cash Flow" means, for any fiscal year of Holdings, the sum (without duplication) of:

                  (a) Consolidated Net Income for such fiscal year adjusted to exclude any gains or losses attributable to Prepayment Events or IRU Transactions; plus

                  (b) depreciation, amortization and other noncash charges, losses or expenses deducted in determining Consolidated Net Income for such fiscal year; plus

                  (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues of Holdings, the Borrower and the Restricted Subsidiaries increased during such fiscal year plus (iii) the aggregate amount of Net Proceeds received during such period from IRU Transactions, net of the amount of prepayments and Commitment reductions attributable thereto pursuant to Section 2.03(c); minus

                  (d) the sum of (i) any noncash gains included in determining such Consolidated Net Income for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues of Holdings, the Borrower and the Restricted Subsidiaries decreased during such fiscal year; minus

                  (e) Capital Expenditures for such fiscal year (except (i) to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Loans or other Long-Term Indebtedness or (ii) Capital Expenditures made pursuant to the second proviso in Section 2.03(b)); minus

                  (f) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by Holdings, the Borrower and the Restricted Subsidiaries during such fiscal year, excluding (i) Loans and Other Senior Secured Indebtedness prepaid pursuant to Section 2.03(b), (c),
         (d) or (e), (ii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness, (iii) repayments or prepayments of Subordinated AT&T Indebtedness and (iv) repayments or prepayments of Long-Term Indebtedness owing to a Loan Party.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                  "Existing AT&T Financings" means the credit facilities, loans and other investments in or available to Holdings and its Subsidiaries by AT&T and its subsidiaries as of the Closing Date, as described on Schedule 1.01(i).

                  "Existing Preemptive Rights" means rights of any minority holder of Equity Interests in a Restricted Subsidiary to acquire its pro rata share of additional Equity Interests in such Restricted Subsidiary on the same terms as other investors if such Restricted Subsidiary issues additional Equity Interests; provided that such rights exist on the Closing Date.

                  "Financed Collateral" has the meaning assigned to such term in the definition of Permitted Senior Secured Indebtedness.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of Holdings.

                  "Fixed Charge Coverage Ratio" means, on any date, the ratio of
(a) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date to (b)

Consolidated Fixed Charges for the period of four consecutive fiscal quarters of Holdings ended on such date.

                  "Forbearance Agreement" means the Forbearance Agreement between AT&T and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G.

                  "Funding Agreement" means an agreement among the Agents, Holdings and the Borrower and such other Persons as shall be appropriate, including the Local Financing Bank, reasonably satisfactory in form and substance to the Initial Lenders, setting forth the structure, procedures and terms of the arrangements pursuant to which proceeds of the Loans are to be made available to (or for the benefit of) the Operating Subsidiaries and applied for the purposes required by the Initial Participating Credit Agreements.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Global Crossing Capacity Agreement" means the Capacity Purchase Agreement dated as of August 25, 2000, between Holdings and Global Crossing Bandwidth Inc.

                  "Governmental Approvals" means any consent, approval or acknowledgment of, license or permit from, registration or filing with, notice to or other action by, any Governmental Authority, including any Concession.

                  "Governmental Authority" means the government of the United States, Argentina, Brazil, Chile, Colombia, Peru, the Netherlands or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to any "synthetic lease" arrangement), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor, or otherwise to keep such primary obligor well, so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. When used as a verb, "Guarantee" has a meaning correlative thereto.

                  "Guarantee Agreements" means the Holdings Guarantee Agreement, the Subsidiary Guarantee Agreement, the Argentine Guarantee Agreement and the Chilean Guarantee Agreement.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any applicable Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, other interest or currency exchange rate or commodity price hedging arrangement or any similar arrangement.

                  "Holdings" means AT&T Latin America Corp., a Delaware corporation.

                  "Holdings Guarantee Agreement" means the guarantee agreement between Holdings and the Collateral Agent, substantially in the form of Exhibit C.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than current trade payables and similar current liabilities incurred in the ordinary course of such Person's business (whether or not evidenced by a promissory note), in each case not overdue by more than 60 days, except to the extent such overdue amount is attributable to a good faith dispute), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (j) the value of all Disqualified Stock of such Person owned by any Person other than such Person, determined for this purpose as the higher of (i) the aggregate liquidation preference of such Disqualified Stock or (ii) the aggregate amount payable upon the maturity of such Disqualified Stock (other than accrued dividends), (k) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property and (l) the net liabilities of such Person under Hedging Agreements. The Indebtedness of any Person shall exclude deferred taxes and shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement among the Loan Parties (other than the Colombian Subsidiaries) and the Collateral Agent, substantially in the form of Exhibit B.

                  "Initial Lender" means a Lender as of the Effective Date.

                  "Initial Participating Credit Agreements" means the Cisco Credit Agreement, the Lucent Credit Agreement and the Nortel Credit Agreement.

                  "Interconnection Agreements" means the agreements listed on
Schedule 1.01(h), and any agreements entered into in order to replace any such agreements.

                  "Interest Coverage Ratio" means, on any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date to (b) Consolidated Interest Expense for the period of four consecutive fiscal quarters of Holdings ended on such date.

                  "IRU" means an "indefeasible right to use" with respect to fiber or telecommunications network capacity, pursuant to which the Person that owns or otherwise holds the right to use such fiber or capacity grants to another Person the indefeasible right to use a specified portion of the capacity thereof for a specified period of time in consideration of (a) cash payments in an amount determined at the time such right to use is granted and that are not accounted for as revenues in accordance with GAAP or (b) the grant to such Person of a like-kind "indefeasible right to use".

                  "IRU Transaction" means any grant by a Loan Party of an IRU.

                  "Lender" means any Person that holds any Loan or has any Commitment under any Participating Credit Agreement.

                  "Lender Group" means all Lenders under the same Participating Credit Agreement, or the sole Lender thereunder if there is only one Lender under such Participating Credit Agreement.

                  "Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Holdings most recently ended).

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, conditional assignment or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan" means any loan made to the Borrower pursuant to any Participating Credit Agreement.

                  "Loan Documents" means this Agreement, the Participating Credit Agreements, the Disclosure Letter, the Guarantee Agreements, the Colombian Funding Agreement, the Security Documents, the Indemnity, Subrogation and Contribution Agreement, the Collateral Agency Agreement, the AT&T Subordination Agreement, the Supplemental Agreement, the Forbearance Agreement, the Syndication Assistance Agreement, the Funding Agreement and the Local Financing Documents.

                  "Loan Parties" means Holdings, the Borrower and the Restricted Subsidiaries.

                  "Local Facilities Indebtedness" means unsecured Indebtedness for borrowed money incurred by any Restricted Subsidiary (other than Indebtedness owed to any Loan Party), including the Indebtedness described on
Schedule 1.01(d), and any unsecured Indebtedness incurred by any Restricted Subsidiary (other than Indebtedness owed to any Loan Party) to refinance any Indebtedness that constitutes "Local Facilities Indebtedness"; provided that the aggregate principal amount of all outstanding Indebtedness constituting "Local Facilities Indebtedness" at any time shall not exceed $90,000,000.

                  "Local Financing Bank" means a bank that will make Local Financing Loans as provided in the Funding Agreement.

                  "Local Financing Documents" means all agreements, instruments, notes and other documents evidencing or otherwise relating to the Local Financing Loans.

                  "Local Financing Loans" means, with respect to any Borrowing:

                  (a) a loan, deposit or similar investment made between the Borrower and the Local Financing Bank or an Affiliate thereof or a loan made by the Borrower to an Operating Subsidiary; provided that (i) such loan, deposit or similar investment has been made using the proceeds of such Borrowing on substantially the economic terms of such Borrowing,
         (ii) such loan, deposit or similar investment has been pledged by the Borrower to the Collateral Agent for the benefit of the Secured Parties and (iii) in the case of any such loan, deposit or similar investment in the Local Financing Bank or an Affiliate thereof, funds in an amount equal to the proceeds of such loan, deposit or similar investment have been used by the Local Financing Bank or its Affiliate to make a loan, deposit or similar investment described in clause (b) below; or

                  (b) a loan made by the Local Financing Bank or an Affiliate thereof to an Operating Subsidiary or a Chilean Subsidiary with funds in an amount equal to the proceeds of a loan, deposit or similar investment described in clause (a) above; provided that (i) such loan is made on substantially the same economic terms as the related Local Financing Loan made between the Borrower and the Local Financing Bank or its Affiliate and (ii) the proceeds of such loan are used by the applicable Operating Subsidiary for a purpose permitted by the applicable Loan Documents.

Local Financing Loans shall be made as more particularly described in the Funding Agreement.

                  "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

                  "Lucent" means Lucent Technologies Inc. and shall include, if the context so requires, any subsidiary or Affiliate of Lucent Technologies Inc. that is a party to the Lucent Supply Contract.

                  "Lucent Credit Agreement" means the Credit Agreement dated as of the date hereof among Holdings, the Borrower, the Lenders thereunder (including Lucent, as Initial Lender thereunder) and Bankers Trust Company, as Administrative Agent. The Lucent Credit Agreement relates to the Lucent Supply Contract, and any provision herein that refers to a Participating Credit Agreement and its related Supply Contract shall be construed accordingly.

                  "Lucent Supply Contract" means the Supply Contract to be entered into by Lucent and Holdings and such Restricted Subsidiaries as may be party thereto, in form and substance reasonably satisfactory to Lucent.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, Concessions (or rights to operate thereunder), assets, operations, condition (financial or otherwise) or prospects of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole; (b) the ability of the Loan Parties to perform their obligations under the Loan Documents, taken as a whole; or (c) the validity or enforceability of any of the Loan Documents or the Liens created thereby on any material portion of the Collateral, or the rights or remedies of the Lenders under the Loan Documents.

                  "Material Contract" means each contract to which Holdings, the Borrower or a Restricted Subsidiary is a party that (a) requires or is reasonably likely to require the payment by Holdings, the Borrower and the Restricted Subsidiaries of $2,500,000 (or, for purposes of Sections 4.01(x) and 5.15, $5,000,000) or more over the term of such contract (giving effect to extension options that are reasonably likely to be exercised), (b) under which the aggregate amount or value of services performed or to be performed for or by, or the aggregate amount of funds or other property transferred or to be transferred to or by, Holdings, the Borrower and the Restricted Subsidiaries equals or could reasonably be expected to equal $2,500,000 (or, for purposes of Sections 4.01(x) and 5.15, $5,000,000) or more or (c) is otherwise related to the installation, construction or operation of the Project if the failure to have such contract in full force and effect would reasonably be expected to have Material Adverse Effect; provided that (i) no Customer Contract shall be a Material Contract and (ii) the Supplemental Agreement, each Interconnection Agreement and each Brand License Agreement shall be a Material Contract.

                  "Material Indebtedness" means (i) any Other Senior Secured Indebtedness or (ii) Indebtedness (other than the Loans), or obligations in respect of one or more Hedging

Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of a Loan Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Hedging Agreement were terminated at such time.

                  "Material Participating Credit Agreement" means, at any time, any Participating Credit Agreement under which the outstanding Loans and Commitments at such time exceed either (a) $30,000,000 or (b) 20% of the total outstanding Loans and Commitments under all Participating Credit Agreements at such time.

                  "Maturity Date" means June 30, 2008.

                  "Minimum Economic Percentage" means 25%; provided that the "Minimum Economic Percentage" shall be reduced to 10% on the later to occur of
(a) the third anniversary of the Effective Date and (b) such date as the financial statements delivered to the Agents pursuant to Section 5.01 (a) or (b) demonstrate that the Leverage Ratio is less than or equal to 5.00 to 1.00.

                  "Minimum Voting Percentage" means 50%; provided that the "Minimum Voting Percentage" shall be reduced to 25% on the later to occur of (a) the third anniversary of the Effective Date and (b) such date as the financial statements delivered to the Agents pursuant to Section 5.01 (a) or (b) demonstrate that the Leverage Ratio is less than or equal to 5.00 to 1.00.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document (or, in the case of a Mortgaged Property that is a leasehold interest, a lease assignment) granting a Lien on any Mortgaged Property to secure any of the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agents.

                  "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party as of the Effective Date that the Initial Lenders and Holdings agree will be required to be subject to a Mortgage, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11 or 5.12.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Netherlands Security Documents" means the agreements and documents described on Schedule 1.01(g) under the caption "Netherlands" (in form and substance reasonably satisfactory to the Initial Lenders) and each security agreement or other instrument or document executed and delivered pursuant to
Section 5.11 or 5.12 or otherwise to secure any of the Obligations in respect of
(a) Collateral located in the Netherlands and (b) Equity Interests of any Person incorporated or organized under the laws of the Netherlands or any political subdivision thereof that constitute Collateral.


                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any noncash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of
(i) all fees, commissions and out-of-pocket expenses (including reasonable investment banking and underwriting fees and commissions, legal, accounting, consulting, survey and recording tax expenses, as applicable) paid or payable by Holdings, the Borrower and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or condemnation), the amount of all payments required to be made by Holdings, the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans under any Participating Credit Agreement and Other Senior Secured Indebtedness) secured by such asset and permitted hereunder, and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower and the Restricted Subsidiaries, and the amount of any reserves required to be established and in fact established and maintained by Holdings, the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer); provided that, at the time and to the extent any such amounts are released from such reserve, such amounts shall constitute Net Proceeds.

                  "Network" means the broadband pan-regional telecommunications network of Holdings and the Restricted Subsidiaries described in clause (a) of the definition of the term "Project".

                  "Network Infrastructure" means equipment, improvements and other personal property and related real property, in each case reasonably necessary to operate the Network, including fiber, conduits, switches and electronic hardware and software, but excluding CPE, web hosting equipment and servers and real and personal property the primary purpose of which is to house or support such web hosting equipment and servers (including software, licenses and similar intangible assets) and located on the same premises.

                  "Net Working Capital" means, at any date, (a) the consolidated current assets of Holdings, the Borrower and the Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the sum of the consolidated current liabilities of Holdings, the Borrower and the Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness), determined on a consolidated basis in accordance with GAAP. Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                  "Non-Vendor Lender" means any Lender that (a) is not a Vendor or an Affiliate of a Vendor, (b) does not hold any Loans Guaranteed by or otherwise subject to credit support provided by a Vendor or an Affiliate of a Vendor, (c) is not subject to any agreement or arrangement pursuant to which any Vendor or an Affiliate of any Vendor has the right to direct, or to consent or approve of the exercise of, any voting rights of such Lender in respect of the Loans held by it and (d) does not hold any Commitments that, when funded, would result in Loans that would be subject to (i) Guarantees or other credit support described in clause (b) of this definition or (ii) any agreement or arrangement described in clause (c) of this definition.

                  "Nortel" means Nortel Networks Limited and shall include, if the context so requires, any subsidiary or Affiliate of Nortel Networks Limited that is a party to the Nortel Supply Contract.

                  "Nortel Credit Agreement" means the Credit Agreement dated as of the date hereof, among Holdings, the Borrower, the Lenders thereunder (including Nortel, as Initial Lender thereunder) and Bankers Trust Company, as Administrative Agent. The Nortel Credit Agreement relates to the Nortel Supply Contract and any provision herein that refers to a Participating Credit Agreement and its related Supply Contract shall be construed accordingly.

                  "Nortel Supply Contract" means a letter agreement dated as of March 29, 2001, between Holdings and Nortel Networks (CALA) Inc., together with that certain General Purchase Agreement, Contract #GPA011D, executed between AT&T and Nortel Networks, Inc. (f/k/a Northern Telecom Inc.), dated as of March 5, 1998, as amended, as supplemented by a letter agreement dated March 29, 2001 and a letter agreement to be entered into by Holdings and Nortel Networks (CALA) Inc., in form and substance reasonably satisfactory to Nortel.

                  "Notice of Enforcement" has the meaning assigned to such term in the Collateral Agency Agreement.

                  "Obligations" has the meaning assigned to such term in the Collateral Agency Agreement.

                  "Operating Subsidiaries" means the Argentine Operating Subsidiary, the Brazilian Operating Subsidiary, the Chilean Operating Subsidiaries, the Colombian Operating Subsidiary and the Peruvian Operating Subsidiary.

                  "OSS" means the operations support system to be established by Holdings and one or more Restricted Subsidiaries and owned by one or more Restricted Subsidiaries as a control center for the Network, including the software, hardware and equipment related thereto.

                  "Other Senior Secured Indebtedness" means any Permitted Senior Secured Indebtedness that has not been incurred pursuant to a Participating Credit Agreement.

                  "Participating Credit Agreement" means any Initial Participating Credit Agreement or any Additional Participating Credit Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificate" means a certificate in the form of Exhibit D or any other form approved by the Administrative Agents (such approval not to be unreasonably withheld).

                  "Permitted Additional Governmental Approval" means any Governmental Approval the requirement for which is not reasonably foreseeable as of the Closing Date, so long as (a) such Governmental Approval is readily obtainable, (b) once the requirement therefor is identified, Holdings promptly notifies the Agents thereof and promptly obtains such Governmental Approval, and
(c) the cost of obtaining such Governmental Approval shall not exceed $2,000,000 (unless Holdings delivers to the Administrative Agents financial projections demonstrating to the reasonable satisfaction of the Administrative Agents that it will be in compliance, on a pro forma basis after giving effect to the cost of obtaining such Governmental Approval, with the covenants contained in Sections 6.15 through 6.24 at all times during the period from the date such Governmental Approval is obtained until the Maturity Date, without receiving the proceeds of any financing not committed on the date such Governmental Approval is obtained).

                  "Permitted Business" means the activities set forth in the definition of the term "Project".

                  "Permitted Business Acquisition" means (a) the acquisition by Holdings or a Restricted Subsidiary of all of the Equity Interests in, or the acquisition by any Restricted Subsidiary of all or substantially all of the assets of, a Person, or a business unit or division of a Person, primarily engaged in the business of providing one or more Permitted Services at the time of such acquisition or (b) the merger of a Person primarily engaged in the business of providing one or more Permitted Services at the time of such merger with or into a Restricted Subsidiary; provided, in each case, that (i) at least 85% of the book value of the property, plant and equipment acquired pursuant to such acquisition or merger is located in one or more Project Cities (determined as provided in Section 1.05), (ii) at the time thereof and after giving effect thereto, no Default has occurred and is continuing or would result therefrom,
(iii) each Subsidiary formed for the purpose of or resulting from such acquisition shall be a Loan Party, and all of the Equity Interests (other than directors' qualifying and similar shares and other than shares held by management, employees and directors of the acquired Person pursuant to bona fide employee benefits plans) of such Loan Party are owned directly by a Loan Party, and all actions required to be taken with respect to such acquired or newly formed subsidiary and its assets under Sections 5.11 and 5.12 shall have been taken, (iv) in the case of a merger, the surviving entity is a Restricted Subsidiary, (v) within 10 Business Days after such acquisition or merger, Holdings delivers to the Agents financial projections (which shall be (A) reasonable, (B) reasonably satisfactory to the Administrative Agents with respect to the form and level of detail thereof and (C) prepared on the same basis as the financial projections reviewed by the Board of Directors of Holdings in conjunction with its approval of such acquisition or merger) demonstrating that Holdings will be in compliance, on a pro forma basis after giving effect to such acquisition or merger, with the covenants contained in Sections 6.15 through 6.24 at all times during the period from the date of such acquisition or merger until the Maturity Date, without receiving the proceeds of any financing not committed on the date of such acquisition or merger, (vi) the consideration for such acquisition or merger is in the form of Equity Interests of Holdings, cash or Indebtedness,
(vii) Holdings is in compliance, on a pro forma basis after giving effect to such acquisition or merger (provided that the determination of the amount of any acquired EBITDA, in each case where EBITDA is a component of a covenant listed below, shall (A) be made in accordance with the requirements of Regulation S-X promulgated under the Exchange Act and (B) be on the basis of the most recent two consecutive fiscal quarters then ended of the Person or business to be acquired multiplied by two), with the covenants contained in Sections 6.16, 6.17, 6.18, 6.20, 6.21 and 6.23 recomputed as at the last day of the most recently ended fiscal quarter of Holdings for which financial statements are available, as if such acquisition or merger (and any related incurrence, repayment, forgiveness or cancelation of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance, and (viii) Holdings has delivered to the Agents an officers' certificate to the effect set forth in clauses (i), (ii), (iii), (iv) and (v) above, together with all relevant financial information for the Person or assets to be acquired and reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clauses (v) and (vii) above (provided that, with respect to financial projections, such certificate shall represent only that such projections have been prepared in good faith based on assumptions believed to be reasonable). For purposes of preparing the financial projections required by clause (v) above and determining pro forma compliance in accordance with clause (vii) above, effect shall be given to the sale of any Designated Acquired Assets.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.05;

                  (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, other social security laws or regulations and similar public or statutory obligations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Section 7.01 with respect to which such Person shall then be proceeding with an appeal or other proceeding for review with respect to which time for appeal has not yet expired; and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere in any material respect with the ordinary conduct of business of Holdings, the Borrower or any Restricted Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted High-Yield Indebtedness" means Indebtedness for borrowed money in respect of debt securities issued by Holdings, the Borrower, a special purpose Restricted Subsidiary owned directly by Holdings or a special purpose Person with an ownership and management structure similar to that of the Borrower (so long as the sole function and purpose of such Restricted Subsidiary or special purpose Person is to issue such debt securities) in a public offering or private placement (whether pursuant to Rule 144A under the Securities Act or otherwise) in the capital markets, that (a) matures no earlier than, and does not require any scheduled payment of principal (other than amortization of principal not exceeding 1% of the total original principal amount in any year prior to the year of maturity) earlier than, 180 days after the Maturity Date,
(b) is unsecured (except with respect to a Permitted Interest Reserve Account),
(c) ranks pari passu in right of payment with, or is subordinate to, all other unsecured Indebtedness of Holdings or the Borrower, as applicable, (d) does not require any mandatory prepayment, redemption or offer to repurchase prior to 180 days after the Maturity Date, except (i) upon a change of control of Holdings or
(ii) in respect of the Net Proceeds of an asset sale that would constitute a Prepayment Event, but only to the extent that such Net Proceeds are not, within a period no longer than 365 days after the date of receipt of such Net Proceeds, either reinvested in the business of the Loan Parties or applied to prepay Borrowings or Other Senior Secured Indebtedness or to reduce Commitments, (e) shall not be Guaranteed by any Person, other than pursuant to an unsecured Guarantee by Holdings (if the Borrower, a special purpose Restricted Subsidiary or a special purpose Person with an ownership and management structure similar to that of the Borrower is the issuer) and unsecured Guarantees by any Restricted Subsidiary that (i) are subordinated to the Obligations on terms no less favorable to the Lenders than the terms set forth in Schedule 1.01(c) and
(ii) are by their terms released upon such Restricted Subsidiary ceasing to be a Subsidiary, and (f) do not have any material terms and conditions (including covenants and events of default) that are not customary for high-yield debt securities issued in underwritten offerings in the capital markets in the United States of America prior to the date of this Agreement (as reasonably determined by the Administrative Agents), it being understood that such terms and conditions do not include (i) financial covenants that require maintenance or satisfaction of any financial test or condition (as opposed to financial conditions to the incurrence of Indebtedness, the making of investments or the taking of other actions) or (ii) any cross-default, except for failure to pay at maturity, or acceleration of maturity, of Indebtedness in a material amount.

                  "Permitted Holders" means (a) AT&T and the company that will operate the AT&T Business division following completion of the restructuring plan announced by AT&T in October 2000 (or any successor to or assignee of substantially all of the assets or business of such division, collectively the "AT&T Successor"), (b) any Permitted Transferee and (c) any Person (other than a joint venture or similar entity the Control of which is shared between

AT&T, the AT&T Successor or any Permitted Transferee, on the one hand, and any Person other than a Loan Party, on the other hand) Controlled by AT&T, the AT&T Successor or a Permitted Transferee.

                  "Permitted Interest Reserve Account" means, in respect of any Indebtedness, an interest reserve account funded with the proceeds of such Indebtedness in an amount not exceeding interest on such Indebtedness for the three-year period after the date of issuance thereof.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States, the Netherlands or any Project Country (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States, the Netherlands or any Project Country), in each case maturing within one year from the date of acquisition thereof; provided that any such investment consisting of any such obligation of or guaranteed by the Netherlands or a Project Country shall be permitted only to the extent of cash balances of the Borrower or the applicable Operating Subsidiary denominated in the relevant local currency and located in the relevant jurisdiction;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof or the Netherlands or any Project Country which has a combined capital and surplus and undivided profits of not less than $500,000,000 (or the foreign currency equivalent thereof); provided that any such investment in the Netherlands or a Project Country shall be permitted only to the extent of cash balances of the Borrower or the applicable Operating Subsidiary denominated in the relevant local currency and located in the relevant jurisdiction;

                  (d) fully collateralized repurchase agreements for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) investments in any mutual fund that invests substantially all its investments in obligations or investments of the type described in clauses (a) through (d) above.

                  "Permitted Senior Secured Indebtedness" means Indebtedness of Holdings or the Borrower (a) that is pari passu in right of payment with the Obligations, (b) that has a maturity date not earlier than the Maturity Date,
(c) that requires amortization of principal on a schedule that yields a Weighted Average Life at least as long as the Weighted Average Life of the Loans under the Participating Credit Agreements as in effect on the date that such Indebtedness is incurred, (d) the material terms of which (except, in the case of any such Indebtedness held by a financial institution that is a Non-Vendor Lender, with respect to interest rates and fees applicable thereto) are, in the reasonable judgment of each Administrative Agent (or, in the case of terms disclosed only to the Collateral Agent as contemplated by
Section 2.01(a) of the Collateral Agency Agreement, the Collateral Agent), no more onerous to the Loan Parties than the terms of this Agreement and the Initial Participating Credit Agreements, (e) that is incurred to finance the purchase, importation and installation of tangible assets constituting Collateral ("Financed Collateral") (and for other purposes, including general corporate purposes, to the extent of any excess permitted by clause (f) below),
(f) the aggregate principal amount of which does not at any time exceed 150% of the purchase price (net of any sales taxes, customs, import duties or like taxes) of the applicable Financed Collateral, (g) that is not secured by any assets of any Loan Party other than the Collateral and (h) each of the lenders with respect thereto (or an agent or other representative on their behalf) has become party to the Collateral Agency Agreement; provided that, notwithstanding the requirements of clauses (b) and (c) above (but subject to the other clauses of this definition) Indebtedness incurred to finance the acquisition and construction of the OSS may constitute "Permitted Senior Secured Indebtedness" if such Indebtedness matures on or prior to the date that is two years after the date of this Agreement and such Indebtedness is not entitled to receive any prepayments described in Section 2.03(b), (c), (d) or (e).

                  "Permitted Services" means the following telecommunications services: data services, internet services, voice services, managed services and e-commerce/e-business services; but excluding mobile wireless services.

                  "Permitted Services Agreement" means a contract for professional, technical, treasury support or consulting services or similar arrangement between a Loan Party or Loan Parties and a Person that is an Affiliate of Holdings and that is not a Subsidiary; provided that (a) the terms and conditions of such agreement shall not be less favorable to any Loan Party than those that could have been obtained on an arm's-length basis from unrelated third parties and (b) fees payable by the Loan Parties for services thereunder shall not in any event exceed the sum of (i) the costs to the Person providing such services of providing such services plus (ii) 15% of such costs.

                  "Permitted Transferee" means any Person to whom AT&T or the AT&T Successor has transferred or is transferring its interests in Holdings; provided that such Person has been approved by the Requisite Lenders, such approval not to be unreasonably withheld.

                  "Permitted Working Capital Indebtedness" means Indebtedness for borrowed money incurred by any Loan Party (other than the Borrower) pursuant to a revolving credit facility for working capital purposes; provided that the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $20,000,000.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Peru" means the Republic of Peru.

                  "Peruvian Operating Subsidiary" means AT&T Peru S.A., a corporation organized under the laws of Peru.

                  "Peruvian Security Documents" means the agreements and documents described on Schedule 1.01(g) under the caption "Peru" (in form and substance reasonably satisfactory to the Initial Lenders) and each security agreement or other instrument or document executed and delivered pursuant to
Section 5.11 or 5.12 or otherwise to secure any of the Obligations in respect of
(a) Collateral located in Peru and (b) Equity Interests of any Person incorporated or organized under the laws of Peru or any political subdivision thereof that constitute Collateral.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Holdings or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Port" means a dedicated physical point of interconnection that (a) has been installed and is provided by a Loan Party to a Customer pursuant to an executed service contract that is in full force and effect (or temporarily suspended for less than 90 days) and (b) is located within a Project Country, between a Customer's network and the Network, regardless of (i) the ownership of the Customer access circuit (including owned or third party), (ii) the access medium (including copper, fiber and wireless) and (iii) the type of service provided using the Port.

                  "Prepayment Event" means:

                           (a) any sale, transfer or other disposition
                  (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than sales, transfers and other dispositions (i) to another Loan Party,
                  (ii) permitted by clause (i), (ii), (v) or (viii) of Section 6.04(b), (iii) of CPE permitted by clause (vi) of Section 6.04(b), except CPE that was financed with the proceeds of any Loans made by a Supplier or an Affiliate thereof, (iv) of Designated Acquired Assets, except that, if any of the consideration for the Permitted Business Acquisition pursuant to which such Designated Acquired Assets were acquired consisted of Equity Interests of Holdings, then the sale, transfer or disposition of such Designated Acquired Assets shall be treated as a "Prepayment Event" (but, if only a portion of such consideration consisted of such Equity Interests, then only a portion of the Net Proceeds of such sale, transfer or disposition shall be treated as Net Proceeds of a Prepayment Event, such portion being equal to the percentage of the value of the total consideration for such Permitted Business Acquisition represented by such Equity Interests), or (v) resulting in Net Proceeds, together with Net Proceeds of other dispositions covered by this clause (v) during the same fiscal year, aggregating not more than $1,000,000 during any fiscal year of

                  Holdings; provided that any sale, transfer or disposition permitted by clause (iv) of Section 6.04(b) shall constitute a Prepayment Event only to the extent that the Net Proceeds thereof exceed the unrecovered investment amount in respect of the investment so sold, transferred or otherwise disposed of;

                           (b) any casualty or other insured damage to, or any
                  taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party; or

                           (c) any Capital Market Transaction.

                  "Project" means (a) the build-out, ownership and operation by Holdings and the Operating Subsidiaries of a broadband pan-regional telecommunications network (i) in and between the Project Cities, (ii) subject to Section 6.15(c), in and between other locations within the Project Countries and (iii) subject to Section 6.15(c), in and between such other locations as may be incidental thereto in order to provide connectivity to the internet and other national and international telecommunications service providers or to provide end-to-end services to customers in the Project Countries, (b) the provision of Permitted Services in, or originating or terminating in, the Project Cities, (c) subject to Section 6.15(c), the provision of Permitted Services in other locations within the Project Countries and (d) subject to Section 6.15(c), the provision of services and other business activities outside the Project Countries to the extent attributable to assets or businesses located outside of the Project Countries that are acquired pursuant to a Permitted Business Acquisition; provided that the scope of such services or businesses shall not be materially expanded after such Permitted Business Acquisition.

                  "Project Cities" means the greater metropolitan areas of Sao Paulo, Rio de Janeiro, Brasilia, Curitiba, Porto Alegre, Campinas, Belo Horizonte and Salvador, Brazil; Buenos Aires, Cordoba, Mendoza and Rosario, Argentina; Bogota and Cali, Colombia; Santiago, Chile; and Lima/Callao, Peru.

                  "Project Countries" means Argentina, Brazil, Chile, Colombia and Peru.

                  "Project Documents" means the Brand License Agreements, the AT&T Financing Documents, the Supplemental Agreement, the Interconnection Agreements, the Supply Contracts, the Material Contracts and the Concessions.

                  "Pro Rata Share" means, with respect to any Other Senior Secured Indebtedness in relation to any amount, a share of such amount determined by multiplying such amount by a fraction, the numerator of which shall be the sum of the aggregate principal amount Indebtedness and commitments in respect of such Other Senior Secured Indebtedness outstanding at the time, and the denominator of which shall be the sum of the aggregate principal amount of all Loans, Commitments and Indebtedness and commitments in respect of Other Senior Secured Indebtedness outstanding at the time.

                  "Purchase Price" means amounts paid or payable to any Supplier pursuant to invoices delivered by such Supplier pursuant to its Supply Contract for Qualifying Purchases, excluding any such amounts attributable to Taxes (including sales or manufacturing Taxes and import duties).

                  "Qualifying Purchases" means purchases by the Operating Subsidiaries of Supplier Manufactured Items and Supplier Third-Party Services.

                  "Registration Certificate" has the meaning given to such term in Section 5.18.

                  "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Reinvestment Period" means, in respect of any Net Proceeds of a Prepayment Event as to which an election is made by Holdings in accordance with the second proviso to Section 2.03(b), (a) in the case of a Prepayment Event described in clause (a) of the definition of the term "Prepayment Event", the period of 180 days beginning on the date of receipt of such Net Proceeds or
(b) in the case of a Prepayment Event described in clause (b) of the definition of the term "Prepayment Event", the period beginning on the date such Prepayment Event occurs and ending 180 days following the date of receipt of such Net Proceeds (provided that, with respect to an election to reinvest any such Net Proceeds prior to their receipt, any assets intended to be acquired in accordance with the proviso to Section 2.03(b) shall be clearly identified in the certificate delivered by Holdings under such proviso); provided that if prior to the end of the applicable period one or more of the Loan Parties has entered into a contractual commitment or commitments to apply such Net Proceeds (or a portion thereof) as contemplated by the second proviso to Section 2.03(b) and Holdings notifies the Agents thereof, then (to the extent of the amounts so committed) such "Reinvestment Period" shall be extended to end on the date 365 days after the date of receipt of such Net Proceeds.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                 "Required Total Lenders" means, at any time, Lenders having outstanding Loans and Commitments under the Participating Credit Agreements representing more than 50% of the sum of the total outstanding Loans and Commitments thereunder at such time; provided that at any time that the Non-Vendor Lenders do not have outstanding Loans and Commitments representing more than 50% of the sum of all outstanding Loans and Commitments under the Participating Credit Agreements at such time, "Required Total Lenders" means each of (a) the Non-Vendor Lenders having outstanding Loans and Commitments under the Participating Credit Agreements representing more than 50% of the sum of the total outstanding Loans and Commitments thereunder held by Non-Vendor Lenders at such time, (b) Lenders having outstanding Loans and Commitments under the Participating Credit Agreements representing more than 50% of the sum of the total outstanding Loans and Commitments thereunder at such time and (c) at any time that there are Loans and/or Commitments outstanding under more than one Initial Participating Credit Agreement and the Loans and Commitments held by one Vendor and its Affiliates constitute more than 50% of the sum of the total outstanding Loans and Commitments under all Participating Credit Agreements at such time, the Required Lenders (as defined in an Initial Participating Credit Agreement) under each of two Initial Participating Credit Agreements.

                  "Requisite Lenders" means, at any time, the number or percentage interest of Lenders whose consent or approval would be required at such time in respect of a modification or waiver of the applicable provision of this Agreement as provided in Section 8.02.

                  "Restricted Payment" means any (i) dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, defeasance, conversion, cancelation or termination of any Equity Interest in any Loan Party or any option, warrant or other right to acquire such Equity Interests in any Loan Party, but excluding any distribution of Equity Interests upon the exercise of any option, warrant or other right to acquire such Equity Interests and, for the avoidance of doubt, excluding any payments made to management, employees or directors to indemnify them for taxes arising in connection with employment compensation arrangements or (ii) any payment (whether in cash, securities or property) by any Loan Party to any Permitted Holder (or any Affiliate thereof that is not a Loan Party) in respect of any management agreement, contract for professional, technical, managerial or consulting services, profit-sharing agreement or similar arrangement (other than (A) the Brand License Agreements or any Permitted Services Agreement and (B) any profit-sharing agreement relating to services provided to customers jointly by a Loan Party and a Permitted Holder and any agreement, applicable tariff or similar arrangement between or affecting any Loan Party and AT&T or one of its Affiliates providing for asynchronous transfer mode, private communications line, communications or network connectivity, traffic termination, collocation, ordinary telephony and related value added services, value added data services and similar services, in each case entered into in the ordinary course of business and on terms and conditions no less favorable to any Loan Party than those that could have been obtained on an arm's-length basis from unrelated third parties).

                  "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Ratings Service.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Secured Indebtedness" means any Indebtedness of Holdings, the Borrower or any Restricted Subsidiary (other than Subordinated AT&T Indebtedness) that is secured by a Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary; provided that any Indebtedness constituting Brazilian Debentures, Brazilian Debenture Refinancing Indebtedness or Permitted High-Yield Indebtedness that is secured by a Permitted Interest Reserve Account during the three-year period commencing on the date of issuance of such Indebtedness shall not be treated as "Secured Indebtedness" solely by reason of such Permitted Interest Reserve Account.

                  "Secured Parties" has the meaning assigned to such term in the Collateral Agency Agreement.

                  "Securities Act" means the Securities Act of 1933.

                  "Security Documents" means the Collateral Agency Agreement, the Argentine Security Documents, the Brazilian Security Documents, the Chilean Security Documents, the Colombian Security Documents, the Netherlands Security Documents, the Peruvian Security Documents, the U.S. Security Documents, any agreements or instruments executed by any Loan Party pursuant to paragraph (m) of the definition of the term Collateral and Guarantee Requirement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.12 to secure any of the Obligations.

                  "Series B Preferred Stock" means the mandatorily redeemable 15% series B cumulative preferred stock of Holdings, created pursuant to the Certificate of Designation of Holdings dated as of August 28, 2000.

                  "Strategic Investments" means investments in Equity Interests in Persons that are primarily engaged in businesses of the type conducted by Holdings and the Restricted Subsidiaries on the date of this Agreement (or otherwise contemplated to be conducted as part of the Project) or businesses reasonably related thereto.

                  "Subordinated AT&T Indebtedness" means Indebtedness of Holdings (or, subject to the last paragraph of Section 6.01, a Restricted Subsidiary) to AT&T or any of its subsidiaries (including any Disqualified Stock of Holdings held by AT&T or any of its subsidiaries) that constitutes Primary Subordinated Obligations (as defined in the AT&T Subordination Agreement), including the Series B Preferred Stock and Indebtedness under the AT&T Credit Facilities. Prior to the Effective Date, up to $398,000,000 aggregate principal amount of Existing AT&T Financings shall constitute Subordinated AT&T Indebtedness regardless of the foregoing criteria.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of Holdings.

                  "Subsidiary Guarantee Agreement" means the Guarantee Agreement among the Restricted Subsidiaries (other than any Argentine Subsidiary or Colombian Subsidiary) and the Collateral Agent, substantially in the form of Exhibit H.

                  "Supplemental Agreement" means the Supplemental Agreement to be entered into among AT&T, Holdings and the Collateral Agent, providing for loans to or investments in Holdings by AT&T in lieu of, or to refinance or replace, the Brazilian Debentures or any Brazilian Debenture Refinancing Indebtedness (in form and substance reasonably satisfactory to the Initial Lenders).

                  "Supplemental Agreement Facility" means a credit facility providing for loans or other investments to be made by AT&T to or in Holdings or the Brazilian Operating Subsidiary in an aggregate principal amount up to $150,000,000, as and to the extent required to comply with the Supplemental Agreement, which facility may replace or refinance on the Effective Date certain Existing AT&T Financings that are not refinanced by the AT&T Credit Facilities on the Effective Date.

                  "Supplier Manufactured Items" means, with respect to any Supply Contract, equipment (other than fiber) sold thereunder that is manufactured by the Supplier thereunder (or such Supplier's Affiliates) or services (including installation and systems integration) performed by such Supplier or its Affiliates thereunder.

                  "Suppliers" means, collectively, Cisco, Lucent and Nortel.

                  "Supplier Third-Party Services" means, with respect to any Supply Contract, installation and systems integration services related to any Supplier Manufactured Items under such Supply Contract performed by a subcontractor of the Supplier under such Supply Contract; provided that any payments made by any Loan Party in respect of such services are required to be made to the applicable Supplier pursuant to such Supply Contract.

                  "Supply Contracts" means the Cisco Supply Contract, the Lucent Supply Contract and the Nortel Supply Contract or any contract substituted therefor as described in clause (s) of Section 7.01.

                  "Syndication Assistance Agreement" means the letter agreement dated the date hereof among the Suppliers, Holdings, the Borrower and AT&T.

                  "Synthetic Purchase Agreement" means any swap, derivative or other agreement or combination of agreements pursuant to which any Loan Party is or may become obligated to make (a) any cash payment in connection with a purchase by any third party from a Person other than a Loan Party of any Equity Interest of any Loan Party or any Indebtedness of any Loan Party or (b) any cash payment the amount of which is determined by reference to the price or value at any time of any Equity Interest of any Loan Party or any Indebtedness of any Loan Party; provided that any bona fide management, director or employee compensation arrangement or similar arrangement or, with respect to any acquisition of assets in exchange for Equity

Interests of Holdings, any agreement that provides for payment (i) in lieu of fractional Equity Interests or (ii) pursuant to a post-closing purchase price adjustment, in each case that does not directly or indirectly have the economic effect of violating Section 6.06 shall not constitute a Synthetic Purchase Agreement.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed by any Governmental Authority.

                  "Total Indebtedness" means, as of any date, the sum, without duplication, of (a) the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that
(i) Subordinated AT&T Indebtedness shall not be included in "Total Indebtedness" and (ii) for purposes of clause (b) above, the term "Indebtedness" shall not include contingent obligations of Holdings, the Borrower or any Restricted Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness.

                  "Tranche A", when used in reference to any Loan, Borrowing or Commitment, refers to (a) in the case of any such Loan, Borrowing or Commitment under an Initial Participating Credit Agreement, whether such Loan, Borrowing or Commitment is a Tranche A Loan, Tranche A Borrowing or Tranche A Commitment (in each case, as defined in such Initial Participating Credit Agreement) or (b) in the case of any other Participating Credit Agreement, whether the proceeds of such Loan or Borrowing (or the Loans to be made pursuant to such Commitment) are to be used to finance the purchase, importation and installation of Financed Collateral (as opposed to other permitted purposes).

                  "Tranche B", when used in reference to any Loan, Borrowing or Commitment, refers to (a) in the case of any such Loan, Borrowing or Commitment under an Initial Participating Credit Agreement, whether such Loan, Borrowing or Commitment is a Tranche B Loan, Tranche B Borrowing or Tranche B Commitment (in each case, as defined in such Initial Participating Credit Agreement) or (b) in the case of any other Participating Credit Agreement, whether the proceeds of such Loan or Borrowing (or the Loans to be made pursuant to such Commitment) are to be used for a purpose other than the purchase, importation and installation of Financed Collateral.

                  "Transactions" means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof by any Loan Party and the purchase of goods and services under the Supply Contracts.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to a particular index or reference rate (e.g., the Adjusted LIBO Rate or Alternate Base Rate, in each case as defined in the Initial Participating Credit Agreements).

                  "United States" means the United States of America.

                  "Unrestricted Subsidiary" means (a) each Subsidiary listed on
Schedule 1.01(b) hereto, (b) each Subsidiary designated as an Unrestricted Subsidiary after the date hereof pursuant to Section 8.13 and (c) each subsidiary of an Unrestricted Subsidiary; provided that no Subsidiary that holds any Concession shall be an Unrestricted Subsidiary.

                  "U.S. Pledge Agreement" means the Pledge Agreement among the Loan Parties party thereto and the Collateral Agent, substantially in the form of Exhibit E.

                  "U.S. Security Agreement" means the Security Agreement among the Loan Parties party thereto and the Collateral Agent, substantially in the form of Exhibit F.

                  "U.S. Security Documents" means the U.S. Pledge Agreement and the U.S. Security Agreement.

                  "Vendor" means (a) each supplier of goods and services the purchase of which is financed with the proceeds of Loans and (b) each such supplier with outstanding Commitments, including, for as long as any Loans or Commitments remain outstanding under the applicable Initial Participating Credit Agreement, each Supplier.

                  "Vendor Lender" means any Lender that is not a Non-Vendor Lender.

                  "Weighted Account Age" means, on any date, in respect of any account receivable owed to any Loan Party, the product of (a) the principal amount of such account receivable (adjusted to reflect any write-down, reserve or allowance in respect thereof that would reduce the book value thereof determined in accordance with GAAP) and (b) the age of such account receivable (expressed in days since the invoice date).

                  "Weighted Average Accounts Age" means, on any date, (a) the sum of the Weighted Account Age of all accounts receivable owed to the Loan Parties on such date, divided by (b) the aggregate principal amount of accounts receivable owed to the Loan Parties on such date (adjusted to reflect any write-down, reserve or allowance in respect thereof that would reduce the book value thereof determined in accordance with GAAP).

                  "Weighted Average Life" means, with respect to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of: (i) the amount of each remaining scheduled payment of principal for such Indebtedness (or in the case of a revolving credit facility, each scheduled reduction in the commitments thereunder) multiplied by (ii) the number of years that will elapse between such date and the scheduled repayment date therefor (or in the case of a revolving credit facility, such scheduled reduction in the commitments thereunder), by (b) the outstanding principal amount of such Indebtedness (or, in the case of a revolving credit facility, the maximum amount of commitments thereunder, regardless of the amount of revolving loans then outstanding).

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Tranche A Loan") or by Type (e.g., a "LIBOR Loan") or by Class and Type (e.g., a "Tranche A LIBOR Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Tranche A Borrowing") or by Type (e.g., a "LIBOR Borrowing") or by Class and Type (e.g., a "Tranche A LIBOR Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any term defined herein by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect, (c) any reference herein to any Person (other than AT&T) shall be construed to include such Person's successors and assigns and, in the case of a Governmental Authority, succeeding to the relevant functions thereof, (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.

                  SECTION 1.04. Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed, all accounting determinations and computations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, as in effect from time to time. If Holdings notifies the Agents that Holdings requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if any Agent notifies Holdings that the Requisite Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  (b) Any accounting or financial determination to be made in respect of Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis shall be made (i) excluding the accounts of the Unrestricted Subsidiaries that would otherwise be consolidated therewith in accordance with GAAP and (ii) treating the Borrower as a consolidated subsidiary of Holdings and such treatment shall be considered as GAAP for purposes of the Loan Documents.

                  SECTION 1.05. Determinations Regarding Project Cities. For purposes of determining whether any asset is "located" in a Project City pursuant to any provision hereof requiring such a determination (a) any asset the principal function, purpose or use of which is (i) to connect the Network between two or more Project Cities or (ii) to connect the Network located in a Project City to internet or long-distance carriers located outside of a Project City shall, in each case, be deemed to be "located" in a Project City (regardless of whether actually located in a Project City) and (b) any asset the principal function, purpose or use of which is to connect the Network between a Project City and a location outside of a Project City shall be deemed to be "located" outside of a Project City (regardless of whether actually located in a Project City).


                                   ARTICLE II

                                    The Loans

                  SECTION 2.01. Accession of Additional Participating Credit Agreements. The Administrative Agent under each Additional Participating Credit Agreement shall become a party hereto, and such Administrative Agent and the Lender Group thereunder shall become bound by this Agreement, in accordance with the procedure set forth in Section 2.01 of the Collateral Agency Agreement.

                  SECTION 2.02. Termination or Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate at 5:00 p.m., New York City time, on the Availability Termination Date.

                  (b) On the date of each Loan of any Class made by any Lender, such Lender's Commitment of such Class shall be reduced by an amount equal to such Loan.

                  (c) In the event that a prepayment of Loans would be required pursuant to paragraph (b), (c), (d) or (e) of Section 2.03, the Commitments then in effect shall be reduced as and to the extent required by Section 2.03.

                  (d) The Borrower may at any time terminate, or from time to time reduce, the Commitments upon at least three Business Days notice to the Administrative Agents; provided that, prior to any such termination or reduction (unless, after giving effect thereto and to any concurrent repayment of Loans, there will not be any Commitments in effect and there will not be any Loans outstanding), the Borrower shall demonstrate, to the reasonable satisfaction of the Requisite Lenders, either (i) availability of alternative funds on a dollar-for-dollar basis and on terms reasonably satisfactory to the Requisite Lenders or (ii) that after giving effect to such termination or reduction, there shall be sufficient Commitments (or other alternative funds available on terms reasonably satisfactory to the Requisite Lenders) to finance the build-out and operation of the Project in a manner that will enable Holdings to comply with the covenants contained in Sections 6.16 through 6.25 at all times during the period from the date of such termination or reduction until the Maturity Date; provided further that, after giving effect to such reduction or termination, there shall be sufficient Commitments under each Participating Credit Agreement for the payment of any Supplier Manufactured Items which have been ordered under the applicable Supply Contract and for which the applicable Supplier has not yet been paid; provided further that each reduction of less than all remaining Commitments pursuant to this paragraph (d) shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000. The Borrower shall not have the right optionally to terminate or reduce any Commitments except as provided herein.

                  (e) The Borrower shall notify the Administrative Agents of any election to terminate or reduce the Commitments of any Class under paragraph (d) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, each Administrative Agent shall advise the Lenders in its Lender Group of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments shall be permanent. Each reduction or termination of the Commitments pursuant to paragraph (c) of this Section shall be applied as provided in Section 2.03(g). Each reduction or termination of the Commitments pursuant to paragraph (d) of this Section shall be applied to all Commitments of each Class under all Participating Credit Agreements then in effect ratably; provided that the Borrower may elect to terminate or reduce Commitments under a Participating Credit Agreement (without terminating or ratably reducing other Commitments) if Holdings and the Borrower certify to the Administrative Agents under the other Participating Credit Agreements that such termination or reduction reflects anticipated reduced purchases under and in accordance with the related Supply Contract and otherwise in accordance with paragraph (d) of this Section.

                  SECTION 2.03. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section and the applicable Participating Credit Agreement; provided that each partial prepayment shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $3,000,000.

                  (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event described in clause (a) or (b) of the definition of the term "Prepayment Event", the Borrower shall, substantially simultaneously with the receipt of such Net Proceeds, prepay Borrowings and Other Senior Secured Indebtedness and reduce Commitments in accordance with paragraphs (f) and (g) below in an aggregate principal amount equal to such Net Proceeds; provided that the Borrower shall not be required to make any such prepayment or reduction of Commitments in connection with any event described in clause (a) or (b) of the definition of "Prepayment Event", unless the Net Proceeds from such event (or any related series of such events) exceed $1,000,000; provided further that, in the case of any event described in clause (a) or (b) of the definition of the term "Prepayment Event", if Holdings shall deliver to the Administrative Agents a certificate of a Financial Officer to the effect that Holdings elects to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within the Reinvestment Period in respect of such Net Proceeds, to acquire real property, equipment or other tangible assets (in each case, that will constitute Collateral) to be used in the Project (in the case of an event described in clause (a) of the definition of the term "Prepayment Event") or to repair, restore or replace the affected property or asset (in the case of an event described in clause (b) of the definition of the term "Prepayment Event"), and certifying that no Event of Default has occurred and is continuing, then no prepayment or reduction of Commitments shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such Reinvestment Period, at which time a prepayment or reduction of Commitments shall be required in an amount equal to such Net Proceeds that have not been so applied; provided further that, subject to the last sentence of this paragraph, as a condition to any election by Holdings pursuant to the immediately preceding proviso (except with respect to any such election that is contemplated by the parenthetical to clause (b) of the definition of the term "Reinvestment Period"), the Loan Parties shall deposit with the Collateral Agent an amount in cash equal to the amount of Net Proceeds with respect to which such election is being made (less the amount of such Net Proceeds, if any, already reinvested as provided above), which amount shall be held by the Collateral Agent as Collateral. At or prior to the end of any Reinvestment Period referred to above, Holdings may deliver to the Agents either
(i) a certificate (or, from time to time, certificates) of a Financial Officer certifying that the Net Proceeds so deposited by it and held as Collateral (or a portion thereof specified in such certificate) are to be released and applied for the purposes specified above, which certificate shall set forth a reasonably detailed description of the application thereof, attach invoices or receipts to be paid or reimbursed with the funds so released and certify that a Notice of Enforcement is not in effect and no Secured Party is entitled to deliver a Notice of Enforcement at the time (in which case such Net Proceeds or the specified portion thereof, as applicable, shall be released by the Collateral Agent for such purpose) or (ii) a written notice to the effect that Holdings has determined not to so apply such Net Proceeds (or a portion thereof specified in such notice) and directing the Collateral Agent to release such Net Proceeds (or such portion thereof) for application to make prepayments and reductions of Commitments in accordance with paragraphs (f) and (g) below in an equivalent amount (in which case such Net Proceeds or the specified portion thereof, as applicable, shall be released by the Collateral Agent for such purpose). If a Prepayment Event described in clause (a) or (b) of the definition of the term "Prepayment Event" occurs prior to the Effective Date and Holdings makes the election referred to in the second proviso to the first sentence of this Section, Holdings will not be required as a condition to such election to deposit Net Proceeds from such event with the Collateral Agent as contemplated by the third proviso to such sentence if such Net proceeds are received prior to the Effective Date; provided that any such Net Proceeds so received and not reinvested as contemplated hereby prior to the Effective Date shall be deposited with the Collateral Agent on the Effective Date pursuant to such third proviso.

                  (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any IRU Transaction, the Borrower shall, substantially simultaneously with the receipt of such Net Proceeds, prepay Borrowings and Other Senior Secured Indebtedness and reduce Commitments in accordance with paragraphs (f) and (g) below in an aggregate principal amount equal to 50% of such Net Proceeds; provided that no such prepayment shall be required in respect of the first $20,000,000 of Net Proceeds in respect of IRU Transactions received by the Loan Parties during any fiscal year of Holdings. Notwithstanding the foregoing, if Holdings elects by notice to the Administrative Agents at least 30 days prior to the commencement of a fiscal year of Holdings that the provisions of this sentence will apply for such fiscal year in lieu of the provisions of the immediately preceding sentence, then (for such fiscal year), in lieu of the provisions of the immediately preceding sentence, the Borrower shall, within 10 Business Days after the end of each of the first six-month period and the second six-month period of such fiscal year, prepay Borrowings and Other Senior Secured Indebtedness and reduce Commitments in accordance with paragraphs (f) and (g) below in an aggregate principal amount equal to 50% of the excess, if any, of
(i) the Net Proceeds in respect of IRU Transactions received by the Loan Parties during such six-month period over (ii) the sum of $5,000,000 plus the amount of cash payments made by the Loan Parties to acquire IRUs during such six-month period.

                  (d) In the event and on each occasion that any Net Proceeds are received by any Loan Party in respect of any Prepayment Event described in clause (c) of the definition of the term "Prepayment Event", the Borrower shall, substantially simultaneously with the receipt of such Net Proceeds, prepay Borrowings and Other Senior Secured Indebtedness and reduce Commitments in accordance with paragraphs (f) and (g) below in an aggregate principal amount equal to the product of (i) the amount of such Net Proceeds and (ii) the applicable Capital Markets Percentage.

                  (e) Following the end of each fiscal year of Holdings, commencing with the fiscal year ending on December 31, 2004, the Borrower shall prepay Borrowings and Other Senior Secured Indebtedness and reduce Commitments in accordance with paragraphs (f) and (g) below in an aggregate principal amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment or reduction of Commitments pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within the period required under Section 5.01 for the delivery of financial statements with respect to such fiscal year).

                  (f) Any Net Proceeds or other amounts required to be applied to make prepayments or reduce Commitments pursuant to paragraph (b), (c), (d) or
(e) above shall be applied (i) to prepay or offer to prepay Other Senior Secured Indebtedness to the extent required by the terms thereof; provided that (A) the amount so applied in respect of any Other Senior Secured Indebtedness shall not exceed its Pro Rata Share of the total amount of Borrowings and Other Senior Secured Indebtedness required to be prepaid and Commitments required to be reduced pursuant to paragraph (b), (c), (d) or (e) above, as applicable, (B) in the case of an Agency Capital Market Transaction arranged by a Supplier, no amount shall be applied to prepay any Other Senior Secured Indebtedness and (C) if Other Senior Secured Indebtedness with a maturity of two years or less is incurred to construct or acquire the OSS, then no amount shall be applied to prepay such Other Senior Secured Indebtedness, and (ii) otherwise (including any amounts offered to prepay any Other Senior Secured Indebtedness, to the extent such offer is declined) to prepay Borrowings and reduce Commitments in accordance with the applicable provisions of this Section.

                  (g) Prior to any optional prepayment of Borrowings, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph
(h) of this Section; provided that the Borrower shall select Borrowings to be prepaid such that each Lender receives its pro rata share of such prepayment (based on the percentage of the aggregate principal amount of Loans then outstanding represented by such Lender's Loans). Prior to any mandatory prepayment of Borrowings or mandatory reduction of Commitments pursuant to this Section, the Borrower shall select Borrowings to be prepaid and Commitments to be reduced as follows:

                      (i) the aggregate amount to be applied to prepay Borrowings and reduce Commitments under the Participating Credit Agreements shall be allocated among the Participating Credit Agreements ratably (based on the percentage of the aggregate principal amount of Loans and Commitments then outstanding represented by the Loans and Commitments under each Participating Credit Agreement); provided that
         (A) in the case of an Agency Capital Market Transaction arranged by a Supplier, the aggregate amount to be applied to prepay Borrowings and reduce Commitments as a result of such Agency Capital Market Transaction shall be allocated solely to the Participating Credit Agreement related to such Supplier's Supply Contract, and (B) if Permitted Senior Secured Indebtedness with a maturity of two years or less is incurred to construct or acquire the OSS, then the Participating Credit Agreement, and the Borrowings and Commitments thereunder, in respect of such Permitted Senior Secured Indebtedness shall be disregarded for purposes of allocations of mandatory prepayments of Borrowings and mandatory reductions of Commitments;

                     (ii) the aggregate amount to be applied to prepay Borrowings and reduce Commitments under each Participating Credit Agreement (as determined pursuant to clause (i) above) shall be applied
         (A) first, to prepay Borrowings under such Participating Credit Agreement in accordance with clause (iii) below, (B) second, permanently to reduce Tranche B Commitments under such Participating Credit Agreement in accordance with clause (iv) below and (C) third, permanently to reduce Tranche A Commitments under such Participating Credit Agreement in accordance with clause (iv) below;

                    (iii) the Borrower shall select Borrowings to be prepaid under each Participating Credit Agreement such that each Lender thereunder receives its pro rata share of such prepayment (based on the percentage of the aggregate principal amount of Loans then outstanding under such Participating Credit Agreement represented by such Lender's Loans under such Participating Credit Agreement); and

                     (iv) the Borrower shall select Commitments of the applicable Class to be reduced under each Participating Credit Agreement such that the Commitments of such Class of each Lender thereunder are reduced ratably (based on the percentage of the aggregate principal amount of Commitments of such Class then outstanding under such Participating Credit Agreement represented by such Lender's Commitment of such Class under such Participating Credit Agreement).

                  (h) The Borrower shall notify the Administrative Agents by telephone (confirmed by telecopy) of any prepayment or reduction of Commitments not later than 11:00 a.m., New York City time, three Business Days before the date of such prepayment or reduction of Commitments. Each such notice shall be irrevocable and shall specify the date, the principal amount of each Borrowing or portion thereof to be prepaid or of the Commitments to be reduced and, in the case of a mandatory prepayment or reduction of Commitments, a reasonably detailed calculation of the amount of such prepayment or reduction of Commitments. Promptly following receipt of any such notice, each Administrative Agent shall advise the Lenders in its Lender Group of the contents thereof. Each partial prepayment of Borrowings shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing (except as necessary to allocate prepayments in accordance with the other requirements of this Agreement). Prepayments of Borrowings shall be accompanied by the payment of accrued interest on the amount prepaid.


                                   ARTICLE III

                         Representations and Warranties

                  Each of Holdings and the Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. Holdings, the Borrower and each of the Restricted Subsidiaries is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or, as applicable, other organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing, where applicable, in, every jurisdiction where such qualification is required or in which the nature of its business or the ownership, leasing or holding of its property makes such qualification necessary.

                  SECTION 3.02. Authorization; Enforceability. The Transactions entered into or to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized (or, in the case of any Restricted Subsidiary, will have been duly authorized as of the Effective Date) by all necessary corporate and, if required, shareholder action. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes a legal, valid and binding obligation of Holdings and the Borrower, and each other Loan Document and Project Document to which any Loan Party is or is to be a party constitutes (or, when executed and delivered by it, will constitute) a legal, valid and binding obligation of such Loan Party, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. (a) The Transactions, the build-out, maintenance, installation and operation of the Network, the development of the Project and the execution, delivery and performance of the Project Documents (i) do not require any material Governmental Approvals, except (A) such as have been obtained or made and are in full force and effect, (B) filings necessary to perfect Liens created under the Security Documents, (C) the Governmental Approvals described on Schedules 3.03 and 3.19 and (D) any Permitted Additional Governmental Approvals, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party (except in respect of Existing AT&T Financings prior to the Effective Date), and (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Security Documents and Permitted Encumbrances.

                  (b) Schedule 3.03 sets forth all material Governmental Approvals (other than the Concessions and Permitted Additional Governmental Approvals) required in connection with the Transactions, the build-out, maintenance, installation and operation of the Network, the development of the Project and the execution, delivery and performance of the Project Documents, including Governmental Approvals required in order to permit payments to be made in respect of principal of and interest on Local Financing Loans and in respect of the Obligations. Except as expressly set forth in Schedule 3.03, all Governmental Approvals set forth therein have been obtained, made or taken (as the case may be) and are valid and in full force and effect, and each of the Loan Parties is in compliance with the terms and conditions thereof, except where the failure so to comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Each of the Borrower and Holdings reasonably believes that any such Governmental Approval that has not been obtained, made or taken (as the case may be) will be obtained, made or taken in due course at or prior to the time when needed, free from any conditions or requirements that cannot be satisfied and compliance with which would not be reasonably expected to have a Materially Adverse Effect.

                  SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 2000, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the nine month period ended September 30, 2001, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. The Borrower has heretofore furnished to the Lenders its balance sheet as of September 30, 2001, certified by a Financial Officer. Such balance sheet presents fairly, in all material respects, the financial position of the Borrower as of such date in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes. Neither Holdings, the Borrower nor any of the Restricted Subsidiaries had, as of the date of any such financial statements, any material contingent liabilities, material liabilities for Taxes or material long-term leases, material forward or long-term commitments or material unrealized losses from any unfavorable commitments that are not reflected in the foregoing statements or in the notes thereto or in publicly available filings either made by Holdings with the SEC at least 30 days prior to the date of this Agreement or delivered to the Initial Lenders.

                  (b) Since March 31, 2001, there has been no change, event, development or circumstance that has had or would be reasonably expected to have a Material Adverse Effect.

                  (c) The projected consolidated statements of income and cash flow of Holdings and its consolidated subsidiaries for the period from calendar year 2001 to and including calendar year 2008, and the projected annual consolidated balance sheets of Holdings and its consolidated subsidiaries as of the last day of each fiscal year, each as included in the Business Plan (copies of which have been furnished to the Lenders), have been prepared in good faith on the basis of assumptions believed to be reasonable as of the date of preparation thereof.

                  SECTION 3.05. Properties. (a) Holdings, the Borrower and each of the Restricted Subsidiaries has good title to, or valid leasehold interests in, all the real and personal property material to its business free and clear of all Liens (other than Liens permitted under Section 6.02), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or proposed to be conducted.

                  (b) Holdings, the Borrower and each of the Subsidiaries owns, or is licensed or otherwise has the right to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect.

                  (c) Schedule 3.05 (as supplemented by any supplements thereto delivered to the Agents prior to the Effective Date) sets forth the address of each real property that is owned or leased by Holdings, the Borrower or any of the Subsidiaries as of the Effective Date and indicates any such owned real property with a fair market value in excess of $1,000,000, or leased property at which is located tangible assets with a fair market value in excess of $1,000,000, in each case as determined by Holdings in good faith. As of the Effective Date, neither Holdings, the Borrower nor any of the Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation or similar proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any material interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

                  SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against, (to its knowledge) threatened against or (to its knowledge) affecting Holdings, the Borrower or any of the Subsidiaries, or (to their knowledge) seeking to nullify, rescind, terminate, modify or suspend any Concession or other Governmental Approval set forth on Schedule 3.03 (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that challenge the validity, enforceability or effectiveness of any of the Loan Documents, the borrowing of the Loans or the use of the proceeds thereof.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect, neither Holdings, the Borrower nor any of the Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any Governmental Approval required under any applicable Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows, on the basis of the most recent information available to it, of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Holdings, the Borrower and each of the Subsidiaries is in compliance with all laws, regulations, orders, judgments and decrees of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. None of the Loan Parties is (a) an "investment company" subject to regulation under the Investment Company Act of 1940, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or
(c) subject to any similar law or regulation restricting its ability to incur Indebtedness.

                  SECTION 3.09. Taxes. Each of the Loan Parties has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the applicable Loan Party has set aside on its books adequate reserves in accordance with GAAP, (c) such contest effectively suspends collection of such Taxes and the enforcement of any Lien securing such obligations and (d) the failure to so file or make payment pending the resolution of such contest would not reasonably be expected to result in a Material Adverse Effect. There has not been asserted or proposed to be asserted any material Tax deficiency against any Loan Party or for which any Loan Party may be liable for which an adequate reserve in accordance with GAAP has not been set aside on the books of the applicable Loan Party.

                  SECTION 3.10. Disclosure. Holdings and the Borrower have disclosed to the Lenders (directly or indirectly through their counsel or agents) all agreements, instruments and corporate or other restrictions to which any of the Loan Parties is subject, and all matters otherwise known to either of them, that, individually or in the aggregate, would be reasonably expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith on the basis of assumptions believed to be reasonable at the time.

                  SECTION 3.11. Subsidiaries. Schedule 3.11 (as supplemented by any supplements thereto delivered to the Administrative Agents prior to the Effective Date) sets forth as of the Effective Date the name of, and the ownership interest of Holdings in, each Subsidiary, indicating with respect to each such Subsidiary its status as a Restricted Subsidiary or an Unrestricted Subsidiary and its jurisdiction of organization. Each Subsidiary listed on
Schedule 1.01(b) as an Unrestricted Subsidiary (a) does not hold any material assets, (b) does not conduct any material operations and (c) satisfies the criteria set forth in clauses (a) through (h) (other than clause (e)) of Section 8.13.

                  SECTION 3.12. Insurance. Schedule 3.12 (as supplemented by any supplements thereto delivered to the Agents prior to the Effective Date) sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Effective Date. As of the Effective Date, premiums due and payable in respect of such insurance have been paid. Holdings and the Borrower believe that the insurance maintained by or on behalf of the Loan Parties is adequate and complies with the insurance requirements contained herein and in the other Loan Documents.

                  SECTION 3.13. Supply Contracts. As of the Effective Date, each Supply Contract is in full force and effect. As of the date of each Borrowing under any Participating Credit Agreement (a) the Supply Contract related to such Participating Credit Agreement is in full force and effect and (b) except for any termination in compliance with this Agreement, each other Supply Contract is in full force and effect. As of the Effective Date and the date of each such Borrowing, Holdings and each applicable Restricted Subsidiary is in compliance in all material respects with the terms and conditions of each Supply Contract.

                  SECTION 3.14. No Immunity Defense. Each of the Loan Parties is subject to private commercial law and suit, and no Loan Party is entitled to sovereign immunity under any such laws. Neither the Loan Parties nor their respective assets have the right of immunity from suit, attachment or execution on the grounds of sovereignty within the Netherlands, any Project Country or in any other jurisdiction. Under the Laws of Argentina, none of the Loan Parties nor any asset of any Loan Party has any immunity from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, attachment, execution or otherwise), nor are any such assets considered assets pertaining to the rendering of a public service.

                  SECTION 3.15. Ownership of Holdings. To the best knowledge of Holdings, Schedule 3.15 identifies each Person that, as of the Closing Date, beneficially or of record owns Equity Interests in Holdings representing 5% or more of the ordinary voting power or the equity value represented by all Equity Interests in Holdings outstanding as of the Closing Date. The total number of shares of capital stock of Holdings that are subject to options, warrants and other stock purchase rights outstanding as of the Closing Date does not exceed 20,000,000.

                  SECTION 3.16. Project Documents, etc. Schedule 3.16 (as supplemented by any supplements thereto delivered to the Administrative Agents prior to the Effective Date) includes all the Project Documents in effect as of the Effective Date. The documents identified on Schedule 3.16 constitute and include all material contracts and agreements necessary for the construction, installation and operation of the Project as contemplated as of the Effective Date and in a manner consistent with the Business Plan and applicable law, in each case to the extent reasonably foreseeable as of the Effective Date. Holdings has delivered to the Lenders true and correct copies of each Project Document in effect as of the Effective Date (subject to redaction to exclude information that any Loan Party is not permitted to disclose by reason of binding confidentiality obligations imposed on such Loan Party pursuant to the terms thereof). Neither any Loan Party nor any other party to any Project Document is in default in the performance of any obligation set forth in such Project Document that would reasonably be expected to result in a Material Adverse Effect. No event has occurred that would reasonably be expected to give rise to the termination of any Project Document that would reasonably be expected to result in a Material Adverse Effect. All conditions precedent to the obligations of the respective parties to each Project Document have been waived or satisfied, except for any such conditions that are not to be met until a later stage of the implementation of the Project, and Holdings reasonably believes that any such condition to be satisfied in the future will be satisfied at or prior to the time required.

                  SECTION 3.17. Withholding and Other Taxes. As of the Closing Date and as of the Effective Date, other than as set forth on Schedule 3.17 to the Disclosure Letter (as supplemented by any supplements thereto delivered to the Administrative Agents prior to the Effective Date), there is no material tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in any Project Country or the Netherlands or any political subdivision or taxing authority thereof or therein (i) on or by virtue of the execution, delivery, performance, enforcement or admissibility into evidence of this Agreement or any of the other Loan Documents or (ii) on or in respect of any payment to be made by the Borrower or any Restricted Subsidiary pursuant to this Agreement or any of the other Loan Documents.

                  SECTION 3.18. Ranking of Loans.. The obligations of each Loan Party under the Loan Documents rank in right of payment at least pari passu with all other senior Indebtedness for borrowed money of such Loan Party.

                  SECTION 3.19. Concessions. Schedule 3.19 (as supplemented by any supplements thereto delivered to the Administrative Agents prior to the Effective Date) sets forth all of the Concessions, as of the Closing Date and as of the Effective Date, and the name of the Loan Party holding each such Concession. Each of the Concessions is valid and in full force and effect (except as set forth in Schedule 3.19), and the Loan Parties are in compliance in all material respects with the terms and conditions thereof. The rights granted to the Loan Parties pursuant to the Concessions, together with the other Governmental Approvals set forth on
Schedule 3.03 (and any Permitted Additional Governmental Approval), provide the Loan Parties with adequate rights to enable the Loan Parties to operate the Project.

                  SECTION 3.20. Build and Coverage Requirements. Except as set forth on Schedule 3.20 and except for requirements attributable to changes in circumstances after the Closing Date that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Loan Party is required by the terms of any Concession or other Governmental Approval or by any applicable law, rule, regulation or other requirement of any Governmental Authority to (a) provide or make available any telecommunications service to any Person or in any geographic region, (b) make any telecommunications service generally available in any Project Country or (c) install any telecommunications equipment, build or cause to be built any telecommunications network or otherwise make any Capital Expenditure.

                  SECTION 3.21. Security Documents. On and after the Effective Date, the Security Documents create in favor of the Collateral Agent or, where specified, the Lenders, for the benefit of the Secured Parties, legal, valid, binding and enforceable Liens in all Collateral as specified therein, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Liens granted under each Security Document are perfected and are prior to any other Liens on the Collateral referred to therein, except in each case as permitted by the terms of, and subject to the exceptions set forth in, the Loan Documents.

                  SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans (and taking into account all rights of contribution arising by operation of law or otherwise to which any Loan Party may be entitled and other credit support available to any Subsidiary from Holdings, any of the other Subsidiaries or the Borrower or available to the Borrower from Holdings or any Subsidiaries), (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Loan Party will be able, generally, to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date and (e) the Argentine Operating Subsidiary's financial condition will be consistent with the technical and investment plans described by them in the application forms for telecommunication licenses and services filed with the Argentine Governmental Authorities.

                  SECTION 3.23. ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not in the aggregate, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount by more than $1,000,000, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not in the aggregate, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans. None of Holdings, the Subsidiaries or any other ERISA Affiliate has engaged in a transaction with respect to any employee benefit plan that would reasonably be expected to result in a Material Adverse Effect.

                  (b) With respect to each pension or employee benefit scheme or arrangement mandated by a government other than the United States (a "Foreign Government Arrangement") and with respect to each employee benefit plan maintained or contributed to by any Loan Party that is not subject to United States law (a "Foreign Benefit Plan"), any employer and employee contributions required by law or by the terms of any Foreign Government Arrangement or any Foreign Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices (other than any failure to make or accrue such contributions that would not reasonably be expected to have a Material Adverse Effect).

                  SECTION 3.24. Federal Reserve Regulations. (a) Neither Holdings, the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

                  SECTION 3.25. Labor Matters. As of the Effective Date, there are no material strikes, lockouts or slowdowns against Holdings or any Restricted Subsidiary pending or threatened. The hours worked by and payments made to employees of Holdings and the Restricted Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All material payments due from Holdings or any Restricted Subsidiary, or for which any claim may be made against Holdings or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid, including all payments required by the Labor Code of Colombia and by any union agreement or collective pact, including payments for night work, overtime day work, overtime night work, work performed on Sundays or legal holidays, severance pay and interest on severance pay, semester bonus, vacation, transfer expenses indemnities, and payroll taxes, or (to the extent required by

GAAP or generally accepted accounting principles in effect in the applicable Project Country) accrued as a liability on the books of Holdings or such Restricted Subsidiary. None of Holdings or the Restricted Subsidiaries has any outstanding material obligations relating to Peruvian Workers Time Service Compensation (CTS), Workers Social Benefits or Private or Public Pensions. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union or individual employee under any collective bargaining agreement to which Holdings or any Restricted Subsidiary is bound. Holdings and the Restricted Subsidiaries have performed all medical examinations required by Colombian law or by any union agreement or collective pact, have affiliated all of their personnel to the Integral Social Security System of Colombia and have made the payments and contributions to the Integral Social Security System of Colombia, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. No labor law in Argentina, including the Labor Contract Law No. 20,744 as amended ("Ley de Contrato de Trabajo No. 20.744"), the Labor Risk Law No. 24,557 ("Ley de Riesgos de Trabajo No. 24.557") and the National Employment Law No. 24,013 ("Ley Nacional de Empleo No. 24.103") has been violated in any material respect or is being violated in connection with employees of Holdings and the Restricted Subsidiaries. Holdings and the Restricted Subsidiaries control independent contractors' compliance with the labor and social security obligations related to the independent contractors' employees in all material respects according to
Section 30 of the Labor Contract Law in Argentina. There are no material labor claims from employees of such contractors against Holdings or any Restricted Subsidiary pending or threatened, under which the employees of such contractors argue that Holdings or any Restricted Subsidiary is jointly and severally liable for any labor or social security obligations. There are no material pending or threatened claims from independent professionals of unregistered labor relationships against Holdings or any Restricted Subsidiary. Each Chilean Subsidiary has entered into a written employment contract with each of its employees pursuant to the provisions of the Chilean Labor Code and is not in violation in any material respect of the Chilean Labor Code or any other labor related laws.

                  SECTION 3.26. Affiliate Transactions. As of the Closing Date, except as set forth on Schedule 3.26, no Loan Party is party to any contract or legally binding arrangement with any Affiliate that is not a Loan Party.

                  SECTION 3.27. Local Facilities Indebtedness. Schedule 1.01(d) sets forth all Local Facilities Indebtedness existing as of the Closing Date.


                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. The obligations of each Initial Lender to make Loans under its Initial Participating Credit Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):

                  (a) The Administrative Agents (or their counsel) shall have received from each party hereto or thereto a counterpart of this Agreement and each Initial Participating Credit Agreement signed on behalf of such party and promissory notes for each Lender as required by the Initial Participating Credit Agreements. Each Initial Participating Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agents and Initial Lenders that are not parties thereto.

                  (b) The Administrative Agents shall have received a favorable written opinion (addressed to the Agents and the Lenders and dated the Effective Date) of each of (i) Debevoise & Plimpton, United States counsel for the Loan Parties, (ii) Thomas C. Canfield, general counsel of Holdings, (iii) Ortiz & Asociados, Argentine counsel for the Loan Parties, (iv) Veirano & Advogados Associados, Brazilian counsel for the Loan Parties, (v) Morales, Noguera, Valdivieso & Besa Ltda., Chilean counsel for the Loan Parties, (vi) Lewin & Wills, Colombian counsel to the Loan Parties, (vii) Loyens & Loeff, Netherlands counsel for the Loan Parties, (viii) Rodrigo, Elias & Medrano, abogados, Peruvian counsel for the Loan Parties, (ix) in-house counsel of AT&T reasonably satisfactory to the Administrative Agents, and (x) such other counsel for each of the Loan Parties and AT&T as the Agents may reasonably require, and, in each case, covering such matters relating to the Loan Parties, AT&T, the Loan Documents, the Transactions or the Project as any Administrative Agent shall reasonably request. Holdings and the Borrower hereby request their counsel referred to in this paragraph to deliver such opinions.

                  (c) The Administrative Agents shall have received such documents and certificates as any Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents, the Transactions or the Project, all in form and substance reasonably satisfactory to such Administrative Agent and its counsel.

                  (d) The Administrative Agents shall each have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each of Holdings and the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (e) Each of the Agents and the Initial Lenders shall have received (or shall receive or be satisfied with the arrangements for it to receive from the proceeds of the initial Borrowing on the Effective
         Date) all fees and other amounts due and payable to them on or prior to the Effective Date, including, to the extent invoiced and delivered to Holdings at least one Business Day prior to the Effective Date, reimbursement or payment of all expenses (including reasonable legal fees and expenses) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (f) The Lenders shall be reasonably satisfied with the corporate and legal structure and capitalization of the Loan Parties, including the organizational documents of each Loan Party and the ownership of, and arrangements for the Control by Holdings of, the Borrower.

                  (g) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agents shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer. The Administrative Agents shall have received evidence reasonably satisfactory to them of the absence of any Liens not permitted hereunder in each jurisdiction for which any Administrative Agent requests such evidence and in which such evidence is reasonably obtainable. The Initial Lenders shall be reasonably satisfied with the properties selected to be the initial Mortgaged Properties.

                  (h) The Administrative Agents shall have received evidence reasonably satisfactory to them that the insurance required by Section
         5.07 is in effect and that the Collateral Agent has been named as an additional insured and loss payee, to the extent required by the Loan Documents, under insurance policies maintained with respect to the properties of the Loan Parties constituting Collateral.

                  (i) Each Concession and each other Governmental Approval set forth in Schedules 3.03 and 3.19 shall be in full force and effect (except as expressly set forth in such Schedules). No event shall have occurred that would subject any Concession or any other material Governmental Approval to revocation, termination or suspension by any Governmental Authority.

                  (j) True and correct copies of each Concession shall have been delivered to the Initial Lenders.

                  (k) All Interconnection Agreements that were not received and reviewed by or on behalf of the Initial Lenders prior to the Closing Date shall be reasonably satisfactory in form and substance to the Initial Lenders. True and correct copies of all Interconnection Agreements shall have been delivered to the Initial Lenders.

                  (l) Each of the Brand License Agreements shall be in full force and effect. No event shall have occurred that would, whether after the passage of time or the giving of notice or otherwise, give AT&T the right to revoke, terminate or suspend either Brand License Agreement, and all payments required to be made by any Loan Party under either Brand License Agreement shall have been made or waived.

                  (m) The AT&T Subordination Agreement shall have been executed and delivered by each of the parties thereto and shall be in full force and effect. AT&T and Holdings shall have entered into the AT&T Financing Documents with respect to the AT&T Credit Facilities and the Supplemental Agreement Facility, and true and correct copies thereof shall have been delivered to the Initial Lenders. Each of the AT&T Financing Documents shall be reasonably satisfactory in form and substance to the Initial Lenders and in full force and effect, each of the Loan Parties shall be in compliance in all material respects with the terms of each of the AT&T Financing Documents to which it is party,

         AT&T shall have funded all amounts required to be funded under each of the AT&T Financing Documents, and all unused commitments under each of the AT&T Financing Documents shall be available to the applicable Loan Parties.

                  (n) Each Supply Contract shall have been executed and delivered by Holdings and each other Loan Party that is a party thereto and the applicable Supplier and shall be in full force and effect and any conditions to its effectiveness shall have been satisfied or waived.

                  (o) The Supplemental Agreement shall have been executed and delivered by each of the parties thereto and shall be in full force and effect.

                  (p) The Administrative Agents shall have received or been provided with copies of all agreements, instruments and other documents then in existence (i) evidencing or governing any Indebtedness of any Loan Party (other than the Indebtedness created under the Loan Documents and Indebtedness owing to any Supplier or its Affiliates) and
         (ii) relating to the Equity Interests of the Loan Parties (including shareholder agreements related thereto) and such agreements, instruments and other documents shall be on terms reasonably satisfactory in form and substance to the Initial Lenders.

                  (q) The Collateral Agency Agreement shall have been executed and delivered by each party thereto and shall be in full force and effect.

                  (r) The Forbearance Agreement shall have been executed and delivered by each of the parties thereto and shall be in full force and effect.

                  (s) No change in applicable law shall have occurred adversely affecting the legality, validity or enforceability of this Agreement or any Initial Participating Credit Agreement, the extension of credit thereunder or the making or repayment of Loans thereunder.

                  (t) A true and correct copy of each Project Document (other than the Supply Contracts) shall have been delivered to the Initial Lenders, executed in a form and in substance reasonably satisfactory to the Initial Lenders; provided that copies of Interconnection Agreements and Material Contracts may be redacted to exclude information that the Loan Parties are not permitted to disclose by reason of binding confidentiality obligations imposed on the Loan Parties pursuant to the terms thereof. The Administrative Agents shall have received a certificate of an officer of Holdings certifying that each of the Supply Contracts has been executed and delivered and is in full force and effect.

                  (u) The Loan Parties shall have established, to the reasonable satisfaction of the Administrative Agents, the cash collection systems contemplated by the Security Documents.

                  (v) Any additional conditions to the effectiveness of each Initial Participating Credit Agreement set forth therein shall have been satisfied or waived.

                  (w) The Board of Directors of Holdings shall have approved the Business Plan, without any change thereto.

                  (x) The Initial Lenders shall be satisfied that Holdings shall have (i) assigned each Material Contract to which it is party (including the Global Crossing Capacity Agreement but excluding the Brand License Agreements, the AT&T Financing Documents and software licenses) to a Restricted Subsidiary that is a wholly owned Subsidiary and (ii) taken all actions necessary (including the acquisition of all requisite third-party consents) to ensure that each such assignment is effective.

                  (y) Since the date of this Agreement, there shall have occurred no material disruption of or material adverse change in capital market or loan syndication market conditions, or in the economic, political or regulatory conditions in any Project Country, that in the reasonable judgment of any Supplier would materially and adversely affect the syndication of any Loans.

                  (z) Since March 31, 2001, there shall have occurred no change, event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

                  (aa) The structure, procedures and terms of the arrangements pursuant to which the proceeds of the Loans are to be made available to (or for the benefit of) the Operating Subsidiaries and applied for the purposes required by the Initial Participating Credit Agreements shall have been finalized, shall be reasonably satisfactory to the Initial Lenders and shall be set forth in the Funding Agreement, which shall have been executed by each of the parties thereto and shall be in full force and effect. All Local Financing Documents shall be reasonably satisfactory in form and substance to the Initial Lenders. All Local Financing Documents shall have been executed by each of the parties thereto and shall be in full force and effect. True and correct copies of all Local Financing Documents shall have been delivered to the Initial Lenders.

                  (bb) The Initial Lenders shall have received an unaudited consolidated balance sheet and statements of income, stockholders' equity and cash flows of Holdings and its consolidated subsidiaries as of and for the fiscal quarter ending December 31, 2001, certified by a Financial Officer of Holdings. The consolidated revenues and Consolidated EBITDA of Holdings and its consolidated subsidiaries for the fiscal quarter ending December 31, 2001, shall not be less than $142,000,000 and ($110,000,000), respectively. The Initial Lenders shall have been afforded a reasonable opportunity to review any information, documents and agreements reasonably requested by them for review with respect to any disclosures added to any of Schedules 3.05, 3.11, 3.12, 3.16, 3.17 and 3.19 by supplements thereto after the Closing Date, and shall be reasonably satisfied with the results of such review.

                  (cc) The Borrower shall have been granted an exemption within the meaning of Section 1 sub 4 of the Netherlands Act on the Credit Supervision 1992 ("Wet Toezicht Kredietwezen 1992") or shall have obtained written confirmation by the Netherlands Central Bank that it qualifies for an exemption pursuant to the Ministerial Decree of February 4, 1993 concerning Section 1 of such Act.


The Administrative Agents shall notify the Borrower, Holdings and the Initial Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Initial Lenders to make Loans under the Initial Participating Credit Agreements shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.02) at or prior to 3:00 p.m., New York City time, on March 31, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Borrowing. The obligation of each Lender to make a Loan on the occasion of any Borrowing under any Participating Credit Agreement is subject to the satisfaction of the following conditions, in addition to any conditions set forth in the applicable Participating Credit
Agreement:

                  (a) At the time of and immediately after giving effect to such Borrowing, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, except any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02 and as to the satisfaction of any additional conditions to such Borrowing set forth in the applicable Participating Credit Agreement.


                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable under the Participating Credit Agreements shall have been paid in full, each of Holdings and the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. The Borrower and Holdings will furnish to each Agent (and promptly following receipt, each Administrative Agent will furnish to the Lenders in its Lender Group):

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of Holdings and the Borrower, the audited consolidated balance sheet of each of Holdings and the Borrower and related statements of operations, shareholders' equity and cash flows as of the end of and for such year, in each case presented in Dollars, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized international standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries or the Borrower and its consolidated subsidiaries, as applicable, on a consolidated basis in accordance with GAAP;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings and the Borrower, the consolidated balance sheet of each of Holdings and the Borrower and related statements of operations, shareholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, in each case presented in Dollars, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a chief financial officer, principal accounting officer, treasurer or controller of Holdings, as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries or the Borrower and its consolidated subsidiaries, as applicable, on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) within 30 days after the end of each fiscal month of Holdings, a summary report setting forth (i) Capital Expenditures, revenue and Consolidated EBITDA, in each case for such fiscal month and the then elapsed portion of the fiscal year and (ii) cash balance, an itemized list of unused borrowing commitments, new cities where services are offered and the Weighted Average Accounts Age, and, on a country-by-country basis, total network route kilometers (segregated between metropolitan and domestic), total fiber kilometers, the number of buildings connected, the number of data internet ports in service, the number of private virtual circuits active, the number of dedicated data and internet customers, and the total number of employees, in each case as of the end of such fiscal month, all certified by one of the Financial Officers as presenting in all material respects such financial information of Holdings and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, subject, to the extent applicable, to normal year-end audit adjustments and the absence of footnotes;

                  (d) concurrently with any delivery of Holdings's financial statements under clause (a) or (b) above, (i) unaudited consolidating balance sheets as of the date of such financial statements and the related statements of income and stockholders' equity for the fiscal quarter ending on the date of such financial statements and for the portion of Holdings's fiscal year ended on the date of such financial statements, of (A) the Restricted

         Subsidiaries in each Project Country, combined (excluding the accounts of Unrestricted Subsidiaries), and (B) the Unrestricted Subsidiaries, combined, and (ii) a certificate of a Financial Officer, (A) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.15 through 6.24 and (C) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect thereof on the financial statements accompanying such certificate;

                  (e) concurrently with any delivery of financial statements under clause (a) above, a written statement (which may be limited to the extent required by accounting rules or guidelines or the usual practices of such accounting firm) by the independent certified public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of the Loan Documents as they relate to accounting matters, (ii) stating whether, in connection with their audit examination, any Default has come to their attention and, if so, specifying the nature and period of existence thereof and
         (iii) confirming the calculations set forth in the compliance certificate delivered simultaneously therewith;

                  (f) promptly after the same becomes available but in any event within 45 days after the end of each fiscal year of Holdings, the Budget with respect to the current fiscal year which shall be in substantially the same format as the Business Plan and which shall have been prepared in good faith and on the basis of reasonable assumptions;

                  (g) promptly after the same becomes publicly available, copies (which may be in electronic format) of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;

                  (h) reasonably promptly following any request therefor, such other information regarding the operations, business, affairs, financial condition or prospects of any Loan Party, or compliance with the terms of any Loan Document, as any Agent or any Lender may reasonably request;

                  (i) promptly after execution thereof, copies of (i) any agreement, instrument or other document evidencing or governing any Permitted Senior Secured Indebtedness or any other Material Indebtedness (other than any fee letters and other related agreements that are subject to express confidentiality agreements restricting disclosure thereof, provided such agreements are customarily subject to such confidentiality agreements), (ii) any Material Contract (which may be redacted to exclude information that the Loan Parties are not permitted to disclose by reason of binding confidentiality obligations imposed on the Loan Parties pursuant to the terms thereof), and (iii) any amendment or modification to any thereof or waiver under any thereof (subject to redaction as provided in clause (ii) above, in the case of amendments, modifications or waivers relating to Material Contracts);

                  (j) promptly after the availability thereof, copies of all amendments to the charter, by-laws or other organizational documents of Holdings, the Borrower or any of the Restricted Subsidiaries (other than ministerial amendments and amendments to give effect to capital increases otherwise permissible under the Loan Documents); and

                  (k) promptly after receipt or availability thereof, copies of all (i) material reports prepared by Holdings, the Borrower or any Restricted Subsidiaries and sent to any Governmental Authority and (ii) written notices, citations or communications concerning any actual, alleged, suspected or threatened material violation or nonrenewal of
         (A) any material Governmental Approval of Holdings, the Borrower or any of the Restricted Subsidiaries or (B) subject to entering into appropriate confidentiality agreements, any Material Contract.

                  SECTION 5.02. Notices of Material Events. Holdings and the Borrower will furnish to each Agent and each Lender prompt (but, with respect to paragraph (d) below, in any event within three days thereof, and with respect to each other paragraph below, in any event within five days thereof) written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or (to its knowledge) affecting any Loan Party that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

                  (c) receipt of any notice from any Governmental Authority asserting that any Loan Party is not in compliance with, or that there are any grounds to suspend, revoke or terminate, any Concession or any other material Governmental Approval, or of any suspension, revocation or termination thereof;

                  (d) the commencement of, or Holdings becoming aware of a material threat of, any action by any Governmental Authority that would reasonably be expected to result in the condemnation, seizure, compulsory acquisition, expropriation or nationalization of all or a material part of the assets of the Loan Parties or any Equity Interests of the Borrower or any Restricted Subsidiary;

                  (e)(i) any involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking liquidation, reorganization, "concordato", "concordata", a bankruptcy judgment, application of Colombian Law 550 of 1999, as amended, or other relief in respect of any Unrestricted Subsidiary, or its debts, (ii) any Unrestricted Subsidiary shall voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, "concordato", "concordata", a bankruptcy judgment, a judicial creditors' agreement, application of Colombian Law 550 of 1999, as amended, or other relief or (iii) any Unrestricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (f) the declaration of a moratorium on the payment of external debt by any Governmental Authority or Central Bank in any Project Country or the Netherlands or any other action by any such Governmental Authority or Central Bank that restricts the ability of any Loan Party to make any payment when due under any Loan Document or to transfer Dollars to the United States; and

                  (g) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Holdings setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Information Regarding Collateral. (a) Holdings will furnish to the Agents written notice of any change 30 days prior to such change (or, in the case of clause (iv) below, promptly upon becoming aware of such change) (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office or its principal place of business, (iii) in any Loan Party's jurisdiction of organization, identity or corporate structure or (iv) that results in the inaccuracy of any description of Collateral contained in any Security Document, to the extent such description is required to be amended in order to perfect or maintain the perfection of a security interest in such Collateral.

                  (b) Holdings and the Borrower agree not to effect or permit any change referred to in the preceding paragraph or any change in the location where any asset constituting Collateral is installed or situated (including the installation of any asset constituting Collateral (other than CPE) at a location where Collateral has not previously been located) unless all filings or other actions have been made or taken that are required, in connection with or as a result of such change, in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected Lien in all the Collateral. Holdings and the Borrower also agree promptly to notify the Agents if any material portion of the Collateral is damaged or destroyed.

                  (c) Each year, at the time of delivery of annual financial statements for Holdings with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, Holdings shall deliver to the Agents a certificate of a Financial Officer certifying that all appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction to the extent necessary to protect and perfect the Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any documents or instruments to be filed within such period).

                  (d) Holdings shall maintain records with respect to the locations of assets constituting Collateral, and shall provide such records to any Agent promptly upon request therefor.

                  SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and Holdings will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its (a) legal existence, (b) the Concessions and (c) the rights, licenses, permits, privileges, franchises and Governmental Approvals (i) material to the conduct of the business of Holdings, the Borrower and the Restricted Subsidiaries or (ii) necessary to the construction, completion, operation or maintenance of the Project; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.05. Payment of Taxes and Other Obligations. Each of Holdings and the Borrower will, and Holdings will cause each of the Restricted Subsidiaries to, pay its Material Indebtedness and other material obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending the resolution of such contest would not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and Holdings will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted.

                  SECTION 5.07. Insurance. (a) Holdings and the Borrower will, and Holdings will cause each of the Restricted Subsidiaries to, maintain at all times on and after the Effective Date with financially sound and reputable insurance companies insurance as specified below.

                  (b)  Such insurance shall include:

                  (i) "all risk" property insurance, including landslides, windstorm and flood, for an amount per occurrence of not less than the full replacement value (less any applicable reasonable deductible) of the insured property;

                  (ii) equipment and machinery breakdown insurance providing coverage for the sudden and accidental breakdown of any Object (as defined below), or part thereof, which manifests itself at the time of its occurrence by physical damage to the Object that necessitates repair or replacement of the Object or part thereof;

                  (iii) business interruption insurance covering risk of loss as a result of physical damage to the property of the Loan Party required to be insured under clause (i) or (ii) above, which provides for the payment of insurance proceeds equal to the decline in gross revenues of the applicable Loan Parties, less any noncontinuing costs and expenses attributable to the accident (gross earnings form); and

                  (iv) third-party liability insurance for bodily injury and property damage, having a limit of not less than $5,000,000 per occurrence, and with a cross-liability clause with respect to any operations of any Loan Party.

                  For purposes of clause (ii) above, accidental breakdown shall not include: (1) depletion, deterioration, corrosion, or erosion of material,
(2) ordinary wear and tear, (3) the breakdown of any structure or foundation supporting the Object, other than the bedplate of a machine, or (4) the functioning of any safety device or protective device.

                  Each Object shall be insured for its full replacement value (less any applicable reasonable deductible). "Object" shall include the following items:

                  1. Any boiler, fired vessel or unfired vessel subject to vacuum or internal pressure other than static pressure of contents; any refrigerating system or piping and its accessory equipment, and including any boiler or pressure vessel mounted on mobile equipment;

                  2. Any mechanical or electrical machinery or electrical apparatus used for the generation, transmission or utilization of mechanical or electrical power; and

                  3. Any process computer or process control equipment which is owned by or leased by any Loan Party and located on the premises of any Loan Party. Object shall not include:

                  1. Any object which is being or has been manufactured by any Loan Party for test or sale; or

                  2. Any vehicle, elevator, crane, hoist, power shovel, drag line, continuous mining machine, but not excluding any electrical equipment, compressor or pump used with said machine or apparatus; or

                  3. Any computer or data processing equipment used wholly or in part for administrative, statistical or accounting purpose; or

                  4. Any equipment or apparatus described in item 1, 2 or 3 above, except equipment or apparatus which is in the care, custody or control of any Loan Party, or which is owned by (a) the public utility or (b) other company under contract to supply natural gas, water or electricity to any Loan Party and used to supply steam, natural gas, water or electricity directly to the premises of any Loan Party.

                  (c) Holdings will include the Secured Parties as an additional insured under the third party liability policy required under Section 5.07(b)(iv) with respect to liability arising from Holdings's activities for which Holdings has legally assumed responsibility herein. The insurance policies required by Sections 5.07(b)(i) and (ii) with respect to any assets of any Loan Party constituting Collateral shall contain lenders' loss payable endorsements in favor of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Administrative Agents, which shall provide that all insurance proceeds (x) in excess of $2,000,000 or (y) payable at any time that an Event of Default shall be continuing shall be payable directly to the Collateral Agent on behalf of all the Secured Parties and held as Collateral. Holdings may deliver to the Agents a certificate (or, from time to time, certificates) of a Financial Officer certifying that such insurance proceeds held as Collateral (or a portion thereof specified in such certificate) are to be released and applied for repair or replacement of the affected assets or to reimburse the applicable Loan Party therefor, which certificate shall certify that a Notice of Enforcement is not in effect and no Secured Party is entitled to deliver a Notice of Enforcement at the time (in which case such Net Proceeds or the specified portion thereof, as applicable, shall be released by the Collateral Agent for such purpose). Each policy required under Section 5.07(b), or certificate evidencing such policy, also shall (i) provide that it shall not be canceled, reduced in amount, materially adversely modified in coverage or otherwise, or not renewed for any reason except upon not less than 30 days' prior written notice thereof (except in the event of the nonpayment of a premium, in which case the requirement of not less than 10 days' prior written notice thereof shall apply) by the insurer to the Collateral Agent and (ii) provide that the Secured Parties shall not have any obligation for liability for premiums, commissions, assessments or calls in connection with such insurance or in connection with any representation or warranty made by any Loan Party in connection with obtaining such insurance. Holdings shall deliver to the Agents, prior to the cancelation, reduction, materially adverse modification or nonrenewal of any such policy of insurance, a certificate of insurance from the provider of such renewal or replacement policy.

                  (d) Holdings shall furnish to each Agent within 30 days after each policy anniversary, or as requested by such Agent from time to time, certificates of insurance in respect of all insurance required to be maintained for the next term, stating the names of the insurance companies, the amounts of insurance, the dates of expiration thereof, the assets and risks covered thereby and otherwise demonstrating compliance with paragraphs (b) and (c) of this Section. Such certificates shall (i) be executed by an authorized representative of each insurer and (ii) certify that such insurance is not subject to cancelation by the insurer except as permitted hereby.

                  SECTION 5.08. Books and Records; Inspection Rights. (a) Each of Holdings and the Borrower will, and Holdings will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made, in all material respects, of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and Holdings will cause each of the Restricted Subsidiaries to, permit any representatives designated by any Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all during normal business hours but as often as reasonably requested; provided that, so long as no Event of Default has occurred and is continuing, the Agents and Lenders shall use reasonable efforts to coordinate any such visits so that interested Agents and Lenders visit as a group rather than individually and otherwise minimize any disruption to the business of the Loan Parties and any material burdens on management time.

                  (b) Within 90 days of the end of each fiscal year of Holdings, representatives of the senior management of Holdings will meet with the Agents and the Lenders and provide the Agents and the Lenders with such information as they require with respect to (i) the financial results and other information for such fiscal year delivered pursuant to Section 5.01, (ii) the status and progress of the Project, (iii) the Budget required to be delivered pursuant to clause (f) of Section 5.01 and (iv) such other matters relating to the business, operations and condition of Holdings, the Borrower and the Subsidiaries as any Agent or Lender may reasonably request.

                  SECTION 5.09. Compliance with Laws and Agreements; Maintenance and Enforcement of Project Documents. Each of Holdings and the Borrower will, and Holdings will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws) applicable to it or its property and with all indentures, agreements and other instruments binding upon it or its property (including each Supply Contract, each Concession, the other Project Documents and each Material Contract), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each of Holdings and the Borrower will, and Holdings will cause each of the Restricted Subsidiaries to, maintain in full force and effect each of the Project Documents and diligently enforce, to the fullest extent permitted thereunder, all its material rights, remedies and benefits under such Project Documents, except where the failure to do so (individually or in the aggregate) would not reasonably be expected to result in a Material Adverse Effect; provided that the termination of a Supply Contract for any reason set forth in clause (s) of
Section 7.01 shall constitute an Event of Default only as provided in such clause.

                  SECTION 5.10. Use of Proceeds. The proceeds of Loans under each Participating Credit Agreement will be used for the purposes specified in such Participating Credit Agreement.

                  SECTION 5.11. Additional Subsidiaries. If any additional Restricted Subsidiary is formed or acquired after the Effective Date, Holdings will, within 15 calendar days after such Restricted Subsidiary is formed or acquired, (a) notify the Agents thereof and (b) cause the Collateral and Guarantee Requirement to be satisfied with respect to such Restricted Subsidiary and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of any Loan Party.

                  SECTION 5.12. Collateral Further Assurances. (a) Except as provided in paragraphs (b), (c), (d) and (e) below, Holdings and the Borrower will, and Holdings will cause each of the Restricted Subsidiaries to, execute any and all documents, financing statements, agreements and instruments, and take all actions, which may be required under any applicable law, or which any Agent or the Requisite Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Holdings and the Borrower also agree to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Administrative Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) If any assets (excluding any real property or improvements thereto or any interest therein and accounts receivable) are acquired by Holdings or any Restricted Subsidiary after the Effective Date, Holdings will, on the earlier of (i)(A) during the Availability Period, the most recent two-month anniversary of the Effective Date or (B) after the Availability Period, the most recent three-month anniversary of the Effective Date and (ii) the date on which the aggregate cost of such assets acquired since the previous such notification exceeds $10,000,000, notify the Agents thereof, and Holdings will cause such assets to be subjected to a perfected Lien securing the Obligations (to the extent required to satisfy the Collateral and Guarantee Requirement) and will take, and will cause the Restricted Subsidiaries to take, such actions as shall be necessary or reasonably requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties; provided that, if an Event of Default has occurred and is continuing, Holdings will take, and will cause the Restricted Subsidiaries to take, any of the foregoing actions immediately upon request by any Agent; provided further that Holdings will take, and will cause the Restricted Subsidiaries to take, any of the foregoing actions immediately with respect to any asset the acquisition of which is contemplated by the last proviso to Section 6.04(b).

                  (c) Holdings will cause the accounts receivable of each Loan Party to be subjected to a Lien securing the Obligations in accordance with the requirements of the applicable Security Documents, all at the expense of the Loan Parties.

                  (d) Holdings shall grant or cause the applicable Loan Party to grant a Mortgage with respect to each parcel of real property and improvements thereto acquired after the Effective Date and legally or beneficially owned by any Loan Party; provided that either the cost to any Loan Party acquiring such parcel and improvements or the value of such parcel and improvements included on the consolidated balance sheet of Holdings shall equal or exceed $1,000,000. Holdings shall, or shall cause the applicable Loan Party to, grant a Mortgage with respect to the applicable Loan Party's rights in each leasehold interest of such Loan Party in real property and improvements thereto, in each case, in favor of the Collateral Agent or the Lenders, if the lease providing for such leasehold interest was entered into, renewed or extended (except with respect to any renewal or extension effected solely by the giving of notice to the relevant lessor under the terms of the applicable lease) after the Closing Date and the sum of the fair market value to the applicable Loan Party of such leasehold interest plus the aggregate cost of all assets of any Loan Party (including tenant improvements) located or held at or in such real property and improvements is equal to or greater than $1,000,000. Holdings also shall, and shall cause the Restricted Subsidiaries to, exercise commercially reasonable efforts to grant a Mortgage with respect to the applicable Loan Party's rights in each leasehold interest of such Loan Party in real property and improvements thereto, in each case in favor of the Collateral Agent or the Lenders, if the lease providing for such leasehold interest was entered into after the

Closing Date and any Network Infrastructure is located or held at or in such real property or improvements, but a Mortgage is not required by the preceding sentence.

                  (e) Unless prohibited by applicable law, Holdings or the Borrower shall (or, with respect to Concessions, Material Contracts and Governmental Approvals, shall use its commercially reasonable best efforts to), and Holdings shall (or, with respect to Concessions, Material Contracts and Governmental Approvals, shall use its commercially reasonable best efforts to) cause each Restricted Subsidiary to, enter into an assignment agreement or similar agreement in favor of the Collateral Agent, or, if specified by the Administrative Agents, the Lenders, with respect to any Loan Party's rights under any Project Document, to the extent contemplated by any Security Document. Any such assignment agreement shall be in a form reasonably satisfactory to the Administrative Agents and shall be accompanied by a counterparty consents substantially in the form of Exhibit J (with such changes as may be reasonably agreed by the Administrative Agents as necessary or desirable in order to obtain the consent of the applicable counterparty).

                  (f) Each Operating Subsidiary will maintain deposit accounts in the applicable Project Country in accordance with the terms of the applicable Security Documents.

                  (g) Holdings will cause each of the Chilean Subsidiaries to execute and deliver a statement in the form of a Chilean public deed ("Escritura Publica") and pursuant to the terms of the Chilean Guarantee Agreement, evidencing the economic terms and conditions of each Borrowing, no later than 30 days after the date of such Borrowing.

                  SECTION 5.13. Casualty and Condemnation. (a) Holdings will furnish to the Agents and the Lenders prompt written notice of any casualty or other damage to any portion of any Collateral with a value exceeding $1,000,000 or the commencement of any action or proceeding for the taking of any such Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Collateral Agent is authorized and empowered to collect such Net Proceeds and, if received by any Loan Party, such Net Proceeds shall be paid over to the Collateral Agent; provided that, if at the time of such collection or receipt, an Event of Default shall not have occurred and be continuing, then such Net Proceeds may be retained by, or paid over to, the Loan Parties if such Net Proceeds shall not exceed $5,000,000. All such Net Proceeds retained by or paid over to the Collateral Agent shall be held by the Collateral Agent as Collateral and released from time to time as provided below to pay the costs of repairing, restoring or replacing the affected property or purchasing additional property constituting Collateral in accordance with the terms of this Agreement and the applicable provisions of the Security Documents, subject to the provisions of the Security Documents regarding application of such Net Proceeds during a Default. Holdings may deliver to the Agents a certificate (or, from time to time, certificates) of a Financial Officer certifying that such Net Proceeds held as Collateral (or a portion thereof specified in such certificate) are to be released and applied for the purposes specified above, which certificate shall set forth a reasonably detailed description of the application thereof, attach invoices or receipts to be paid or reimbursed with the funds so released and certify that a Notice of Enforcement is not in effect and no Secured Party is entitled to deliver a Notice of Enforcement at the time (in which case such Net Proceeds or the specified portion thereof, as applicable, shall be released by the Collateral Agent for such purpose).

                  (c) If any Net Proceeds retained by or paid over to the Collateral Agent as provided above continue to be held by the Collateral Agent on the date that any prepayment is due pursuant to Section 2.03(b) in respect of the event resulting in such Net Proceeds, then such Net Proceeds shall be applied to prepay Borrowings and Other Senior Secured Indebtedness as provided in Section 2.03(b).

                  SECTION 5.14. Hedging. Holdings or the Borrower will from time to time enter into and maintain in effect interest rate protection agreements, on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agents, as shall be necessary so that at all times on and after the Effective Date at least 50% of Total Indebtedness (including, for this purpose, Subordinated AT&T Indebtedness, but excluding contingent obligations and obligations under Hedging Agreements) shall be comprised of Subordinated AT&T Indebtedness, Indebtedness bearing interest at a fixed rate or Indebtedness subject to such interest rate protection agreements. The Loan Parties will from time to time enter into currency exchange rate protection agreements in such amounts and with respect to such currencies as are prudent and customary for similarly situated companies that are subject to similar currency exchange rate risks.

                  SECTION 5.15. Material Contracts. Holdings will (a) irrevocably assign all of its rights and interests under each Material Contract (other than the Brand License Agreements) to which it is party on the Effective Date to a Restricted Subsidiary that is a wholly owned Subsidiary, (b) take all actions necessary to ensure the effectiveness of each assignment required pursuant to clause (a) of this sentence (including the acquisition of all required third-party consents thereto) and (c) ensure that, except to the extent necessary or advisable in the good faith judgment of Holdings, no Loan Party other than a Restricted Subsidiary becomes party to any Material Contract after the Effective Date.

                  SECTION 5.16. AT&T Financings. Holdings will at all times on and after the Effective Date maintain in effect (and borrowings thereunder shall be available (other than by reason, at any time, of such facility having been fully drawn down)) the AT&T Credit Facilities and Series B Preferred Stock on terms substantially the same as (or, with respect to economic terms, more favorable to Holdings than) those in effect on the Effective Date; provided that Holdings may prepay the AT&T Credit Facilities and Series B Preferred Stock to the extent permitted under Section 6.06 and the AT&T Subordination Agreement.

                  SECTION 5.17. Availability and Transfer of Foreign Currency. Holdings will ensure that all requisite foreign exchange control registrations, approvals and other authorizations, if any, by Argentina, Brazil, Chile, Colombia, Peru, the Netherlands, or any Governmental Authority therein will be kept current and in full force and effect, or will be obtained as may be necessary from time to time, to assure the ability of each Loan Party to purchase and transfer Dollars to enable such Loan Party to satisfy all its obligations under the Loan Documents in accordance with their respective terms.

                  SECTION 5.18. Central Banks. (a) Holdings will cause each applicable Loan Party to obtain the issuance by each applicable Central Bank of a certificate of registration or similar evidence (the "Registration Certificate") indicating the amount and the payment dates of each payment of principal, interest, fees and expenses payable under the Local Financing Loans no more than 30 days from each date the proceeds of the Local Financing Loans shall have entered a Project Country or shall have been disbursed abroad in accordance with the applicable exchange regulations, or, in the case of the Brazilian Operating Subsidiary, the registration of (i) the relevant Local Financing Loan with the Central Bank of Brazil under the Registration of Financial Transactions ("Registro de Operacoes Financeiras") ("ROF"), (ii) the registration with the Central Bank of Brazil under the applicable ROF of the payment schedule ("Esquema de Pagamento") with respect to the Local Financing Loan under the relevant Participating Credit Agreement, which will authorize payments in foreign currency by the Brazilian Operating Subsidiary of principal, interest, fees and commissions (if any) under the relevant Local Financing Loan, and (iii) further authorizations from the Central Bank of Brazil for remittances under the relevant Local Financing Loan prior to, or no more than 120 days from, each scheduled payment provided in such ROF registration with the Central Bank of Brazil obtained in connection with the relevant Local Financing Loan (including in the case of a mandatory prepayment, acceleration or otherwise), in each case pursuant to Resolution 2770 dated August 30, 2000, and Circular 3027 dated February 22, 2001, in each case issued by the Central Bank of Brazil.

                  (b) Holdings will use its best efforts to obtain all further approvals and authorizations that are necessary to permit all payments from time to time required under the Loan Documents, including mandatory prepayments, payments due upon acceleration and payments under the Guarantee Agreements, to be made as and when due.

                  SECTION 5.19. Notarization, Consularization and Translation. Each of Holdings and the Borrower will, and Holdings will cause each of the Restricted Subsidiaries to, at its own expense, take all such actions with respect to any Loan Document as may be necessary or reasonably requested by any Agent in the Netherlands, any Project Country and any other jurisdiction in which any Loan Party is located in order to ensure the validity, admissibility into evidence or enforceability of the Loan Documents against the Loan Parties in any such jurisdiction, including any required certification, notarization, consularization, official translation, notice or filing of Loan Documents; provided that the foregoing shall not apply to any translation of any Loan Document or other document or agreement. Each of Holdings and the Borrower will, and Holdings will cause each of the Restricted Subsidiaries to, at its own expense, cause to be prepared and delivered to the Agents such translations of any of the Loan Documents or other documents or agreements (a) as shall be necessary in order to comply with the Collateral and Guarantee Requirement and create and perfect the Liens required thereby or (b) as any Agent shall otherwise determine to be necessary or desirable in order to ensure the admissibility into evidence of any of the Loan Documents in connection with the exercise of rights or remedies thereunder; provided that any translation requested by any Agent pursuant to clause (b) above shall not be required to be completed until the date that is 60 days after the

Effective date, in the case of any such request on or before the Effective Date, or 60 days after the date of request, in the case of any request thereafter.

                  SECTION 5.20. Affiliate Agreements. All agreements between any Loan Party, on the one hand, and AT&T (or the AT&T Successor or Permitted Transferee that assumes AT&T's obligations under the AT&T Subordination Agreement as provided therein) or any Affiliate of AT&T (or the AT&T Successor or such Permitted Transferee, as the case may be)(other than another Loan Party), on the other hand, including with respect to tax sharing, management fees or sharing of facilities, services or employees ("Affiliate Agreements") shall be subject to the AT&T Subordination Agreement, except agreements that are not required to constitute Subordinated Obligations (as defined therein) pursuant to the terms thereof. Holdings will cause true and correct copies of all such Affiliate Agreements to be delivered to the Agents.

                  SECTION 5.21. Supply Contracts. Each of Holdings and the Borrower agrees that it will not, and Holdings agrees not to permit any Restricted Subsidiary to, on or after the Effective Date, make any cash payment in respect of any Supply Contract (that is not financed with Loans under the related Participating Credit Agreement) except to the extent that (a) substantially simultaneously with such cash payment, a Loan Party makes cash payments of the same aggregate amount in respect of each other Supply Contract or (b) Commitments under the applicable Participating Credit Agreement have been mandatorily reduced in accordance with Section 2.03 and no corresponding reduction has been made in the purchase commitment under such Supply Contract.


                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable under the Participating Credit Agreements have been paid in full, each of Holdings and the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness; Disqualified Stock. Holdings and the Borrower will not, nor will Holdings permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness or issue any Disqualified Stock, except:

                  (a) Loans, Other Senior Secured Indebtedness and unsecured Indebtedness incurred to finance the construction or acquisition of the OSS; provided that the sum of the aggregate principal amount of outstanding Loans, Other Senior Secured Indebtedness, unsecured Indebtedness incurred to finance the construction or acquisition of the OSS and Indebtedness incurred pursuant to Agency Capital Market Transactions described in clause (j) below plus the aggregate amount of commitments to lend Loans, Other Senior Secured Indebtedness and unsecured Indebtedness incurred to finance the construction or acquisition of the OSS (including the Commitments) in effect shall not exceed $370,000,000 (plus up to $50,000,000 solely in respect of Permitted Senior Secured Indebtedness committed or arranged by any of the Suppliers) at any time;

                  (b) Indebtedness existing on the date hereof and set forth in
         Schedule 6.01 (other than any Local Facilities Indebtedness) and extensions, renewals and replacements of any such Indebtedness that do not increase (except by the amount of any premium or fees incurred in connection with such refinancing or replacement) the outstanding principal amount thereof or result in an earlier maturity date or decreased Weighted Average Life thereof; provided that neither the Existing AT&T Financings nor any other Indebtedness to AT&T or any subsidiary thereof shall be permitted by this clause (b) after the Effective Date;

                  (c) subject to Section 6.04, Indebtedness of Holdings to the Borrower or any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary or the Borrower to Holdings, the Borrower or any other Restricted Subsidiary;

                  (d) subject to Section 6.04, Guarantees by any Restricted Subsidiary of Indebtedness of Holdings, the Borrower or any Restricted Subsidiary and Guarantees by Holdings of Indebtedness of the Borrower or any Restricted Subsidiary;

                  (e) Indebtedness of any Restricted Subsidiary (i) incurred to finance the acquisition, construction or improvement of tangible assets (and any related software, licenses and similar intangible assets, if applicable, acquired in connection therewith) that do not constitute Network Infrastructure and to finance leasehold improvements for office space, in each case, used in such Restricted Subsidiary's business, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and
         (B) any such Indebtedness incurred in connection with any particular acquisition, construction or improvement shall not exceed 100% of the cost of such acquisition, construction or improvement or (ii) incurred to extend, renew or replace outstanding Indebtedness permitted by this clause (e) without increasing the outstanding principal amount thereof or resulting in an earlier maturity date or decreased Weighted Average Life thereof; provided further that the aggregate principal amount of all Indebtedness permitted by this clause (e) shall not exceed $30,000,000 at any time outstanding;

                  (f) Subordinated AT&T Indebtedness;

                  (g) Indebtedness of the Brazilian Operating Subsidiary under the Brazilian Debentures, Indebtedness of Holdings or the Brazilian Operating Subsidiary under the Supplemental Agreement Facility and Brazilian Debenture Refinancing Indebtedness (or, prior to the Effective Date only, other Indebtedness owing to AT&T); provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (g) shall not exceed $155,000,000 at any time outstanding;

                  (h) Local Facilities Indebtedness;

                  (i) Indebtedness pursuant to the Local Financing Loans;

                  (j) Indebtedness of Holdings or the Borrower incurred pursuant to Agency Capital Market Transactions; provided that (i) all the Net Proceeds thereof are applied to repay Loans and Other Senior Secured Indebtedness or reduce Commitments in accordance with Section 2.03(d) and (ii) such Indebtedness meets the conditions set forth in clauses
         (a), (b), (c), (d) and (h) of the definition of "Permitted Senior Secured Indebtedness" or the terms of such Indebtedness have been approved by each of the Administrative Agents or the Requisite Lenders;

                  (k) Permitted High-Yield Indebtedness;

                  (l) unsecured Indebtedness of Holdings and unsecured Indebtedness in respect of letters of credit issued for the account of Operating Subsidiaries in the ordinary course of business; provided that the aggregate amount of Indebtedness permitted by this clause (l) shall not exceed $5,000,000 at any time outstanding;

                  (m) Permitted Working Capital Indebtedness; provided that no such Indebtedness shall be permitted until the AT&T Credit Facilities are fully drawn; and

                  (n) this Section shall not be construed to restrict the execution, delivery and performance of Hedging Agreements otherwise permitted by the Loan Documents.

                  If Indebtedness is incurred that would be permitted under more than one of the clauses of this Section set forth above, Holdings shall be permitted to allocate such Indebtedness among such clauses for purposes of determining compliance with this Section. For purposes of determining compliance with any provision of this Section that limits the amount of Indebtedness permitted to an amount expressed in Dollars, compliance with such provision shall be determined on each date that Indebtedness limited thereby is incurred by reference to the Dollar Equivalent (determined as of such date of incurrence) of all Indebtedness limited by such provision and that is denominated in a currency other than Dollars (including any such Indebtedness then being incurred as well as all other outstanding Indebtedness limited by such provision), and fluctuations in exchange rates after such date of incurrence until the next date of incurrence shall be disregarded; provided that, solely for purposes of determining compliance with the limit applicable to clause (g) of this Section, if the Dollar Equivalent of the initial issuance of Brazilian Debentures complies with such limit as of the date of issuance, then each successive refinancing or replacement thereof shall be deemed to comply with such limit if the proceeds of such refinancing or replacement are applied solely to repay outstanding Indebtedness under such clause.

                  On and after the Effective Date, the borrower in respect of all Subordinated AT&T Indebtedness must be Holdings; provided that a Restricted Subsidiary may be a borrower of Subordinated AT&T Indebtedness if such Subordinated AT&T Indebtedness is evidenced by a promissory note that is pledged by the holder thereof to secure the Obligations pursuant to a Security Document reasonably satisfactory to the Administrative Agents. If a Restricted Subsidiary satisfies the foregoing requirements to be a borrower of Subordinated AT&T

Indebtedness, then Holdings may enter into a Guarantee in favor of the holder of such Subordinated AT&T Indebtedness providing for Holdings to Guarantee payment thereof to such holder in the event that such holder is deprived of such Subordinated AT&T Indebtedness as a result of foreclosure or other exercise of remedies under such Security Document; provided that Holdings's obligations under such Guarantee must also constitute Subordinated AT&T Indebtedness.

                  SECTION 6.02. Liens. (a) Holdings and the Borrower will not, nor will Holdings permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i) Liens created under the Security Documents;

                  (ii) Permitted Encumbrances;

                  (iii) any Lien on any property or asset of Holdings, the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of Holdings, the Borrower or any Restricted Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof and permitted refinancings and replacements thereof that do not increase the amount thereof;

                  (iv) any Lien existing on any property or asset acquired after the date hereof prior to the date that such property or asset was first acquired by Holdings, the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, (B) such Lien shall not apply to any other property or assets of Holdings, the Borrower or any Restricted Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and permitted refinancings and replacements thereof that do not increase the amount thereof;

                  (v) Liens on tangible assets (and any related software, licenses and similar intangible assets, if applicable) not constituting Network Infrastructure acquired, constructed or improved by Holdings or a Restricted Subsidiary; provided that (A) such Liens secure only Indebtedness permitted by clause (e) of Section 6.01, (B) except in the case of such Liens securing Indebtedness described in clause (e)(ii) of
         Section 6.01, such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such tangible assets and
         (D) such Liens shall not
         apply to any other property or assets of Holdings, the Borrower or any Restricted Subsidiary;

                  (vi) Liens on CPE that arise in the ordinary course of business as a result of the installation thereof or other arrangements entered into with customers for the use of CPE;

                  (vii) Liens on any Permitted Interest Reserve Account; provided that such Liens secure only obligations in respect of the Brazilian Debentures, Brazilian Debenture Refinancing Indebtedness or Permitted High-Yield Indebtedness (as applicable) to which such Permitted Interest Reserve Account relates;

                  (viii) Liens constituting licenses of intellectual property (including patents, trademarks, trade names, service marks, copyrights, technology and processes, but excluding rights under the Brand License Agreements) by Restricted Subsidiaries to third parties in the ordinary course of business and otherwise in compliance with the Loan Documents;

                  (ix) rights in respect of fiber or telecommunications network capacity attributable to IRU Transactions permitted hereunder;

                   (x) Liens on Strategic Investments or investments in Unrestricted Subsidiaries securing obligations of the entity in which such Strategic Investment is made or such Unrestricted Subsidiary (as the case may be), to the extent not required to be pledged to the Collateral Agent to satisfy the Collateral and Guarantee Requirement;

                  (xi) Liens of a Local Financing Bank or its Affiliates on deposit accounts, loans or investments with such Local Financing Bank or its Affiliates incurred in connection with Local Financing Loans and securing such Local Financing Loans;

                  (xii) Liens arising by operation of law over deposit accounts maintained by any Loan Party in accordance with the terms of the Security Documents;

                  (xiii) cash deposits or pledges of Permitted Investments, in each case securing obligations under Hedging Agreements; provided that such cash deposits or pledges are approved by the Administrative Agents; and

                  (xiv) sales and dispositions of rights of the Peruvian Operating Subsidiary in respect of its accounts receivable in the ordinary course of business consistent with past practice, not exceeding 10% of such accounts receivable due in any month; provided that no sales or dispositions described in this clause (xiv) shall be made after the Effective Date.

                  (b) Notwithstanding the foregoing, Holdings and the Borrower will not, nor will Holdings permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien (other than Liens created under the Security Documents and Permitted Encumbrances) on any Project Document or any right of any Loan Party thereunder.

                  SECTION 6.03. Fundamental Changes. Neither Holdings nor the Borrower will, nor will Holdings permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing and no Default would result therefrom (i) any Restricted Subsidiary may merge or liquidate into any other Restricted Subsidiary,(ii) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets to a Restricted Subsidiary, (iii) any Restricted Subsidiary may merge with any other Person in order to effect a Permitted Business Acquisition and (iv) any Restricted Subsidiary (other than an Operating Subsidiary) may liquidate or dissolve if Holdings determines in good faith that such liquidation or dissolution is in the best interests of the Loan Parties and is not materially disadvantageous to the Lenders.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions; Asset Sales. (a) Holdings and the Borrower will not, nor will Holdings permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any Equity Interests in, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (i) Permitted Investments;

                  (ii) investments existing or committed on the date hereof and set forth on Schedule 6.04(a) and renewals and extensions thereof that do not increase the amount thereof;

                  (iii) subject to Section 6.10, investments by Holdings and the Restricted Subsidiaries in Equity Interests in their respective Subsidiaries (including by way of capital contributions); provided that
         (A) any such Equity Interests shall be pledged pursuant to the applicable Security Document (except, in the case of an Unrestricted Subsidiary, to the extent such pledge is not required to satisfy the Collateral and Guarantee Requirement) and (B) the sum of (1) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Unrestricted Subsidiaries (including all such investments, loans, advances and Guarantees existing on the Effective
         Date) and (2) the aggregate amount of Strategic Investments made pursuant to clause (ix) of this Section shall not exceed $5,000,000 (or $15,000,000 after the Loan Parties shall have received Net Proceeds exceeding $250,000,000 from Capital Market Transactions consummated after the

         Closing Date, excluding Agency Capital Market Transactions arranged by any of the Suppliers) at any time outstanding;

                  (iv) loans or advances made by Holdings to the Borrower or any Subsidiary, made by the Borrower to Holdings or any Restricted Subsidiary and made by any Restricted Subsidiary to Holdings, the Borrower or any other Subsidiary; provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the applicable Security Document (unless so evidencing such loans and advances with a promissory note shall give rise to material Taxes or other costs that can be avoided by not so evidencing such loans and advances; provided that the Loan Parties take such steps and execute such documents as any Agent reasonably requests to ensure that such loans and advances are subject to a perfected Lien in favor of the Collateral Agent) and (B) the amount of such loans and advances made by Loan Parties to Unrestricted Subsidiaries shall be subject to the limitation set forth in clause (iii) above;

                  (v) Guarantees by Holdings of obligations of the Borrower or any Restricted Subsidiaries and Guarantees by the Borrower or any Restricted Subsidiary constituting Indebtedness of the Borrower or such Restricted Subsidiary permitted by Section 6.01;

                  (vi) Guarantees of the Obligations made pursuant to the Loan Documents;

                  (vii) Local Financing Loans made by the Borrower to the Local Financing Bank;

                  (viii) Permitted Business Acquisitions;

                  (ix) Strategic Investments; provided that (A) to the extent necessary to satisfy the Collateral and Guarantee Requirement, any Equity Interests acquired in connection with such Strategic Investments shall be pledged pursuant to the applicable Security Document and (B) the amount of such Strategic Investments shall be subject to the limitation set forth in clause (iii) above;

                  (x) Strategic Investments and investments by the Loan Parties in the Equity Interests of Unrestricted Subsidiaries in an aggregate amount not to exceed $45,000,000; provided that (A) such investments may be made only with Net Proceeds of an Equity Capital Market Transaction, (B) no such investment shall be permitted unless prior to or simultaneously with such investment (1) the Borrower has made all prepayments and reductions of Commitments required by Section 2.03(d) to be made in connection with such Equity Capital Market Transaction and (2) the Borrower has applied Net Proceeds of such Equity Capital Market Transaction to prepay Borrowings and reduce Commitments in an aggregate principal amount of not less than the amount of such investment and (C) to the extent necessary to satisfy the Collateral and Guaranty requirement, any Equity Interests acquired in connection with such investment shall be pledged pursuant to the applicable Security Document;

                  (xi) this Section shall not be construed to restrict (A) the execution, delivery and performance of Hedging Agreements otherwise permitted by the Loan Documents or (B) the extension of trade credit in the ordinary course of business;

                  (xii) loans and advances to officers, directors or employees of any Loan Party to the extent (A) outstanding as of the Closing Date and set forth on Schedule 6.04(b), (B) made in the ordinary course of business, (C) made pursuant to director or management compensation or benefit plans or employee benefit plans or (D) related to indemnification or reimbursement of expenses of such persons for their services in such capacity; provided that the aggregate amount of loans and advances permitted by sub-clauses (B), (C) and (D) of this clause
         (xii) shall not exceed $1,000,000 at any time outstanding;

                  (xiii) investments in the nature of cash pledges or deposits with respect to leases or utilities in the ordinary course of business;

                  (xiv) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers, suppliers or other third parties, or acquired as a result of foreclosure, enforcement or settlement of any Lien securing obligations owed to a Loan Party by any third party, in each case in the ordinary course of business;

                  (xv) investments received as non-cash consideration for any asset sale and IRU Transactions providing for cash consideration to be received in installments, in each case to the extent permitted by
         Section 6.04(b) below; and

                  (xvi) other investments not to exceed $1,000,000 in the aggregate at any time outstanding.

                  (b) Holdings and the Borrower will not, nor will Holdings permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest in any other Person owned by it (it being understood that this Section does not apply to the issuance by Holdings of its Equity Interests), nor will Holdings permit any Restricted Subsidiary to issue (other than to Holdings or a Restricted Subsidiary) any additional Equity Interest in such Restricted Subsidiary, except:

                  (i) sales of obsolete or surplus equipment and Permitted Investments, in each case in the ordinary course of business;

                  (ii) sales, transfers and dispositions to Holdings or a Restricted Subsidiary;

                  (iii) sales, transfers and other dispositions of assets (other than Equity Interests in a Restricted Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (iii) shall not exceed $15,000,000 during any fiscal year of Holdings;

                  (iv) sales, transfers and dispositions of investments in Unrestricted Subsidiaries or Strategic Investments;

                  (v) IRU Transactions; provided that, after giving effect to any IRU Transaction, the Loan Parties shall retain sufficient capacity in respect of the applicable fiber to operate the Network;

                  (vi) installation and lease of CPE at any customer's place of business and sales, transfers and dispositions of CPE to such customers, in each case in the ordinary course of business;

                  (vii) sales, transfers and dispositions of Designated Acquired Assets; provided that any such Designated Acquired Assets are sold, transferred or otherwise disposed of within 365 days after the consummation of the Permitted Business Acquisition pursuant to which such Designated Acquired Assets were acquired; and

                  (viii) issuances of Equity Interests contemplated by Section 6.10(b);

provided that all sales, transfers, leases and other dispositions permitted hereby (other than to Holdings or a Restricted Subsidiary pursuant to clause
(ii) above) shall be made for fair value and solely for cash consideration, except that sales, transfers and dispositions may be made for non-cash consideration provided that the aggregate amount (determined based on the face value or fair value as of the date of receipt) of all such non-cash consideration (including any cash payments to be received as consideration for any IRU Transaction other than in a lump sum on the date of consummation of such IRU Transaction) received after the Closing Date shall not exceed $3,000,000 in any fiscal year of Holdings; provided further that, for purposes of such limitation on annual non-cash consideration, any consideration for an IRU Transaction consisting of a like-kind grant of an IRU to a Restricted Subsidiary shall be deemed not to constitute non-cash consideration if such IRU constitutes Collateral.

                  SECTION 6.05. Hedging Agreements. Neither Holdings nor the Borrower will, nor will Holdings permit any Restricted Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements (i) entered into in the ordinary course of business to hedge or mitigate risks to which the Loan Parties are exposed in the conduct of their business or the management of their liabilities or (ii) required by Section 5.14.

                  SECTION 6.06. Restricted Payments; Certain Payments of Indebtedness. (a) Neither Holdings nor the Borrower will, nor will Holdings permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) Holdings may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock and may exchange shares of one class of its common stock for shares of another class (other than Disqualified Stock), (ii) Restricted Subsidiaries may declare and pay dividends and distributions (including by way of capital reduction) ratably with respect to their capital stock, (iii) Holdings may make Restricted Payments in cash, not exceeding $1,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for directors, management or employees of Holdings and the Restricted Subsidiaries, including the redemption or purchase of Equity Interests of Holdings held by former directors, management or employees of Holdings or any Restricted Subsidiary following termination of their employment, (iv) Holdings may repurchase its Equity Interests from its employees, directors and management for consideration consisting of the cancelation or forgiveness of Indebtedness (or the proceeds of the repayment of such Indebtedness) of such employee, director or management owing to any Loan Party that was incurred as consideration for the purchase of Equity Interests of Holdings and is outstanding as of the Effective Date and (v) if any Disqualified Stock in Holdings is issued to AT&T in order to comply with the Supplemental Agreement, Holdings may repurchase or redeem such Disqualified Stock with the proceeds of any Brazilian Debenture Refinancing Indebtedness subject to compliance with the Supplemental Agreement.

                  (b) Except as permitted by Section 6.06(c), neither Holdings nor the Borrower will, nor will Holdings permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any voluntary prepayment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any other voluntary payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the repurchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

                  (i) prepayments of Indebtedness created under the Loan Documents in accordance with the terms of Section 2.03 (including prepayments of Local Financing Loans made in order to effect such prepayments);

                  (ii) prepayments of Other Senior Secured Indebtedness (including prepayments of Local Financing Loans made in order to effect such prepayments); provided that the Loans are simultaneously prepaid in accordance with Section 2.03 on a pro rata basis;

                  (iii) prepayments of Indebtedness of Holdings to the Borrower or any Restricted Subsidiary and prepayments of Indebtedness of the Borrower or any Restricted Subsidiary to Holdings, the Borrower or any other Restricted Subsidiary;

                  (iv) prepayments of Indebtedness constituting a refinancing thereof permitted by Section 6.01; and

                  (v) prepayments of Permitted Working Capital Indebtedness in the ordinary course of business and prepayments of Local Facilities Indebtedness.

Notwithstanding the foregoing, Local Financing Loans shall not be repaid or prepaid except in connection with an equivalent repayment or prepayment of Loans and Other Senior Secured Indebtedness in accordance with the Loan Documents.

                  (c) Neither Holdings nor the Borrower will, nor will Holdings permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on (prior to the Effective Date) any Existing AT&T Financings or other Indebtedness owing to AT&T or any subsidiary thereof that is not a Loan Party or (on and after the Effective Date) any Subordinated AT&T Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of (x) prior to the Effective Date, any Existing AT&T Financings or other Indebtedness owing to AT&T or any subsidiary thereof that is not a Loan Party or (y) on and after the Effective Date, any Subordinated AT&T Indebtedness, except (i) in the case of Indebtedness in respect of the AT&T Credit Facilities or the Series B Preferred Stock, if at the time thereof and after giving effect thereto no Default has occurred and is continuing, with up to 25% of the Net Proceeds of any Capital Market Transaction with respect to which the Capital Markets Percentage is 25%; provided that (A) prior to or simultaneously with such payment or distribution, Holdings makes all prepayments and reductions of Commitments required by Section 2.03(d) with respect to such Capital Market Transaction and (B) any such payment or distribution is made substantially simultaneously with the consummation of such Capital Market Transaction, (ii) any conversion of Subordinated AT&T Indebtedness into Equity Interests of Holdings or into Disqualified Stock of Holdings that constitutes Subordinated AT&T Indebtedness and (iii) any refinancing of Subordinated AT&T Indebtedness with the proceeds of other Subordinated AT&T Indebtedness; provided that any conversion into Disqualified Stock referred to in clause (ii) above and any refinancing referred to in clause
(iii) above shall not be permitted if the terms of the resulting Disqualified Stock or Subordinated AT&T Indebtedness would not have been permitted by Section
6.11 if such conversion or refinancing had been accomplished by amendment of the relevant Subordinated AT&T Indebtedness instead of conversion or refinancing thereof.

                  (d) Neither Holdings nor the Borrower will, nor will Holdings permit any Restricted Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

                  SECTION 6.07. Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will Holdings permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or enter into or amend any agreement with, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to Holdings, the Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among Holdings, the Borrower and the Restricted Subsidiaries not involving any other Affiliate, (c) any Restricted Payment or repayment of Indebtedness permitted by Section 6.06, (d) transactions expressly contemplated by the Brand License Agreements that are conducted in accordance with the terms of the Brand License Agreements, (e) any Loan Party may enter into and perform its obligations under indemnification and contribution agreements for the benefit of any of its directors, officers and agents that are Affiliates to the same extent that it does so for directors, officers and agents that are not Affiliates, (f) Holdings may enter into and perform its obligations under indemnification and contribution agreements for the benefit of its Affiliates in respect of liabilities attributable to Holdings arising under the Securities Act, the Exchange Act and any other applicable securities laws, (g) the performance of obligations set forth in the agreements with Affiliates that are listed on
Schedule 3.26 and in existence on the Closing Date and (h) transactions expressly contemplated by the Permitted Services Agreements that are conducted in accordance with the terms of the Permitted Services Agreements. Notwithstanding the foregoing, neither Holdings, the Borrower nor the Restricted Subsidiaries shall pay any management or other similar fees to any Affiliate of Holdings other than pursuant to (i) the Brand License Agreements and (ii) Permitted Services Agreements.

                  SECTION 6.08. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will Holdings permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien to secure the Obligations upon any of its property or assets or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or Local Financing Loans or to Guarantee Indebtedness of the Borrower or Local Financing Loans; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by any Governmental Authority or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 6.08 and amendments, modifications, extensions, renewals or refinancings thereof (but shall apply to any amendment, modification, extension, renewal or refinancing expanding the scope of any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause
(a) above shall not apply to restrictions or conditions imposed by any agreement relating to any Lien permitted by clause (v), (ix), (x) or (xi) of Section 6.02(a) if such restrictions or conditions apply only to the property or assets subject to such Lien, (v) clause (a) of the foregoing shall not apply to any cash deposit held by a customer in the ordinary course of business that is permitted by the Loan Documents, (vi) the foregoing shall not apply to customary non-assignment provisions contained in leases and other contracts that are not required to be assigned pursuant to the Security Documents and (vii) clause (b) of the foregoing shall not apply to customary restrictions and conditions contained in Permitted High-Yield Indebtedness.

                  SECTION 6.09. Limitation on Sale-Leaseback Transactions. Neither Holdings nor the Borrower will, nor will Holdings permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that performs substantially the same function as the property sold or transferred.

                  SECTION 6.10. Restricted Subsidiaries. Holdings will not have any Restricted Subsidiary that is not wholly owned (directly or indirectly) by Holdings, except for (a) any qualifying shares held by any director in accordance with applicable law and (b) any Equity Interests in a Restricted Subsidiary that are owned by others as of the Closing Date as disclosed on
Schedule 3.11 or are issued by such Restricted Subsidiary pursuant to Existing Preemptive Rights.

                  SECTION 6.11. Amendment of Material Documents. (a) Neither Holdings nor the Borrower will, nor will Holdings permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (i) either Brand License Agreement, any of the AT&T Financing Documents or the Forbearance Agreement, (ii) its certificate of incorporation, by-laws or other organizational documents, (iii) any Project Document, (iv) any Concession, (v) any indenture, agreement or instrument evidencing or governing any Other Senior Secured Indebtedness or Material Indebtedness or (vi) any Material Contracts, in each case in any manner that would reasonably be expected to materially adversely affect (individually or collectively) any Loan Party or that would reasonably be expected to adversely affect (individually or collectively) in any material respect the rights or interests of the Lenders under the Loan Documents. Neither Holdings nor the Borrower will, nor will Holdings permit any Restricted Subsidiary to, amend, modify or waive any of its rights under any Local Financing Documents or the Supplemental Agreement.

                  (b) Neither Holdings nor the Borrower will, nor will Holdings permit any Restricted Subsidiary to, amend, modify or waive any of its rights under any Supply Contract, other than such amendments, modifications or waivers that (i) do not have a material adverse effect on the Loan Parties' ability to construct or operate the Project and (ii) would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.12. Business of the Loan Parties. (a) Holdings will not, and Holdings will not permit any of the Restricted Subsidiaries to, engage to any material extent in any business other than the Permitted Business. Each of Holdings and the Borrower will, and Holdings will cause each of the Restricted Subsidiaries to, (i) use their commercially reasonable efforts to develop, construct, install, complete, operate and maintain the Network in the Project Cities and (ii) refrain from engaging in any business or activity that would prevent or materially interfere with the ability of Holdings, the Borrower and the Subsidiaries to comply with clause (i) above or that would constitute a material change in the overall business strategy of Holdings, the Borrower and the Subsidiaries, taken as a whole, to comply with clause (i) above and to provide Permitted Services in the Project Cities. Holdings will cause the Unrestricted Subsidiaries not to compete with the business of Holdings and the Restricted Subsidiaries, taken as a whole.

                  (b) The Borrower will not engage at any time in any business or activities other than borrowing the Loans and Other Senior Secured Indebtedness, making the Local Financing Loans, facilitating financings to Subsidiaries, issuing Permitted High-Yield Indebtedness and entering into and performing the Loan Documents and agreements with respect to Other Senior Secured Indebtedness to which it is a party and activities incidental thereto. The Borrower will not own or acquire any assets (other than cash, Permitted Investments and Local Financing Loans) or incur any liabilities other than under or in respect of the Loan Documents or agreements with respect to Other Senior Secured Indebtedness or imposed by law and other than in connection with facilitating intracompany financings and issuing Permitted High- Yield Indebtedness. The Borrower will not have any subsidiaries.

                  (c) Holdings will not engage in any business or activity other than (i) the ownership of Equity Interests in its Subsidiaries and activities incidental thereto, including activities contemplated by the following provisions of this paragraph, and (ii) activities associated with the management of the businesses of the Subsidiaries and direction of the management of the Borrower. Holdings will not (i) own or acquire any assets (other than investments in the Subsidiaries, cash, Permitted Investments and other assets necessary or appropriate for its permitted business and activities), (ii) incur any liabilities (other than liabilities under the Loan Documents, Indebtedness expressly permitted hereunder, liabilities permitted under clause (iii) below, Guarantees of obligations of the Loan Parties, obligations under any employment contract, stock option plans or other benefit plans for directors, management or employees of Holdings and the Subsidiaries, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities) or (iii) enter into any Material Contract, Customer Contract or other contract or agreement material to the Network other than (x) the contracts set forth on Schedule 6.12(c) hereto and (y) other contracts, if, prior to entering into any such contract, Holdings has used its commercially reasonable best efforts (including the offer by Holdings to Guarantee the relevant Restricted Subsidiary's obligations under such contract or to enter into the contract as agent for such Restricted Subsidiary) to cause the prospective counterparty to such contract to enter into such contract with a Restricted Subsidiary.

                  SECTION 6.13. Material Contracts. Holdings and the Borrower will not, and Holdings will not permit any Restricted Subsidiary to, enter into any Material Contract unless, (a) in the case of Holdings, Holdings has complied with the requirements of Section 6.12(c) and (b) in the case of any other Loan Party, such Loan Party has complied with the requirements of Section 5.12(e) in respect of such Material Contract.

                  SECTION 6.14. Certain Operating Leases. Holdings and the Borrower will not, and Holdings will not permit any Restricted Subsidiary to, enter into any lease with respect to any Network Infrastructure, other than any lease entered into by a Restricted Subsidiary for a term of less than six months with respect to equipment that such Restricted Subsidiary intends to acquire (or intends to acquire substantially similar equipment) that will form a part of the Collateral within six months; provided that this Section shall not be construed to restrict IRU Transactions or leases of telecommunications network capacity.

                  SECTION 6.15. Capital Expenditures. (a) Holdings will not permit the aggregate amount of Capital Expenditures made by Holdings, the Borrower and the Restricted Subsidiaries for any fiscal quarter or year set forth below to exceed the amount set forth

                      Period                                            Amount
                      ------                                            ------
January 1, 2002 to and including March 31, 2002                         $34,000,000

April 1, 2002 to and including June 30, 2002                            $24,000,000

July 1, 2002 to and including September 30, 2002                        $19,000,000

October 1, 2002 to and including December 31, 2002                      $21,000,000

January 1, 2002 to and including December 31, 2002                      $94,000,000

January 1, 2003 to and including March 31, 2003                         $25,000,000

April 1, 2003 to and including June 30, 2003                            $21,000,000

July 1, 2003 to and including September 30, 2003                        $26,000,000

October 1, 2003 to and including December 31, 2003                      $27,000,000

January 1, 2003 to and including December 31, 2003                      $93,000,000

January 1, 2004 to and including March 31, 2004                         $22,000,000

April 1, 2004 to and including June 30, 2004                            $22,000,000

July 1, 2004 to and including September 30, 2004                        $22,000,000

October 1, 2004 to and including December 31, 2004                      $22,000,000

January 1, 2004 to and including December 31, 2004                      $85,000,000

                      Period                                            Amount
                      ------                                            ------
January 1, 2005 to and including March 31, 2005                         $23,000,000

April 1, 2005 to and including June 30, 2005                            $23,000,000

July 1, 2005 to and including September 30, 2005                        $23,000,000

October 1, 2005 to and including December 31, 2005                      $23,000,000

January 1, 2005 to and including December 31, 2005                      $85,000,000

January 1, 2006 to and including March 31, 2006                         $25,000,000

April 1, 2006 to and including June 30, 2006                            $25,000,000

July 1, 2006 to and including September 30, 2006                        $25,000,000

October 1, 2006 to and including December 31, 2006                      $25,000,000

January 1, 2006 to and including December 31, 2006                      $93,000,000

January 1, 2007 to and including March 31, 2007                         $25,000,000

April 1, 2007 to and including June 30, 2007                            $25,000,000

July 1, 2007 to and including September 30, 2007                        $25,000,000

October 1, 2007 to and including December 31, 2007                      $25,000,000

January 1, 2007 to and including December 31, 2007                      $94,000,000

January 1, 2008 to and including March 31, 2008                         $25,000,000

April 1, 2008 to and including June 30, 2008                            $25,000,000

                  (b) If the maximum amount of Capital Expenditures permitted by paragraph (a) above for the fiscal year ending December 31, 2002, exceeds the actual amount of Capital Expenditures for such fiscal year, then (i) the maximum amount of Capital Expenditures permitted by paragraph (a) above for the fiscal year ending December 31, 2003, shall be increased by the amount of such excess and (ii) the maximum amount of Capital Expenditures permitted by paragraph (a) above for the first two fiscal quarters (combined) of the fiscal year ending December 31, 2003, shall be increased by the amount of such excess (but the maximum amount of Capital Expenditures for the third and fourth fiscal quarters of such fiscal year shall not be increased). If the maximum amount of Capital Expenditures permitted by paragraph (a) above (disregarding any increases permitted by this paragraph) for any fiscal year ending on or after December 31, 2003, exceeds the actual amount of Capital Expenditures for such fiscal year, then (i) the maximum amount of Capital Expenditures permitted by paragraph (a) above for the next fiscal year shall be increased by an amount equal to the lesser of (A) 50% of such excess and (B) 10% of the maximum amount of Capital Expenditures permitted by paragraph (a) above for such next fiscal year and (ii) the maximum amount of Capital Expenditures permitted by paragraph (a) above for the first two fiscal quarters of the next fiscal year (combined) shall be increased by the amount of the increase permitted for such next fiscal year pursuant to clause (i) above (but the maximum amount of Capital Expenditures for the third and fourth fiscal quarters of such next fiscal year shall not be increased). For the fiscal year ending December 31, 2002, the aggregate amount of Capital Expenditures permitted under paragraph (a) above may be increased by an amount (not exceeding $21,000,000) equal to the aggregate amount of Capital Expenditures made during such year in respect of the OSS and that are financed with Indebtedness permitted under clause (a) of Section 6.01.

                  (c) Not less than 85% of the Capital Expenditures in each fiscal year of Holdings shall be in respect of property, plant, equipment and other assets located in the Project Cities (determined as provided in Section 1.05), and no Capital Expenditures shall be made in respect of property, plant, equipment or other assets located outside of the Project Countries (other than Capital Expenditures made by Holdings in the United States for office equipment, leasehold improvements, software and other purchases in connection with the business activities in which it is permitted to engage); provided that if any property, plant or equipment of the Restricted Subsidiaries is located outside of the Project Countries as a result of the acquisition thereof pursuant to a Permitted Business Acquisition, then a portion of the Capital Expenditures in each fiscal year of Holdings that is permitted to be made outside of the Project Cities may be devoted to the maintenance of such property, plant or equipment. Holdings will not permit assets initially located in Project Cities to be relocated outside of Project Cities in a manner that would be inconsistent with the concentration of business and assets in the Project Cities intended to be required by this paragraph.

                  SECTION 6.16. Maximum Ratio of Total Indebtedness to Contributed Equity. Holdings will not permit the ratio of Total Indebtedness to Contributed Equity at any time to exceed 1.00 to 1.00.

                  SECTION 6.17. Maximum Ratio of Secured Indebtedness to Contributed Equity. Holdings will not permit the ratio of Secured Indebtedness to Contributed Equity at any time to exceed 0.50 to 1.00.

                  SECTION 6.18. Maximum Ratio of Total Indebtedness to Consolidated EBITDA. Holdings will not permit the ratio of Total Indebtedness as of any date during any period set forth below to Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings most recently ended on or prior to such date to exceed the ratio set forth opposite such period on the table set forth below:

                       Period                                  Ratio
                       ------                                  -----
March 31, 2004 to and including June 29, 2004                  11.00 to 1.00

June 30, 2004 to and including September 29, 2004              8.50 to 1.00

September 30, 2004 to and including December 30, 2004          6.50 to 1.00

December 31, 2004 to and including March 30, 2005              5.25 to 1.00

March 31, 2005 to and including June 29, 2005                  4.85 to 1.00

June 30, 2005 to and including September 29, 2005              4.20 to 1.00

September 30, 2005 to and including December 30, 2005          3.55 to 1.00

December 31, 2005 to and including March 29, 2006              2.90 to 1.00

Thereafter                                                     2.50 to 1.00

                  SECTION 6.19. Minimum Fixed Charge Coverage Ratio. Holdings will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter ending during any period set forth below to be less than the ratio set forth below opposite such period on the table set forth below:

                     Period                                    Ratio
                     ------                                    -----
October 1, 2005 to and including December 31, 2005             1.00 to 1.00

                     Period                                    Ratio
                     ------                                    -----
January 1, 2006 to and including March 31, 2006                1.05 to 1.00

April 1, 2006 to and including June 30, 2006                   1.15 to 1.00

July 1, 2006 to and including September 30, 2006               1.20 to 1.00

October 1, 2006 to and including December 31, 2006             1.30 to 1.00

January 1, 2007 to and including March 31, 2007                1.50 to 1.00

April 1, 2007 to and including June 30, 2007                   1.50 to 1.00

Thereafter                                                     1.75 to 1.00


                  SECTION 6.20. Minimum Interest Coverage Ratio. Holdings will not permit the Interest Coverage Ratio as of the last day of any fiscal quarter ending during any period set forth below to be less than the ratio set forth below opposite such period on the table set forth below:

                    Period                                     Ratio
                    ------                                     -----
April 1, 2004 to and including June 30, 2004                   1.10 to 1.00

July 1, 2004 to and including September 30, 2004               1.40 to 1.00

October 1, 2004 to and including December 31, 2004             1.70 to 1.00

January 1, 2005 to and including March 31, 2005                2.00 to 1.00

April 1, 2005 to and including June 30, 2005                   2.35 to 1.00

July 1, 2005 to and including September 30, 2005               2.75 to 1.00

October 1, 2005 to and including December 31, 2005             3.00 to 1.00

Thereafter                                                     3.25 to 1.00

                  SECTION 6.21. Minimum EBITDA (Maximum EBITDA Loss). Holdings will not permit the amount of Consolidated EBITDA for any period of four consecutive fiscal quarters ending during any period set forth below to be less (i.e., a less positive number or a more negative number) than the amount set forth below opposite such period on the table set forth below:

                     Period                                    Ratio
                     ------                                    -----
January 1, 2002 to and including March 31, 2002                $(99,000,000)

April 1, 2002 to and including June 30, 2002                   $(82,000,000)

July 1, 2002 to and including September 30, 2002               $(59,000,000)

October 1, 2002 to and including December 31, 2002             $(40,000,000)

January 1, 2003 to and including March 31, 2003                $(19,000,000)

April 1, 2003 to and including June 30, 2003                   $  3,000,000

July 1, 2003 to and including September 30, 2003               $ 20,000,000

October 1, 2003 to and including December 31, 2003             $ 36,000,000

January 1, 2004 to and including March 31, 2004                $ 54,000,000

April 1, 2004 to and including June 30, 2004                   $ 70,000,000

July 1, 2004 to and including September 30, 2004               $ 90,000,000

October 1, 2004 to and including December 31, 2004             $113,000,000

January 1, 2005 to and including March 31, 2005                $132,000,000

April 1, 2005 to and including June 30, 2005                   $151,000,000

July 1, 2005 to and including September 30, 2005               $170,000,000

October 1, 2005 to and including December 31, 2005             $189,000,000

                     Period                                    Ratio
                     ------                                    -----
January 1, 2006 to and including March 31, 2006                $210,250,000

April 1, 2006 to and including June 30, 2006                   $231,500,000

July 1, 2006 to and including September 30, 2006               $252,750,000

October 1, 2006 to and including December 31, 2006             $274,000,000

January 1, 2007 to and including March 31, 2007                $303,500,000

April 1, 2007 to and including June 30, 2007                   $333,000,000

July 1, 2007 to and including September 30, 2007               $362,500,000

October 1, 2007 to and including December 31, 2007             $392,000,000

January 1, 2008 to and including March 31, 2008                $427,500,000

Thereafter                                                     $463,000,000


                  SECTION 6.22. Minimum Gross Revenue. Holdings will not permit the consolidated revenue of Holdings, the Borrower and the Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP) for any period of four consecutive fiscal quarters ending during any period set forth below to be less than the amount set forth below opposite such period on the table set forth below:

                      Period                                    Ratio
                      ------                                    -----
January 1, 2002 to and including March 31, 2002                $145,000,000

April 1, 2002 to and including June 30, 2002                   $162,000,000

July 1, 2002 to and including September 30, 2002               $181,000,000

                      Period                                    Ratio
                      ------                                    -----
October 1, 2002 to and including December 31, 2002             $201,000,000

January 1, 2003 to and including March 31, 2003                $232,000,000

April 1, 2003 to and including June 30, 2003                   $266,000,000

July 1, 2003 to and including September 30, 2003               $302,000,000

October 1, 2003 to and including December 31, 2003             $340,000,000

January 1, 2004 to and including March 31, 2004                $369,000,000

April 1, 2004 to and including June 30, 2004                   $401,000,000

July 1, 2004 to and including September 30, 2004               $440,000,000

October 1, 2004 to and including December 31, 2004             $476,000,000


                  SECTION 6.23. Minimum Liquidity. On and after the Effective Date, Holdings will not permit (a) the total amount of cash and Permitted Investments of the Loan Parties (excluding cash and Permitted Investments that are subject to any Lien, other than the Liens of the Security Documents, Permitted Encumbrances described in clause (a) of the definition of "Permitted Encumbrances" and Liens arising by operation of law in favor of a bank or other financial institution holding such cash or Permitted Investments) to be less than $5,000,000 at any time or (b) the sum of (i) the total amount of cash and Permitted Investments of the Loan Parties (excluding cash and Permitted Investments that are subject to any Lien, other than the Liens of the Security Documents, Permitted Encumbrances described in clause (a) of the definition of "Permitted Encumbrances" and Liens arising by operation of law in favor of a bank or other financial institution holding such cash or Permitted Investments), plus (ii) unfunded legally binding commitments to any of the Loan Parties pursuant to any line of credit from AT&T, an AT&T Successor or any financial institution that, in each case, is not subject to any conditions that would prevent the applicable Loan Party from borrowing thereunder at the time, to be less than (A) $10,000,000 at any time during the period from and including the Effective Date to but excluding July 1, 2002, (B) $13,000,000 at any time during the period from and including July 1, 2002, to but excluding October 1, 2002,
(C) $15,000,000 at any time during the
period from and including October 1, 2002, to but excluding April 1, 2003, or
(D) $20,000,000 at any time on or after April 1, 2003.

                  SECTION 6.24. On-Network Ports. Holdings will not permit the number of Ports as of the last day of any fiscal quarter ending during any period referred to below to be less than the amount set forth opposite such period:


                   Period                                      Amount
                   ------                                      ------
January 1, 2002 to and including March 31, 2002                17,000,000

April 1, 2002 to and including June 30, 2002                   19,000,000

July 1, 2002 to and including September 30, 2002               20,000,000

October 1, 2002 to and including December 31, 2002             22,000,000

January 1, 2003 to and including March 31, 2003                23,000,000

April 1, 2003 to and including June 30, 2003                   24,000,000

July 1, 2003 to and including September 30, 2003               26,000,000

October 1, 2003 to and including December 31, 2003             27,000,000

January 1, 2004 to and including March 31, 2004                28,000,000

April 1, 2004 to and including June 30, 2004                   30,000,000

July 1, 2004 to and including September 30, 2004               31,000,000

October 1, 2004 to and including December 31, 2004             33,000,000

                  SECTION 6.25. Fiscal Year of Holdings. Holdings and the Borrower will not, and Holdings will not permit any Restricted Subsidiary to, change the financial reporting convention by which Holdings, the Borrower and the Restricted Subsidiaries determine the dates on which their fiscal years and fiscal quarters will end.

                  SECTION 6.26. Aggregate Amount of Loans. Holdings and the Borrower will not permit the aggregate principal amount of Loans made on or prior to any date under any Participating Credit Agreement (regardless of whether or not such Loans have been repaid) (a) to exceed 150% of the aggregate purchase price of all Qualifying Purchases made under the Supply Contract related to such Participating Credit Agreement on or prior to such date or (b) if there is no Supply Contract related to such Participating Credit Agreement, to exceed 150% of the aggregate purchase price of all Financed Collateral purchased in respect of such Participating Credit Agreement on or prior to such date.


                                   ARTICLE VII

                                Events of Default

                  SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) AT&T shall fail to pay (or cause to be paid) any amount required to be paid under the provisions of the Supplemental Agreement, when and as the same shall have become due and payable, and such failure shall continue unremedied for a period of three Business Days, or the Supplemental Agreement shall cease to be in full force and effect prior to the date on which the Supplemental Agreement is permitted to be terminated in accordance with the terms thereof;

                  (d) any representation or warranty made or deemed made by or on behalf of any Loan Party or AT&T in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (e) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower, Holdings or any Operating Subsidiary), 5.10, 5.11 or 5.16 or in Article VI;

                  (f) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (e) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from any Agent to the Borrower and Holdings (which notice will be given promptly at the request of any Lender);

                  (g) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable beyond any applicable grace period;

                  (h) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (giving effect to any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (h) shall not apply to secured Indebtedness that becomes due as a result of any voluntary sale or transfer (to the extent such sale or transfer is permitted hereunder and under any other financing document governing such Indebtedness) of the property or assets securing such Indebtedness;

                  (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) bankruptcy, liquidation, reorganization, "concordato", "concordata", a bankruptcy judgment, application of Colombian Law 550 of 1999, as amended, or other relief in respect of any Loan Party, or its debts, or of a substantial part of its assets, in each case under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, liquidator, sequestrator, conservator, "sindico de quiebras", "interventor" or similar official for any Loan Party, or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (j) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking bankruptcy, liquidation, reorganization, "concordato", "concordata", a judicial creditors' agreement, a bankruptcy judgment, application of Colombian Law 550 of 1999, as amended, or other relief, in each case under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, liquidator, sequestrator, conservator, "sindico de quiebras", "interventor" or similar official for any Loan Party, or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (k) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (l) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged and unsatisfied for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment;

                  (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any portion of the Collateral with a gross book value exceeding $5,000,000, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes, chattel paper or other instruments or documentation delivered to it under the applicable Security Document;

                  (n) any Loan Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, the legal, valid, binding and enforceable obligation of any Loan Party;

                  (o) there shall have occurred any condemnation, seizure, compulsory acquisition, expropriation or nationalization of all or any part of the assets of the Loan Parties, or any Equity Interests of any Restricted Subsidiary, and such event would reasonably be expected to result in a Material Adverse Effect;

                  (p) a Change in Control shall occur;

                  (q) the loss, revocation, termination, non-renewal, suspension, voidness, unenforceability, material impairment or modification in a manner that is materially adverse to the interests of the Loan Parties or any Lender of (i) any Concession or (ii) any other Governmental Approval identified on Schedule 3.03; provided that (i) no such suspension shall constitute an Event of Default unless it has continued for a period of at least 30 days or results in a Material Adverse Effect and (ii) no loss, revocation, termination, non-renewal, voidness, unenforceability, material impairment or adverse modification of any such Concession or Governmental Approval shall constitute an Event of Default if (A) the applicable Loan Party or Loan Parties have, within 30 days after such event, renewed or replaced such Concession or Governmental Approval on terms and conditions no less favorable to the Loan Parties than the terms and conditions of such renewed or replaced Concession or Governmental Approval, (B) no Loan Party has been or will be required to make any material payment (or, with respect to any ongoing periodic payments required under any such Concession or Governmental Approval, any payment in a materially larger amount) in connection with the acquisition of the renewal or replacement of such Concession or Governmental Approval, (C) the renewal or replacement of such Concession or Governmental Approval will permit the Project and
         (D) during such 30-day period, such event does not have a Material Adverse Effect;

                  (r) the loss, revocation, termination, nonrenewal, suspension, voidness, unenforceability, material impairment or modification (other than as permitted by Section 6.11) of any Material Contract in a manner that would reasonably be expected to result in a Material Adverse Effect; provided that (i) no such suspension shall constitute an Event of Default unless it has continued for a period of at least 90 days or results in a Material Adverse Effect and (ii) no such loss, revocation, termination, nonrenewal, suspension, voidness, unenforceability, material impairment or adverse modification shall constitute an Event of Default if (A) the applicable Loan Party or Loan Parties have executed, within 30 calendar days after such event, an agreement replacing such Material Contract on terms and conditions substantially as favorable, when taken as a whole, to the Loan Parties as the terms and conditions of such replaced Material Contract and (B) such replacement Material Contract will permit the Project;

                  (s) in relation to any Supply Contract, (i) any Supplier shall terminate its Supply Contract as a result of any default or breach by any Loan Party thereunder or (ii) any Loan Party shall terminate any Supply Contract; provided that no such termination shall constitute an Event of Default if (A)(1) Holdings has executed, within 75 calendar days after such termination, an agreement to replace such Supply Contract on terms and conditions (including in respect of the scope of equipment supplied, services provided and economic terms) not materially less favorable, when taken as a whole, to the Loan Parties than the terms and conditions of such replaced Supply Contract and (2) such replacement Supply Contract will enable the Loan Parties to complete construction, installation, completion and operation of the Project; provided that, notwithstanding whether the conditions described in the foregoing clause (A) are satisfied, such termination shall constitute an Event of Default unless all of the Commitments under the Participating Credit Agreement relating to such Supply Contract shall have been replaced on terms (except, in the case of any such Indebtedness held by a financial institution that is a Non-Vendor Lender, with respect to interest rates and fees applicable thereto) substantially the same as those of the Initial Participating Credit Agreements or otherwise reasonably satisfactory to the Requisite Lenders within 75 calendar days after such termination, or (B) such termination would not reasonably be expected to interfere with the Loan Parties' ability to complete and operate the Project in accordance with the covenants contained in the Loan Documents;

                  (t) any Loan Party or Affiliate of any Loan Party shall fail to comply with any of its obligations under any Project Document, or any Project Document is terminated or shall become void or unenforceable, except where the failure to so comply or such termination, voidness or unenforceability, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect;

                  (u) any Governmental Authority in any Project Country or the Netherlands shall (i) declare a moratorium on the payment of external debt or take other action that impairs the ability of any Loan Party to make any payment when due under any Loan Document or to transfer Dollars to the United States or (ii) impose any obligation on any Loan Party (in respect of a Concession or otherwise) that is reasonably likely to result in a Material Adverse Effect;

                  (v) the Project is at any time wholly or substantially abandoned or suspended for a period exceeding 30 days, whether or not in stages and whether or not by reason of force majeure beyond the control of Holdings or any other Person;

                  (w) any event occurs that would, whether after the passage of time or the giving of notice or otherwise, give AT&T the right to terminate, revoke or suspend either Brand License Agreement and either
         (i) such event continues unremedied for a period of five consecutive Business Days after notice thereof to Holdings and AT&T or (ii) AT&T terminates, revokes or suspends either Brand License Agreement or exercises other rights or remedies thereunder (other than taking action to cause Holdings to comply with the applicable Brand License Agreement);

                  (x) the occurrence, since September 30, 2001, of a material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole; or

                  (y) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent under each Participating Credit Agreement may or shall, as the case may be, exercise the remedies set forth in the applicable Participating Credit Agreement, in addition to any other remedies permitted under the Loan Documents.


                                  ARTICLE VIII

                                  Miscellaneous

                  SECTION 8.01. Notices. All notices and other communications provided for herein shall be given as provided in Section 11.01 of the Collateral Agency Agreement.

                  SECTION 8.02. Waivers; Amendments. (a) No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether an Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Total Lenders; provided that:

                  (i) no such agreement shall adversely affect any rights, immunities or rights to indemnification of any Agent (in its capacity as such) hereunder without the prior written consent of such Agent;

                  (ii) no such agreement shall, without the prior written consent of each Lender (or, in the case of clause (B) below, each affected Lender), (A) modify any provision of this Agreement (including
         Section 2.02, Section 2.03 or the definition of "Pro Rata Share") in a manner that would alter the manner in which reductions of Commitments or prepayments of Loans are required to be allocated and shared hereunder, (B) modify or waive any condition set forth in Article IV or
         (C) change the definition of "Required Total Lenders", this Section or any other provision of this Agreement specifying the identity, number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination, grant any consent or give any instructions hereunder;

                  (iii) unless Non-Vendor Lenders hold outstanding Loans and Commitments under the Participating Credit Agreements representing more than 50% of the sum of all outstanding Loans and Commitments at the time, no such agreement shall, without the prior written consent of Lenders having outstanding Loans and Commitments under each Material Participating Credit Agreement representing more than 50% of the sum of the total outstanding Loans and Commitments under each such Material Participating Credit Agreement at the time (in addition to the consent of the Required Total Lenders and any other consent required under clause (i) or (ii) above), (A) modify or waive any provision of this Agreement relating to the requirements applicable to the Brazilian Debentures or any Brazilian Debenture Refinancing Indebtedness (including the terms of the Supplemental Agreement or the definition of the term "Brazilian Debentures" or "Brazilian Debenture Refinancing Indebtedness" or any definition used therein (to the extent affecting such definition)), (B) modify or waive any provision of this Agreement (including any definition) in a manner that would have the effect of reducing, postponing or excusing any mandatory prepayment of Loans or reduction of Commitments that otherwise would be due hereunder, other than a modification or waiver that would reduce any such prepayment or reduction by an amount not exceeding 10% of the amount that would have been required without giving effect to any previous modification or waiver of this Agreement, (C) modify or waive any provision of Section
         5.20 or Section 5.21 (or any definition used in any such provision, to the extent affecting such provision), (D) modify or waive any provision of this Agreement (including any definition) in a manner that would have the effect of increasing the maximum amount (other than with respect to the $50,000,000 limit on Permitted Senior Secured Indebtedness committed or arranged by any of the Suppliers) of Loans, Other Senior Secured Indebtedness and unsecured Indebtedness incurred to finance the construction or acquisition of the OSS permitted by clause (a) of Section 6.01 on the date of execution of this Agreement, (E) modify or waive any provision of Section 6.04 or any definition used therein (to the extent affecting such Section), except that (1) the conditions and criteria applicable to Permitted Business Acquisitions may be modified or waived, other than with respect to any modification or waiver of clause (v) of the proviso to the definition of the term "Permitted Business Acquisition", which may only be modified or waived to the extent that clause (F) below would permit modification or waiver of the corresponding covenants referred to in such clause (v) and (2) clause (iii) of
         Section 6.04(b) may be amended or waived to increase the dollar amount of asset sales, transfers and other dispositions permitted thereunder by up to $40,000,000 in the aggregate (it being understood that any modification or waiver relating to the treatment of the Net Proceeds from any such sale, transfer or disposition shall be subject to the consent requirement of clause (B) above)), (F) modify or waive any provision of Section 6.15, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.22,
         6.23 or 6.24 or any definition used therein (to the extent affecting such provision), unless, after giving effect thereto, the provisions of each such Section would be at least as restrictive as required by
         Schedule 8.02, or (G) waive any Default relating to any of the provisions referred to in clauses (A) through (F) above or under clause
         (c), (o), (p), (s), (u), (v) or (w) of Section 7.01, or modify any such clause or any definition used therein (to the extent affecting any such clause); and

                  (iv) notwithstanding the foregoing provisions of this Section, at any time that there are at least two Non-Vendor Lenders (that are not Affiliates of each other) and the total amount of outstanding Loans and Commitments under the Participating Credit Agreements held by Non-Vendor Lenders exceeds $50,000,000, the maximum amount of Loans, Other Senior Secured Indebtedness and unsecured Indebtedness incurred to finance the construction or acquisition of the OSS permitted by clause (a) of Section 6.01 may be amended with the prior written consent of Non-Vendor Lenders holding Loans and Commitments under the Participating Credit Agreements representing more than 50% of the sum of all outstanding Loans and Commitments held by Non-Vendor Lenders at the time (without the consent of any Vendor Lenders).

                  SECTION 8.03. Expenses; Indemnity; Damage Waiver. (a) Holdings and the Borrower jointly and severally agree to pay (i) all reasonable, evidenced out-of-pocket expenses incurred by each of the Initial Lenders, the Agents and the Local Financing Bank, including the reasonable fees, charges and disbursements of counsel for each of the Initial Lenders, the Agents and the Local Financing Bank, in connection with the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers thereof (whether or not the transactions contemplated hereby are consummated); provided that (A) except to the extent otherwise agreed to in writing by Holdings or the Borrower, for the purposes of this clause (i) only, such counsel for the Initial Lenders (and the Agents that are Initial Lenders) shall be limited to one firm of common counsel to the Initial Lenders (and the Agents that are Initial Lenders) in each of the United States, the Netherlands and each Project Country and (B) Holdings and the Borrower shall not be required to pay (1) any arranger, financial advisory or consulting fees and expenses incurred by the Suppliers, the Lenders, any Agent and any Local Financing Bank, or their affiliates, or advisors or consultants retained by them and (2) the costs of any export-import agency financing arrangements obtained by any Lender, (ii) all out-of-pocket costs and expenses, including lien search and filing fees, and other taxes and registration fees necessary in order to satisfy the Collateral and Guarantee Requirement and (iii) all out-of-pocket expenses incurred by any Agent, any Lender or the Local Financing Bank, including the reasonable fees, charges and disbursements of any counsel for any Agent, any Lender or the Local Financing Bank, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans or Local Financing Loans, including all such costs and expenses incurred during any workout, restructuring or similar negotiations in respect of such Loans or Local Financing Loans.

                  (b) Holdings and the Borrower jointly and severally agree to indemnify each Agent, each Lender and the Local Financing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Commitment or Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property at any time owned or operated by any Loan Party or at which any Collateral is located or any Environmental Liability related in any way to any Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its Related Parties.

                  (c) To the extent permitted by applicable law, neither the Borrower nor Holdings shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that the provisions of this paragraph
(c) shall not be construed to apply to any rights that the Borrower or Holdings may have against any Supplier under its Supply Contract (which shall be governed by such Supply Contract).

                  (d) All amounts due under this Section shall be payable on demand.

                  SECTION 8.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor Holdings may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower or Holdings without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under its Participating Credit Agreement and the other Loan Documents in accordance with such Participating Credit Agreement.

                  SECTION 8.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under any Loan Document, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Participating Credit Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 8.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 8.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to the Borrower's and other Persons' agreement to cooperate with respect to marketing, selling or syndicating Loans and Commitments or with respect to fees payable to the Initial Lenders or any Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agents and when the Administrative Agents shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto (other than the Collateral Agent), and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. It is understood and agreed that execution and delivery of this Agreement by the Collateral Agent shall not be required in order for this Agreement to become effective and binding on the other parties hereto, but shall be a condition to the Effective Date. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 8.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under the Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 8.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. To the extent permitted by law, each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or Holdings or its properties in the courts of any jurisdiction.

                  (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in the first sentence of paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Each of Holdings and the Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its designee, appointee and agent to receive and accept for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding described in paragraph (b) above. If for any reason such designee, appointee and agent shall cease to act as such, each of Holdings and the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 8.10. Waivers. (a) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  (b) WAIVER OF SOVEREIGN IMMUNITY. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS, SUCH LOAN PARTY HEREBY WAIVES SUCH IMMUNITY AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS NAMED IN SECTION 8.09(b), THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, OR ATTACHMENT EITHER PRIOR TO JUDGMENT OR IN AID OF EXECUTION, BY REASON OF SOVEREIGN IMMUNITY, OR OTHERWISE, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

                  SECTION 8.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 8.12. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any Participating Credit Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to a written agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant (as defined in a Participating Credit Agreement) in, or any prospective assignee of or Participant in, any of its rights or obligations under the Loan Documents, (g) with the consent of any Loan Party or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than any Loan Party. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or the Project, other than any such information that is publicly available or available to any Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 8.13. Designation of Unrestricted Subsidiaries. The Board of Directors of Holdings may designate any Subsidiary that is not a Loan Party (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if (a) such Subsidiary does not own any Equity Interests of, and does not own or hold any Lien on any property of, any Loan Party, (b) such Subsidiary does not own or lease any Network Infrastructure, (c) such Subsidiary is not party to any material agreement, contract, arrangement or understanding with Holdings or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time in an arm's-length transaction with Persons who are not Affiliates of Holdings, (d) neither Holdings nor any Restricted Subsidiary has any direct or indirect obligation to subscribe for additional Equity Interests in such Subsidiary or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve any specified levels of operating results,
(e) such Subsidiary has at least one director on its board of directors that is not a director or executive officer of Holdings or any Restricted Subsidiary and at least one executive officer that is not a director or executive officer of Holdings or any Restricted Subsidiary, (f) such Subsidiary does not hold any Concession or other Governmental Approval relating to the Project, (g) no Loan Party has Guaranteed any

Indebtedness of such Subsidiary outstanding at the time of such designation, (h) such Subsidiary does not have any Indebtedness outstanding if the occurrence of a default thereunder, after the giving of notice, lapse of time or otherwise, or the exercise of remedies with respect thereto would result in a default under any Indebtedness of any Loan Party or otherwise permit, after the giving of notice, lapse of time or otherwise, any holder of any Indebtedness of any Loan Party to accelerate the maturity of such Indebtedness and (i) after giving effect to such designation Holdings, the Borrower and the Restricted Subsidiaries will be in compliance with the provisions of Section 6.04. For the purposes of determining compliance with clause (i) of the previous sentence, all investments made by Holdings or any Restricted Subsidiary in a Subsidiary on or prior to the date that such Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be made on the date of such designation. The Board of Directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) Holdings is in compliance on a pro forma basis after giving effect to such designation, with the covenants contained in Sections 6.15 through 6.24 recomputed as at the last day of the most recently ended fiscal quarter of Holdings for which financial statements are available, as if such designation had occurred on the first day of each relevant period for testing such compliance and (b) immediately after giving effect to such designation, no Default shall have occurred and be continuing. Any designation permitted under this Section shall be evidenced to the Agents by delivering to each of them a certified copy of the resolution of the Board of Directors of Holdings giving effect to such designation and a certificate of a Financial Officer certifying that such designation complies with the foregoing conditions.

                  SECTION 8.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 8.15. Judgment Currency. (a) The obligations of Holdings and the Borrower hereunder and each Loan Parties' obligations under the other Loan Documents to make payments in Dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the applicable Agent or Lender of the full amount of the Obligation Currency expressed to be payable to such Agent or Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the applicable Administrative Agent or, if such Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by such Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of Judgment Currency stipulated in the Judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For purposes of determining the rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    AT&T LATIN AMERICA CORP.,

                                      by
                                             -------------------------
                                             Name:
                                             Title:


                                    LATIN AMERICAN EQUIPMENT FINANCE B.V.,

                                      by:    ABN AMRO Trust Company
                                              (NEDERLAND) B.V., as its Managing
                                               Director,

                                      by
                                             -------------------------
                                             Name:
                                             Title:

                                      by
                                             -------------------------
                                             Name:
                                             Title:


                                    ABN AMRO TRUSTEES LIMITED, as Collateral and
                                     Intercreditor Agent,

                                      by
                                             -------------------------
                                             Name:
                                             Title:


                                    BANKERS TRUST COMPANY,
                                    as Administrative Agent under each Initial
                                    Participating Credit Agreement,

                                      by
                                             -------------------------
                                             Name:   James Portela
                                             Title:

                                      by
                                             -------------------------
                                             Name:   David May
                                             Title:

 Witness:

 by
          -------------------------
          Name:
          ID:


 Witness:

 by
          -------------------------
          Name:
          ID: